Exhibit 99.1



                                STATE OF NEW YORK
                            PUBLIC SERVICE COMMISSION


CASE 06-M-0878 -    Joint Petition of National Grid PLC and KeySpan  Corporation
                    for  Approval  of Stock  Acquisition  and  other  Regulatory
                    Authorizations.

CASE 06-G-1185 -    Proceeding  on Motion  of the  Commission  as to the  Rates,
                    Charges,  Rules and  Regulations  of The Brooklyn  Union Gas
                    Company  d/b/a  KeySpan  Energy  Delivery  New  York for Gas
                    Service.

CASE 06-G-1186 -    Proceeding  on Motion  of the  Commission  as to the  Rates,
                    Charges,   Rules  and   Regulations   of  KeySpan  Gas  East
                    Corporation  d/b/a KeySpan  Energy  Delivery Long Island for
                    Gas Service.


                        MERGER & GAS REVENUE REQUIREMENT
                                 JOINT PROPOSAL
                                 --------------


                                       By:

         KeySpan Corporation
         The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island National Grid plc
         Niagara Mohawk Power Corporation
         Staff of the New York State Department of Public Service
         New York State Consumer Protection Board
         City of New York
         Public Utility Law Project
         International Brotherhood of Electrical Workers, Locals 97,
         And the Other Parties Executing Signature Pages



                                                           Dated:  July 6, 2007

                                TABLE OF CONTENTS

I. PROCEDURAL BACKGROUND
II. OVERVIEW (INCLUDE ITEMS NOT RESOLVED)
III. DEFINITIONS
IV. GENERAL PROVISIONS
V. MERGER
VI. CORPORATE STRUCTURE AND AFFILIATE RULES
VII. FINANCIAL PROTECTIONS
VIII. TREATMENT OF GENERATION & TRANSMISSION ASSETS
IX. KEDNY RATE PLAN
X. KEDLI RATE PLAN
XI. PROVISIONS AFFECTING NIAGARA MOHAWK POWER CORPORATION
A. Merger Synergy Savings and Costs to Achieve
B. Accelerated Rate Credit

Appendix 1 - List of Testimony and Exhibits to be Admitted
Appendix 2 - KEDNY Revenue Requirement
Appendix 3 - KEDLI Revenue Requirement
Appendix 4 - Corporate Structure and Affiliate Rules
Appendix 5 - Financial Protections
Appendix 6 - Net Synergy Savings

                        MERGER & GAS REVENUE REQUIREMENT
                                 JOINT PROPOSAL

     This Merger & Gas Revenue Requirement Joint Proposal ("Joint Proposal") is made as of the 6th day of July, 2007 by and among KeySpan Corporation (KeySpan), The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York (KEDNY), KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island (KEDLI), National Grid plc (National Grid), Niagara Mohawk Power Corporation (Niagara Mohawk), the Staff of the New York State Department of Public Service (Staff), the New York State Consumer Protection Board, the City of New York, the Public Utility Law Project, the International Brotherhood of Electrical Workers Local 97, and the other parties executing signature pages (collectively referred to herein as "the Signatory Parties"). To the extent that a Signatory Party is not supportive of a particular provision of the Joint Proposal, they have noted that on their signature page(s).

I.   PROCEDURAL BACKGROUND

     On July 20, 2006, National Grid and KeySpan filed with the New York State Public Service Commission (Commission) a joint petition for approval of a proposed acquisition of the stock of KeySpan by National Grid and other regulatory approvals (Merger Filing). Case 06-M-0878 was instituted to provide a process for the Commission to consider the petition. The Merger Filing was later updated.

     On October 3, 2006, KEDNY filed with the Commission revised tariff leaves intended to increase revenues from gas operations by approximately $213 million for the 12 month period ending March 31, 2008 (KEDNY Rate Filing). The
Commission instituted Case 06-G-1185 to consider the KEDNY Rate Filing. The KEDNY Rate Filing was later updated. The revised tariff leaves are currently suspended.

     On October 3, 2006, KEDLI filed with the Commission revised tariff leaves intended to increase revenues from gas operations by approximately $159 million for the 12 month period ending March 31, 2008 (KEDLI Rate Filing). The
Commission instituted Case 06-G-1186 to consider the KEDLI Rate Filing. The KEDLI Rate Filing was later updated. The revised tariff leaves are currently suspended.

     All three of the above-mentioned cases are being considered on a common evidentiary record.

     On November 9, 2006, the Commission issued an order regarding the Merger Filing adopting a negative declaration pursuant to the State Environmental Quality Review Act. Accordingly, no environmental impact statement will be prepared regarding the proposed merger.

     On May 31, 2007, a Joint Proposal for Interim Energy Efficiency Programs was executed by many of the parties to these proceedings and was filed with the Commission.

     On May 11, 2007, many of the parties to these proceedings announced that they had reached an agreement in principle on most terms of three-year "stand-alone" (absent a merger) rate plans for KEDNY and KEDLI (the "Stand-Alone Rate Plans"). As of yet, a joint proposal setting forth in detail the terms for which agreement in principle was reached has not been executed.

II.  OVERVIEW

     This Joint Proposal arises within the merger proceeding in Case 06-M-0878 and the rate proceedings of KEDNY and KEDLI in Cases 06-G-1185 and 06-G-1186. A Notice of Impending Negotiations was sent to all persons reasonably known to have an interest in the outcome of negotiations and was duly filed with the Secretary by letter dated November 28, 2006. After notice to the parties, settlement conferences were held among the parties that desired to participate. Settlement is now feasible because, after thorough investigation and discussion, the Signatory Parties hereto more fully understand their respective positions and recognize that reasonable settlement of the discrete issues addressed herein is possible. The Signatory Parties hereto also believe that this Joint Proposal will further the objective of giving fair consideration to the interests of customers and utility investors alike in assuring the provision of safe and adequate service at just and reasonable rates.


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


     Regarding the proposed merger, this Joint Proposal provides the framework under which the Signatory Parties can recommend that the acquisition of KeySpan by National Grid could be approved as being in the public interest. It provides safeguards regarding corporate structure and rules for affiliate transactions. It provides protections to preserve the financial integrity of the affected companies and to help ensure access to capital by the utility affiliates on reasonable credit terms. It includes provisions to address concerns about vertical market power by providing for divestiture and/or long-term contracting arrangements and other safeguards to ensure that transmission system assets are not managed in a manner that favors generation assets owned by affiliates to the detriment of ratepayers.

     If the merger is consummated, this Joint Proposal provides for five-year revenue requirement rate plans that provide significant economic benefits to KEDNY's and KEDLI's customers, and provides for an allocation of merger synergy savings to Niagara Mohawk customers.

     This Joint Proposal does not address a number of issues in the rate proceedings of KEDNY and KEDLI in Cases 06-G-1185 and 06-G-1186 ("Reserved Issues"). It is the intent of the Signatory Parties that the Reserved Issues will be addressed either (a) in the intended joint proposal to Cases in Cases 06-G-1185 and 06-G-1186 setting forth in detail the terms for which agreement in principle was reached on May 11, 2007; or (b) in "collaboratives" to be undertaken by the parties to Cases 06-G-1185 and 06-G-1186 regarding: (i) energy efficiency program design (the energy efficiency collaborative will proceed in general accordance with the Joint Proposal for Interim Energy Efficiency Programs filed with the Commission on March 31, 2007); and (ii) rate design/revenue decoupling/and low income revenue allocation; or (c) through litigation at the evidentiary hearings currently scheduled in Cases 06-G-1185 and 06-G-1186 for October 2007. Such Reserved Issues in the rate proceedings of KEDNY and KEDLI in Cases 06-G-1185 and 06-G-1186 not addressed in this Joint Proposal include, among other matters:

     (a) three-year "stand-alone" rate plans for KEDNY and KEDLI (if the merger is not consummated);

     (b) site investigation & remediation (SIR) costs for the remediation of manufactured gas plant (MGP) sites, potential incentive programs related thereto, and the potential recovery from electric customers of an allocation of KEDLI SIR costs with the understanding that if the costs are not recovered from electric customers they will be recovered from KEDLI's customers;

     (c) long-term energy efficiency program design, performance targets, and budgets funded by a surcharge to supersede the Interim Energy Efficiency Program proposed in the May 31, 2007 Joint Proposal filed in Cases 06-G-1185 and 06-G-1186;


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


     (d)  revenue decoupling;

     (e)  institution of a low income rate program for KEDLI customers;

     (f) revenue allocation and rate design, including but not limited to general rate design changes, further development of the low income rate programs at KEDNY and KEDLI, on-track and business incentive rate ("BIR") programs;

     (g)  retail access programs and rate unbundling;

     (h) safety and reliability performance requirements and incentives (with the last year's values continued without change until the next rate filing);

     (i) customer service quality performance requirements and incentives (with the last year's values continued without change until the next rate filing);

     (j)  lost and unaccounted for gas;

In addition to the above, the following issues associated with the merger are not addressed in this Joint Proposal. These issues (Merger Reserved Issues) will be addressed in a second phase of this proceeding. The Merger Reserved Issues are the following:

     (a) policies, procedures, and agreements for transactions among affiliates in compliance with the provisions of Appendix 4; and

     (b)  transfer of gas contracts to Service Company affiliate.


III. DEFINITIONS

"Ravenswood Station" means the total electric production facilities owned and/or leased by KeySpan-Ravenswood, LLC at its Queens, New York site in the New York Independent System Operator's (NYISO's) Zone J. The Ravenswood Station includes: the approximately 2,200 MW facility purchased from Consolidated Edison Company of New York, Inc. (Con Edison) in June 1999; the 250-MW co-generation facility KeySpan-Ravenswood, LLC constructed at the same site; and any expansion in production facilities in Zone J from repowering or other means that will be owned and/or leased by KeySpan-Ravenswood, LLC (or any affiliate) or that the revenues from which will in any way redound to KeySpan-Ravenswood, LLC (or any affiliate).


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


"Zone J" means the New York City geographical area designated by the New York Independent System Operator (NYISO) as "Zone J," currently defined by electrical transmission interfaces by the NYISO in its Transmission Services Manual.

"Rate Year One" means January 1, 2008 through December 31, 2008.

"Rate Year Two" means January 1, 2009 through December 31, 2009.

"Rate Year Three" means January 1, 2010 through December 31, 2010.

"Rate Year Four" means January 1, 2011 through December 31, 2011.

"Rate Year Five" means January 1, 2012 through December 31, 2012.

"Stayout" means that the level of rates established pursuant to this Joint Proposal and the other provisions of this Joint Proposal remain effective by default, without change or reaffirmation except as stated in this Joint Proposal, beyond the last day of Rate Year Five.

"Rate Period" means Rate Year One through Rate Year Five, plus any Stayout period.

IV.  GENERAL PROVISIONS

     1. It is understood that each provision of this Joint Proposal is in consideration and support of all of the other provisions of this Joint Proposal and is expressly conditioned upon approval of the terms of this Joint Proposal in full by the Commission. If the Commission fails to adopt the terms of this Joint Proposal, the parties to the Joint Proposal shall be free to pursue their respective positions in these proceedings without prejudice.

     2. With the exception of any agreements that may pertain to the Reserved Issues identified above, this Joint Proposal contains the entire agreement of the Signatory Parties regarding the matters contained herein and supersedes and replaces any and all prior or contemporaneous written and verbal agreements or understandings.

     3. The Signatory Parties, , have agreed upon the testimony and exhibits that should be admitted into evidence to constitute the evidentiary record in these proceedings that supports this Joint Proposal, the results of which is set forth in "Appendix 1" attached hereto and made a part of this Joint Proposal.

     4. The Signatory Parties believe that the record in this proceeding fully justifies the approval of the terms of this Joint Proposal. It is the intent of the Signatory Parties that the provisions of this Joint Proposal will be approved by the Commission as being in the public interest. The Signatory Parties agree to submit this Joint Proposal to the Commission along with a request that the Commission adopt the terms and provisions of this Joint Proposal as set forth herein.


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


     5. The Signatory Parties agree that KEDNY and KEDLI will file tariffs in a manner consistent with the terms of this Joint Proposal.

     6. Nothing in this Joint Proposal shall prohibit the Commission (upon its own motion or upon motion of an interested party) from exercising its ongoing statutory authority to act on the level of KEDNY's gas rates in the event of unforeseen circumstances that, in the Commission's judgment, have such a substantial impact on the rate of return as to render the return on the common equity devoted to KEDNY's gas operations unreasonable, unnecessary, or inadequate for the provision of safe and adequate service. Nothing in this Joint Proposal shall prohibit the Commission (upon its own motion or upon motion of an interested party) from exercising its ongoing statutory authority to act on the level of KEDLI's gas rates in the event of unforeseen circumstances that, in the Commission's judgment, have such a substantial impact on the rate of return as to render the return on the common equity devoted to KEDLI's gas operations unreasonable, unnecessary, or inadequate for the provision of safe and adequate service.

     7. Nothing in this Joint Proposal shall prohibit KEDNY or KEDLI from implementing changes to rates or charges, in a manner to be determined by the Commission, as may be required by newly-enacted legislation or regulations.

     8. The Signatory Parties recognize that certain provisions of this Joint Proposal contemplate actions to be taken in the future to effectuate fully this Joint Proposal. Accordingly, the Signatory Parties agree to cooperate with each other in good faith in taking such actions.

     9. In the event of any disagreement over the interpretation of this Joint Proposal or implementation of any of the provisions of this Joint Proposal, which cannot be resolved informally among the Signatory Parties, such disagreement shall be resolved in the following manner: (a) the Signatory Parties shall promptly convene a conference and in good faith attempt to resolve any such disagreement; and (b) if any such disagreement cannot be resolved by the Signatory Parties, any Signatory Party may petition the Commission for resolution of the disputed matter.

     10. This Joint Proposal is being executed in counterpart originals, and shall be binding on all of the Signatory Parties when the counterparts have been executed.


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


     11. This Joint Proposal represents a negotiated agreement and the terms and provisions of this Joint Proposal apply solely to, and are binding on each Signatory Party only in, the context of these proceedings. None of the positions taken herein by any Signatory Party, including agreement to the terms and provisions of this Joint Proposal and any methodology or principle utilized herein, may be cited or relied upon in any fashion as precedent in any other proceeding before this Commission or before any other regulatory agency or any court of law for any purpose, except in furtherance of ensuring the effectuation of the purposes and results of this Joint Proposal.

     12. If the merger is consummated, the rate plans provided for in this Joint Proposal shall commence on the first day of January, 2008 (the first day of Rate Year One) and shall continue through the last day of Rate Year Five, plus any Stayout period. All of the provisions of this Joint Proposal regarding required services and programs will continue beyond Rate Year Five on a year-to-year basis until modified by the Commission. Unless otherwise specified herein, any targets, goals, deferral thresholds or other similar items set forth in this Joint Proposal will continue beyond Rate Year Five on a year-to-year basis at the level set forth herein for Rate Year Five until modified by the Commission.

V.   MERGER

     Conditioned on the terms included in this Joint Proposal, the Signatory Parties recommend the following findings, consents, and approvals associated with the proposed merger between National Grid and KeySpan:

     (a) The merger of KeySpan Corporation, a holding company owning directly or indirectly the common stock of KEDNY and KEDLI, which are natural gas corporations, and the common stock of KeySpan Generation LLC, KeySpan-Ravenswood LLC, KeySpan-Port Jefferson Energy Center, LLC, and KeySpan-Glenwood Energy Center, LLC, which are electric corporations, into a subsidiary of National Grid plc is consistent with the public interest and is approved under Section 70 of the Public Service Law.

     (b) The merger of KeySpan Corporation, a holding company owning directly or indirectly the common stock of KeySpan Communications Corporation, which is a telephone corporation, into National Grid plc or its subsidiary is consistent with the public interest and is approved under Sections 99 and 100 of the Public Service Law.


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


     (c) Effective on the closing of the merger, KEDNY and KEDLI may adopt fiscal years ending March 31, consistent with the National Grid companies.


VI.  CORPORATE STRUCTURE AND AFFILIATE RULES

     Effective on the closing of the merger, National Grid will implement the Corporate Structure and Affiliate Rules set forth in "Appendix 4" attached hereto and made a part of this Joint Proposal. Such Corporate Structure and Affiliate Rules will continue in effect unless and until such time as the Commission authorizes an express change.

     The Corporate Structure and Affiliate Rules authorize National Grid and KeySpan to consolidate their service companies and to adopt the general allocation approach now in place for the KeySpan service companies. That consolidation will occur when the other required regulatory approvals are received and the required accounting systems are in place. At that time, National Grid shall also file with the Director of Accounting, Finance and Economics revised policies, procedures, and agreements for transactions among affiliates in compliance with the provisions of Appendix 4 for KEDNY, KEDLI, and Niagara Mohawk Power Corporation ("Niagara Mohawk"). That filing shall be treated as a Merger Reserved Issue under this Joint Proposal. Any disagreement associated with the filing shall be referred to the Commission for decision.

     In the interim, the National Grid Service Company shall execute agreements with the KeySpan operating companies to provide services after the Merger under its approved allocation methods, and the KeySpan service companies shall execute agreements with the National Grid operating companies to provide services after the Merger under their approved allocation methods. These agreements will be filed with the Commission pursuant to Section 110 of the Public Service Law.

VII. FINANCIAL PROTECTIONS

     Effective on the closing of the merger, National Grid will implement the financial protections for KEDNY and KEDLI set forth in "Appendix 5" attached hereto and made a part of this Joint Proposal. Such financial protections will continue in effect unless and until such time as the Commission authorizes an expressed change.


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VIII. TREATMENT OF GENERATION & TRANSMISSION ASSETS

A. Ravenswood Station

     If the merger is consummated, National Grid agrees to the following general principles regarding vertical market power and its ownership of the Ravenswood
Station:

     (a) National Grid agrees to the goal of divesting the Ravenswood Station in the manner described below;

     (b) National Grid agrees that in the period prior to divestiture of the Ravenswood Station, it shall take steps described below to assure that it is financially indifferent to the price of energy in Zone J with respect to the output of the Ravenswood Station;

     (c) National Grid will plan and operate its transmission system without regard to the financial impacts that such actions may have on the profitability of the Ravenswood Station; and

     (d) National Grid's ownership of the Ravenswood Station will not alter National Grid's commitment to propose and build regulated transmission lines that are needed to provide reliability or economic benefits to customers in New York State.

     To  implement  the  above-stated   general  principles  if  the  merger  is
consummated, National Grid agrees that:

     (1) By January 1, 2008, National Grid will enter into a single forward financial sale contract for all the energy output from the entire Ravenswood Station for up to a three-year term. The contract will be subject to review by Staff to assure that the contract complies with the intent of this Joint Proposal, and does not create any new or unanticipated market power concerns. Any dispute between Staff and National Grid regarding the contract will be submitted to the Commission for resolution.

     (2) No less than fourteen months prior to the end of the term of the financial sale described in "(1)" above, National Grid will issue an offering document requesting bids for the purchase of the Ravenswood Station. If National Grid wishes, it may also simultaneously issue an offering document requesting bids for an alternative backstop long-term bilateral physical or financial contract (minimum 15 years) for all the products of the entire Ravenswood Station. If the Federal Energy Regulatory Commission (FERC) does not allow a long-term bilateral physical contract for all the products of the entire Ravenswood Station, the long-term bilateral physical contract alternative shall not be pursued. If FERC does not allow a long-term bilateral financial contract for all the products of the entire Ravenswood Station, the long-term bilateral financial contract alternative shall not be pursued. The Signatory Parties recognize that under current FERC rules and the NYISO Tariff approval of bilateral financial contracts is not required.


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     (3)  No less than six months prior to the end of the term of the  financial sale  described  in "(1)"  above,  National  Grid  will  file with the
          Commission:

          (a) a petition under Section 70 of the Public Service Law seeking approval to sell the Ravenswood Station to a counterparty that does not own any electric transmission facilities in New York State or any generation capacity in Zone J previously divested by Consolidated Edison (other than NYPA), with the understanding that such a sale would be subject to approval by the Commission and FERC on conditions that are reasonably acceptable to National Grid and to the purchaser, it being the expectation of the Signatory Parties that the Commission's review of any such
               Section 70 Petition would be based on substantially the same standards and criteria as have been applied by the Commission in reviewing the sale of other generating stations divested by Consolidated Edison operating in the New York City market; or

          (b) a petition seeking approval for an alternative backstop long-term bilateral physical or financial contract (minimum 15 years) for all of the products of the entire Ravenswood Station, which petition will be subject to approval by the Commission to assure that such contract complies with the intent of this Joint Proposal, and does not create any new or unanticipated market power concerns; or

          (c) a statement that National Grid has not accepted a proposal for either a divestiture or a long-term contract and, therefore, commencing at the end of the term of the financial sale described in "(1)", above, the revenues from all of the products of the entire Ravenswood Station (subject to the FERC qualifying provisions in "(2)" above) that exceed the cost of service, including an allowed return on investment set by the Commission, will be transferred by National Grid and applied to the benefit of electric ratepayers in Zone J in a manner to be determined by the Commission.

     (4) In the event that National Grid makes either of the petitions described in "3(a)" or "3(b)" above, but the Commission rejects the petition or imposes conditions that are unacceptable to the purchaser or counterparty, National Grid will have a one-time right to enter into a second contract for the sale of energy pursuant to "(1)" above, but only for a period of one year, during which time National Grid will repeat the process described in "(2)" and "(3)" above, except that the fourteen-month period provided for in "(2)" above will be reduced to eleven months.

     (5) In the event that National Grid makes a second petition described in "3(a)" or "3(b)" above, by exercising its rights in "(4)" above, but the Commission rejects the petition or imposes conditions that are unacceptable to the purchaser or counterparty for reasons that do not


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


          reflect substantially the same standards and criteria as have been applied by the Commission in reviewing the sale of other generating stations divested by Consolidated Edison operating in the New York City market, National Grid, Staff and any interested party that wishes to attend will meet and determine whether there are additional options that could be considered in lieu of a cost-of-service approach.

     (6) The revenues from all of the products of the entire Ravenswood Station that exceed the cost of service, including an allowed return on investment set by the Commission, will be transferred by National Grid and applied to the benefit of electric ratepayers in Zone J in a manner to be determined by the Commission:

          (a) commencing January 1, 2008 if National Grid does not make an approved financial sale described in "(1)" above by January 1, 2008;

          (b) commencing upon the expiration of any approved financial sale described in "(1)" or second financial sale described in "(4)" above unless replaced by divestiture or an alternative backstop long-term bilateral physical or financial contract (minimum 15 years) for all of the products of the entire Ravenswood Station; and

          (c) commencing upon the expiration of any alternative backstop long-term bilateral physical or financial contract unless replaced by divestiture or another alternative backstop long-term bilateral physical or financial contract (minimum 15 years) for all of the products of the entire Ravenswood Station.

     (7) In the event the revenues from all of the products of the entire Ravenswood Station that exceed the cost of service, including an allowed return on investment set by the Commission, will be transferred by National Grid and applied to the benefit of electric ratepayers in Zone J in a manner to be determined by the Commission, the following shall apply:

          (a) The cost of service associated with the Ravenswood Station will be set by the Commission from time to time in the same substantive manner as the Commission used when it set electric rates that included regulated costs for electric generation with an equity return calculated using the average of the Implied Return on the Standard & Poor's 500 and the Requied Return on the Standard & Poor's 500 as published in Merrill Lynch Quantitative Profiles. .

          (b) Staff will have free access to all the books and records of National Grid and its affiliates that relate to the Ravenswood Station.

          (c) The rate base for the cost of service will be based on KeySpan's purchase price for the Ravenswood Station, together with any reasonable investments made by KeySpan in the Ravenswood Station since its acquisition of the plant, including the cost of construction of KeySpan's new combined cycle plant, less retirements and depreciation assuming that the Ravenswood combined cycle Unit 40 was financed in a manner that would be on-balance sheet rather than financed off-balance sheet through a sale-lease-back transaction.

          (d) The mechanism described above for calculating the cost of service associated with the Ravenswood Station, and the transfer for the benefit of electric rate payers in Zone J of revenues that exceed the cost of service, is not an establishment of "cost of service regulation" and provides no recourse for obtaining any revenues for electric ratepayers in Zone J.

          (e) During the period that revenues in excess of the cost of service are directed to Zone J electric ratepayers as provided in this subsection, National Grid will implement the following bidding protocols:

                    i.   Capacity will be bid at zero;

                    ii. Energy will be bid at the lower of marginal costs or the NYISO reference price for the unit;

                    iii. Ancillary services will be bid at the lower of marginal costs or the otherwise applicable bid or price cap for the unit.

     (8) National Grid will provide Staff with draft and final documents related to and will apprise Staff from time to time of the progress of all offerings described above (all activities in "(2)" above). National Grid will retain all offers and other communications from bidders and other potential counterparties for a minimum of one year after National Grid's filing for approval of any divestiture or alternative backstop long-term bilateral physical or financial contract (minimum 15 years) for all of the products of the entire Ravenswood Station.

B.   Other Commitments

     1. For the period prior to the divestiture of Ravenswood Station in accordance with Section 3(a) or the implementation of the alternative long-terms bilateral physical or financial contract pursuant to Section 3(b):

          (a) National Grid agrees to continue to examine the necessity and practicality of building regulated transmission projects. Additionally, National Grid in collaboration with Con Edison, will perform, or agree to perform, a feasibility study and stands ready to enter into good faith negotiations with Con Edison and other interested parties to determine fair and reasonable recovery and allocation of costs if either or both utilities propose the New Scotland to Pleasant Valley Reconstruction and Sprainbrook to Rainey 345 kV transmission project.

          (b) National Grid will continue to vote in the transmission segment in the NYISO stakeholder process, and will vote on market rules in a manner designed to further the interests of its electric transmission and distribution customers.

          (c) National Grid agrees to complete within 180 days of the closing of the KeySpan merger, a repowering study of the Ravenswood Generating Station, particularly investigating the feasibility of retiring Units 10 and 20, which have a total of 750 MWs of steam generating capacity, and replacing them with new combined cycle generation having equivalent or greater capacity.

          (d) Immediately after closing of the merger, National Grid will be willing to enter into good faith negotiations with Consolidated Edison Company of New York, Inc. (Con Edison) to the end of supplying Con Edison with a source of economical steam for resale to its steam customers and enabling Con Edison to retire the "A" House steam plant located at the Ravenswood site.

     2. Unless modified by the Commission:

          (a) National Grid will not own or develop additional generation facilities in New York State unless specifically requested by LIPA or NYPA under a long term contract, or unless such ownership or development occurs as a result of repowering its existing generation facilities.

          (b) National Grid will not execute any new financial swaps (forward purchases of capacity) of any amount in Zone J. Financial sales of capacity equal to no more than the total available capacity at the Ravenswood Station will be allowed.

          (c) National Grid will continue to be bound by the Commission's vertical market power guidelines in any follow-on transactions in New York State. If at any time it appears that any generation facilities currently under long term contract to NYPA or LIPA will no longer be under long term contract to NYPA or LIPA due to contract expiration or otherwise, National Grid will prepare and file with the Commission an analysis demonstrating how its continued ownership of such generation facilities conforms or does not conform with the Commission's vertical market power guidelines, and if necessary, identifying conditions under which such ownership could conform.

          (d) KeySpan (pre-closing) and National Grid (post-closing) agree that they each will respectively work cooperatively and in good faith with the City of New York and other parties to resolve expeditiously issues pending at the Federal Energy Regulatory Commission surrounding the capacity (UCAP) market in New York City (NYISO Zone J).

IX.  KEDNY RATE PLAN

A. Overall Revenue Requirement

     If the merger is consummated, the Signatory Parties have agreed upon expense and revenue adjustments to the KEDNY Rate Filing to be allowed as the basis for calculating revenue requirement, and a calculation of KEDNY revenue requirement to be allowed as the basis for setting rates, the results of which are set forth in "Appendix 2" attached hereto and made a part of this Joint Proposal. The calculation of revenue requirement indicates no increase in base KEDNY Gas Delivery Service Rates for Rate Year One, Rate Year Two, Rate Year Three, Rate Year Four or Rate Year Five. The calculation of revenue requirement, based on estimated gas costs, indicates an increase in costs in the gas adjustment clause (GAC) of $26.7 million for Rate Year One, with no additional increases, other than minor inflationary increases (approximately $300,000 per year) on costs transferred to the GAC as part of rate unbundling, indicated for Rate Year Two, Rate Year Three, Rate Year Four or Rate Year Five.
Commodity-related uncollectible expense, purchased gas working capital and return on gas in storage will be assigned fixed factors and will reconcile to actual gas costs. In addition, one hundred percent of net savings (savings less cost to achieve) KEDNY attains in its combined gas resource portfolio as a result of the merger will flow to KEDNY gas commodity customers through the GAC. KEDNY Gas Delivery Service revenue requirement will remain frozen at the levels reflected in Appendix 2 through the five rate years and thereafter through the end of the Rate Period of this Joint Proposal, without adjustment up or down, except as specifically set forth in this Joint Proposal. Except as otherwise provided in this Joint Proposal, KEDNY will not file new tariff leaves for existing services designed to produce additional annual revenues to become effective prior to January 1, 2013. KEDNY shall be allowed to file tariffs for new services.

B. Merger Synergy Savings and Costs to Achieve

     The calculation of revenue requirement in Section IX.A reflects the flow through of 50 percent of the net synergy savings allocable to KEDNY as a share of $156 million of estimated annual mature synergy savings on the KeySpan and National Grid systems over the first five years of the merger, which excludes efficiency gains that could occur without the merger and gas commodity savings which will flow to ratepayers through the various gas adjustment clauses. 100 percent of efficiency gains applicable to KEDNY have been reflected directly. Following the termination of the Rate Period, KEDNY's cost of service will be based on its costs, which will reflect 100 percent of KEDNY's share of any synergy savings from the merger.

     The net synergy savings also reflect the flow through of the costs to achieve these synergy savings allocable to KEDNY as a share of the levelization of $398 million in costs to achieve based on an approach using a 7.58 percent return. This synergy savings amount excludes executive benefits, capitalized information technology costs, and the costs to achieve associated with efficiency gains. KEDNY shall be authorized to include the annual amortizations of its allocation of the $398 million of costs to achieve in years six through ten in the event that it adjusts its base delivery rates in those years.
Individual components of the $398 million costs to achieve, the annual gross synergy savings over the first five years of the rate plan and the allocation factor used to develop KEDNY's share of the net synergy savings are included in Appendix 6 attached hereto and made a part of this Joint Proposal. KEDNY shall also record separately its costs to achieve associated with the National Grid/KeySpan merger in a separate work order, and exclude any of these costs to achieve other than the agreed upon allowance from its future cost of service filings.

C. Adjustability

     No adjustments, reconciliations or deferrals shall be allowed during the Rate Period except as set forth in this Joint Proposal, as determined in another phase of these proceedings, or as authorized by the Commission.

     For each rate year, KEDNY will reconcile the following costs recovered in base KEDNY Gas Delivery Service Rates to the levels set forth below. All deferred amounts will be reflected in the existing KEDNY Balancing Account and recovered from customers or credited to customers after the expiration of the KEDNY Rate Period in a manner to be determined by the Commission.

     1.   Pensions and Other Post Employment Benefits ("OPEB")
          ----------------------------------------------------

     On the first day of Rate Year One, KEDNY will return to the Commission's Statement of Policy for Pensions and OPEBs, issued September 7, 1993 in Case 91-M-0980, and will reconcile its actual pension and OPEB expense to the Estimated Pension and OPEB Expense shown below (millions). Fair value adjustments to the Pension and OPEB plans made in connection with the merger shall be amortized over ten years in accordance with the Statement of Policy and reflected in the reconciliation of actual pension and OPEB expense to the Estimated Pension and OPEB Expense. Settlement and curtailment costs from merger-related programs for KEDNY, which are included in costs to achieve, shall be excluded from the pension and OPEB reconciliation. In addition to the reconciliation, KEDNY will reduce the annual revenue requirement by $6 million for the five Rate Years as payment for returning to the pension policy. This $30 million together with the $99 million reduction in revenue requirements over the five rate years shall be recorded as a regulatory liability and amortized over the five rate years to match the adjustments to the cost of service shown in Appendix 2 and fund KEDNY's Pension/OPEB plans in Rate Year One by $60 million, less the funding that KEDNY has made since March 31, 2007. The benefit of this funding shall inure only to KEDNY ratepayers. As part of this Joint Proposal KEDNY agrees to participate in a study to determine what the appropriate starting deferral balance as of September 30, 1996, should be when KEDNY is on the policy statement.

                           Pension Expense                    OPEB Expense
                           ---------------                    ------------
         Rate Year One        $13.766                            $17.178
         Rate Year Two        $14.151                            $17.659
         Rate Year Three      $14.547                            $18.154
         Rate Year Four       $14.9545                           $18.6625
         Rate Year Five       $15.3735                           $19.1855

Subsequent years will be reconciled to $15.3735 million for Pensions and $19.1855 million for OPEBs.

     2.   Property and Special Franchise Taxes
          ------------------------------------

     KEDNY will defer 90% of the difference between its actual property and special franchise taxes and the following amounts (millions):

                  Rate Year One     -        $119.709
                  Rate Year Two     -        $125.694
                  Rate Year Three   -        $131.979
                  Rate Year Four    -        $138.578
                  Rate Year Five    -        $145.507

     Subsequent years will be reconciled for property and special franchise taxes to $145.507 million. If KEDNY is successful in obtaining tax refunds, it will have the right to petition the Commission to share in such refunds. Other parties may take any position concerning any Petition filed by KEDNY.

     3.   SIR Costs
          ---------

     Subject to the cost sharing incentive mechanism described below, this Joint Proposal provides for the reconciliation or "true-up" of 100% of KEDNY's actual SIR costs. The base KEDNY Gas Delivery Service Rates established pursuant to this Joint Proposal reflect the annual amortization of $2.787 million of SIR costs which will increase by $3.186 million in Rate Year Four to reflect the shift of the KEDNY merger expense amortization to SIR cost category.

     KEDNY will be permitted to retain 10% of any recovery of SIR costs from insurance carriers and/or other potentially responsible parties, net of costs to recover such as, attorney fees, expert and consultant fees. KEDNY will pursue such recoveries aggressively and will credit 90% of such net recoveries against its SIR cost balance.

     In the event that KEDNY disposes of any property upon which investigation and remediation activities have occurred, it will credit after-tax gains resulting from such disposition to the total SIR cost for the specific site.

     For any SIR activity engaged in by KEDNY following the effective date of the rates established in this proceeding, KEDNY agrees, subject to the Department of Environmental Conservation's (DEC) determination of the nature and scope of the SIR Activity, to consult with Staff and any other interested party, including the City of New York, in order to establish a reasonable targeted cost level for each separate phase of the SIR Activity on any particular site.

     Notwithstanding  the above  provisions the parties hereto  acknowledge that
(i) the DEC has primary jurisdiction over the activities of KEDNY in its SIR activity, with the Department of Health (DOH) having responsibility for supporting the DEC in the assessment of health risk associated with SIR activities; (ii) in the exercise of its jurisdiction over KEDNY's SIR Activity, the DEC provides various forums and other opportunities for interested parties to comment on and participate in, the process of identifying potential SIR sites, investigating such sites, and if necessary, determining the most appropriate methods, timing, and objectives of remediation; (iii) that nothing in this Joint Proposal is intended to or infringes on the rights of DEC or DOH in the exercise of their respective jurisdiction, or on the rights of interested parties to comment on and participate in the DEC processes described above.

     4.   Capital Tracker
          ---------------

          i.   City/State Construction
               -----------------------

     The projected level of City/State Construction expenditures, net of reimbursements, for calendar year 2008, 2009, 2010, 2011, and 2012 is set forth in Appendix 2, page 21. To the extent that KEDNY's actual capital spending for City/State construction net of reimbursements differs from the amount set forth in Appendix 2, page 21, in any calendar year, KEDNY will defer to the Balancing Account the full revenue requirement effect associated with the difference. If KEDNY's actual City/State construction expenditures exceed the level set forth in Appendix 2, page 21, by more than 20 percent then KEDNY shall have the right to defer following a filing with the Director of Accounting, Finance, and Economics that demonstrates that amounts were reasonable and beyond the Company's control. Any disagreement associated with the filing shall be referred to the Commission for decision.

          ii.  Non-Growth-Related Capital
               --------------------------

     If at the end of any calendar year 2008 through 2012, KEDNY has spent less than the amount forecasted in the categories of Non-Growth , LNG Liquefaction System, and Information Technology, Facilities, and Other Capital Expenditures set forth on Appendix 2, page 21, KEDNY will defer the full revenue requirement effect of any shortfall for each category to its Balancing Account. For purposes of this provision, the Growth Capital category is excluded and limited to capital costs for local main extensions, services and meters.

     5.   Exogenous Costs
          ---------------

     One hundred percent of all Exogenous Costs (including any credits) shall be deferred and reflected in the KEDNY Balancing Account. "Exogenous Costs" means all of the incremental effects on KEDNY's costs, revenues, or revenue requirements above or below the amounts set forth in Appendix 2 associated with or caused by:

     (i)  any externally imposed accounting change;

     (ii) any change in the Federal, state or local rates, laws, regulations, or precedents governing income, revenue, sales, or franchise taxes; or

     (iii) any legislative, court, or regulatory change, which imposes new or modifies existing obligations or duties.

If these Exogenous Costs individually in any one Rate Year ending December 31 exceed three percent (3%) of KEDNY's pre-tax utility income (determined in accordance with the methodology set forth for Earnings Sharing in the KEDNY Merger Rate Plan) for the year in which the change first occurs, the total impact of the Exogenous Costs will be included in the Balancing Account pursuant to this section. In the event that exogenous costs are incurred, KEDNY shall file a letter with the Director of Accounting, Finance, and Economics setting forth the rational for the deferral and its calculation. Any disagreement associated with the filing shall be referred to the Commission for a decision.

     6.   Additional Deferrals
          --------------------

     Nothing in this Joint Proposal shall preclude KEDNY from implementing additional deferrals as the result of the resolution of Reserved Issues or if otherwise approved by the Commission.

     7.   Limitation on Deferrals
          -----------------------

     When calculating the level of earned common equity return that may be subject to sharing under Section IX.E of this Proposal, KEDNY will reduce expenses (debits) deferred for later recovery pursuant to the Proposal by up to 50% of the total deferral in any Rate Year, provided, however, that such reduction in deferrals will not cause the resulting earnings to decrease below 11.3%, and provided further that deferrals of SIR costs, deferrals associated with incentives, deferrals associated with amounts recovered through the GAC and/or TAC, deferred DSM costs, deferred Pension and OPEB expenses, and deferrals of the revenue requirements associated with City/State Construction expenditures will be excluded from this deferral limitation provision.

D. Other Provisions

     1.   Temperature Controlled and Interruptible Services
          -------------------------------------------------

     Temperature Controlled Service and Interruptible Service will remain as distinct service classifications. However, the terms of the Temperature Controlled Service Classification will be modified to include an annual price cap that equals the annual revenue, including all surcharges, that would be derived from providing service to such customers under S.C. No. 2. The monthly price cap will be removed from the tariff for the Temperature Controlled Service Classification. In addition, KEDNY's Temperature Controlled Service Classification will be changed so that the allocation of gas demand charges to Temperature Controlled Sales customers will increase from $.10/dth to $.46/dth. KEDNY will credit all such allocated demand charges paid to firm customers through the GAC.

E. Earnings Sharing

     Following each of the five rate years, KEDNY will make a computation of its gas rate of return on common equity capital (ROE) for the applicable preceding rate year utilizing a capital structure with an equity component equal to 45 percent. In the event of a Stayout, KEDNY will make the computation for any subsequent twelve-month period during which the Stayout was in effect for at least a portion of the twelve-month period. The computations and the underlying data will be made available to the Signatory Parties and filed with the Commission not later than 150 days following the end of the applicable twelve-month period. The filings will include supporting workpapers and the ROE calculation based on traditional ratemaking practices and methodologies applicable to KEDNY as to includable costs, revenues and appropriate capital structure. The computation of ROE will be calculated from KEDNY's books of account for the applicable twelve-month period, except that:

     (a) KEDNY's rate base shall not include any goodwill associated with the National Grid/KeySpan merger,

     (b) KEDNY's return shall exclude the effects of discrete incentives, if any, as may be applied as a result of this or another phase of these proceedings,

     (c) KEDNY's operating expenses shall reflect the levelized cost to achieve and synergy savings shown on page 1 of Appendix 6 such that 50 percent of the levelized net synergy savings (i.e., line 13 of page 1 of Appendix 6) shall be excluded from the earnings calculation. This provision will not extend in the event of a Stayout.

     (d) KEDNY's return shall exclude the effect of any costs to achieve merger savings, which are associated with executive benefits,

     (e) KEDNY shall include the annual amortization of the regulatory liability associated with any margin revenues that are not realized in actual sales to customers and are being amortized over the five Rate Years to match the adjustments to the cost of service shown in Appendix 2,

     (f) KEDNY shall include in the earnings sharing calculation the annual amortization of the regulatory liability associated with the company's buy back and return to the Commission's Pension and OPEB Policy Statement, and

     (g) KEDNY's return shall exclude revenue adjustments due to prior period over- or under-revenue recoveries related to revenue decoupling mechanisms.

     If the level of earned common equity return in any rate year exceeds 10.5 percent ("Earnings Sharing Threshold"), the amount in excess of 10.5% shall be deemed "Shared Earnings" for the purposes of this Joint Proposal. In the event of a Stayout, the earnings sharing provisions will continue for the Rate period, to be applied, if necessary, on a pro-rata basis based on monthly operating revenues. The customers' share of any earnings will be credited to KEDNY's Balancing Account for the benefit of customers. For each twelve-month period covered by this Joint Proposal, KEDNY will allocate the revenue equivalent of its earned common equity return, if any, in excess of the 10.5 percent Earnings Sharing Threshold as follows:

     (a) for the first 200 basis points above the Earnings Sharing Threshold (i.e. >10.5% - 12.5%), 50% of the revenue equivalent of any Shared Earnings will be deferred for the benefit of customers and the remaining 50% will be retained by KEDNY;

     (b) for the next 100 basis points above the Earnings Sharing Threshold (i.e. >12.5% to 13.5%), 65% of the revenue equivalent of the Shared Earnings will be deferred for the benefit of customers and 35% will be retained by KEDNY; and

     (c) all Shared Earnings in excess of 13.5% will be deferred for the benefit of customers.

     Pursuant to another phase of these proceedings, the Signatory Parties will collaborate to establish certain targets associated with the implementation and operation of demand side management programs. In the event that these targets are met in any applicable twelve-month period, KEDNY's Earnings Sharing Threshold and all other earnings sharing thresholds as identified above shall be adjusted upward by 10 basis points for the applicable twelve-month period, as follows:

     (a) for the first 200 basis points above the Earnings Sharing Threshold (i.e. >10.6% - 12.6%), 50% of the revenue equivalent of any Shared Earnings will be deferred for the benefit of customers and the remaining 50% will be retained by KEDNY;

     (b) for the next 100 basis points above the Earnings Sharing Threshold (i.e. >12.6% to 13.6%), 65% of the revenue equivalent of the Shared Earnings will be deferred for the benefit of customers and 35% will be retained by KEDNY; and

     (c) all Shared Earnings in excess of 13.6% will be deferred for the benefit of customers.

X.   KEDLI RATE PLAN

A. Overall Revenue Requirement

     If the merger is consummated, the Signatory Parties have agreed upon expense and revenue adjustments to the KEDLI Rate Filing to be allowed as the basis for calculating revenue requirement, and a calculation of KEDLI revenue requirement to be allowed as the basis for setting rates, the results of which are set forth in "Appendix 3" attached hereto and made a part of this Joint Proposal. The calculation of revenue requirement indicates an increase of $60 million in base KEDLI Gas Delivery Service Rates for Rate Year One, with no additional increases indicated for Rate Year Two, Rate Year Three, Rate Year Four or Rate Year Five. The calculation of revenue requirement, based on estimated gas costs, indicates an increase in costs in the gas adjustment clause
(GAC) of $12.5 million for Rate Year One, with no additional increases, other than minor inflationary increases (approximately $90,000 per year) on costs transferred to the GAC as part of rate unbundling, indicated for Rate Year Two, Rate Year Three, Rate Year Four or Rate Year Five. Commodity-related uncollectible expense, purchased gas working capital and return on gas in storage will be assigned fixed factors and will reconcile to actual gas costs. In addition, one hundred percent of net savings (savings less cost to achieve) KEDLI attains in its combined gas resource portfolio as a result of the merger will flow to KEDLI gas commodity customers through the GAC. KEDLI Gas Delivery Service revenue requirement will remain frozen at the levels reflected in Appendix 2 through the five rate years and thereafter through the end of the Rate Period of this Joint Proposal, without adjustment up or down, except as specifically set forth in this Joint Proposal. Except as otherwise provided in this Joint Proposal, KEDLI will not file new tariff leaves for existing services designed to produce additional annual revenues to become effective prior to January 1, 2013. KEDLI shall be allowed to file tariffs for new services.

B. Merger Synergy Savings and Costs to Achieve

     The calculation of revenue requirement in Section X.A reflects the flow through of 50 percent of the net synergy savings allocable to KEDLI as a share of $156 million of estimated annual mature synergy savings on the KeySpan and National Grid systems over the first five years of the merger, which excludes efficiency gains that could occur without the merger and gas commodity savings which will flow to ratepayers through the various gas adjustment clauses. 100 percent of efficiency gains applicable to KEDLI have been reflected directly. Following the termination of the Rate Period, KEDLI's cost of service will be based on its costs, which will reflect 100 percent of KEDLI's share of any synergy savings from the merger. The net synergy savings also reflects the flow through of the costs to achieve these synergy savings allocable to KEDLI as a share of the levelization of $398 million in costs to achieve based on an approach using an 8.39 percent return. This synergy savings amount excludes executive benefits, capitalized information technology costs, and the costs to achieve associated with efficiency gains. KEDLI shall be authorized to include the annual amortizations of its allocation of the $398 million of costs to achieve in years six through ten in the event that it adjusts its base delivery rates in those years. Individual components of the $398 million costs to achieve, the annual gross synergy savings over the first five years of the rate plan and the allocation factor used to develop KEDLI's share of the net synergy savings are included in Appendix 6 attached hereto and made a part of this Joint Proposal. KEDLI shall also record separately its costs to achieve associated with the National Grid/KeySpan merger in a separate work order, and exclude any of these costs to achieve other than the agreed upon allowance from its future cost of service filings.

C. Adjustability

     No adjustments, reconciliations or deferrals shall be allowed during the Rate Period except as set forth in this Joint Proposal, as determined in another phase of these proceedings, or as authorized by the Commission.

     For each Rate Year KEDLI will reconcile the following costs recovered in base KEDLI Gas Delivery Service Rates to the levels set forth below. All deferred amounts will be reflected in the existing KEDLI Balancing Account and recovered from customers or credited to customers after the expiration of the KEDLI Rate Period in a manner to be determined by the Commission.

     1.   Pensions and Other Post Employment Benefits ("OPEB")
          ----------------------------------------------------

     KEDLI will reconcile its actual pension and OPEB expense to the Estimated Pension and OPEB Expense shown below (millions). Fair value adjustments to the Pension and OPEB plans made in connection with the merger shall be amortized over ten years in accordance with the Statement of Policy and reflected in the reconciliation of actual pension and OPEB expense to the Estimated Pension and OPEB Expense. Settlement and curtailment costs from merger-related programs for

KEDLI, which are included in costs to achieve, shall be excluded from the pension and OPEB reconciliation. As part of this Joint Proposal, KEDLI agrees to participate in a study to determine what the appropriate deferral balance should be at the start of the rate plan.

                           Pension Expense                     OPEB Expense
                           ---------------                     ------------
         Rate Year One        $10.084                            $12.413
         Rate Year Two        $10.367                            $12.761
         Rate Year Three      $10.657                            $13.118
         Rate Year Four       $10.955                            $13.485
         Rate Year Five       $11.262                            $13.863

Subsequent years will be reconciled to $11.262 million for Pensions and $13.863 million for OPEBs.

     2.   Property and Special Franchise Taxes
          ------------------------------------

     KEDLI will defer 90% of the difference between its actual property and special franchise taxes and the following amounts (millions):

                  Rate Year One     -        $97.610
                  Rate Year Two     -        $102.491
                  Rate Year Three   -        $107.615
                  Rate Year Four    -        $112.996
                  Rate Year Five    -        $118.646

Subsequent years will be reconciled for property and special franchise taxes to $118.646 million.

     If KEDLI is successful in obtaining tax refunds, it will have the right to petition the Commission to share in such refunds. Other parties may take any position concerning any Petition filed by KEDLI.

     The above reconciliation excludes all refunds associated with KEDLI's ongoing litigation with Nassau County over its prior assessments of property taxes in Index Nos. 011695-97, 011440-99, which are pending before the New York Supreme Court, Nassau County ("Nassau County Litigation"). KEDLI will retain all refunds or prospective reductions in property taxes that it may receive through litigation or settlement of the Nassau County litigation even if those refunds or reductions occur after the Rate Plan period. Accordingly, for the purposes of

16 NYCRR ss.89.3, the Signatory Parties agree that 100 percent of the tax refunds or prospective reductions would be retained by KEDLI and not distributed to its customers. Nothing in this Merger Joint Proposal shall in any way restrict the ability of KEDLI to settle this property tax dispute with Nassau County or affect the form of that settlement. The Signatory Parties stipulate that by approving this Joint Proposal the Commission is neither determining liability nor the amount of damages in the Nassau County Litigation. Rather, the resolution in this Joint Proposal is for rate making purposes only and shall not prejudice any party in the ongoing Nassau County Litigation.

     3.   SIR Costs
          ---------

     Subject to the cost sharing incentive mechanism described below, this Joint Proposal provides for the reconciliation or "true-up" of 100% of KEDLI's actual SIR costs. The base KEDLI Gas Delivery Service Rates established pursuant to this Joint Proposal reflect the annual amortization of $2.444 million of SIR costs which will increase by $657,000 in Rate Year Four to reflect the shift of the KEDLI merger expense amortization to SIR cost category.

     KEDLI will be permitted to retain 10% of any recovery of SIR costs from insurance carriers and/or other potentially responsible parties, net of costs to recover such as, attorney fees, expert and consultant fees. KEDLI will pursue such recoveries aggressively and will credit 90% of such net recoveries against its SIR cost balance.

     In the event that KEDLI disposes of any property upon which investigation and remediation activities have occurred, it will credit after-tax gains resulting from such disposition to the total SIR cost for the specific site.

     For any SIR activity engaged in by KEDLI following the effective date of the rates established in this proceeding, KEDLI agrees, subject to the Department of Environmental Conservation's (DEC) determination of the nature and scope of the SIR Activity, to consult with Staff and any other interested party, including the Suffolk and Nassau Counties and the City of New York, in order to establish a reasonable targeted cost level for each separate phase of the SIR Activity on any particular site.

     Notwithstanding  the above  provisions the parties hereto  acknowledge that
(i) the DEC has primary jurisdiction over the activities of KEDLI in its SIR activity, with the Department of Health (DOH) having responsibility for supporting the DEC in the assessment of health risk associated with SIR activities; (ii) in the exercise of its jurisdiction over KEDLI's SIR Activity, the DEC provides various forums and other opportunities for interested parties to comment on and participate in, the process of identifying potential SIR sites, investigating such sites, and if necessary, determining the most appropriate methods, timing, and objectives of remediation; (iii) that nothing in this Joint Proposal is intended to or infringes on the rights of DEC or DOH in the exercise of their respective jurisdiction, or on the rights of interested parties to comment on and participate in the DEC processes described above.

     4.   Capital Tracker
          ---------------

          i.   City/State Construction
               -----------------------

     The projected level of City/State Construction expenditures, net of reimbursements, for calendar year 2008, 2009, 2010, 2011, and 2012 is set forth on Appendix 3, page 21. To the extent that KEDLI's actual capital spending for City/State construction, net of reimbursements, differs from the amount set forth in Appendix 3, page 21, by more than 20 percent in any calendar year, KEDLI will defer to the Balancing Account the full revenue requirement effect associated with the difference. If KEDLI's actual City/State construction expenditures exceed the level set forth in Appendix 3, page 21, then KEDLI shall have the right to defer following a filing with the Director of Accounting, Finance, and Economics that demonstrates that amounts were reasonable and beyond the Company's control. Any disagreement associated with the filing shall be referred to the Commission for decision.

          ii.  Non-Growth-Related Capital
               --------------------------

     If at the end of any calendar year 2008 through 2012, KEDLI has spent less than the amount forecasted in the categories of Non-Growth, Islander East Alternative, and Information Technology, Facilities, and Other Capital Expenditures set forth on Appendix 3, page 21, KEDLI will defer the full revenue requirement effect of any shortfall for each category to its Balancing Account. For purposes of this provision, the Growth Capital category is excluded and limited to capital costs for local main extensions, services and meters.

     With respect to capital expenditures associated with its Pipeline Safety Replacement Program, to the extent that KEDLI underspends its budget for this Program in any one year, it will be permitted to carry forward such unexpended amount for future calendar years. If by the end of calendar year 2012 there is still a carry forward balance, KEDLI will defer in the Balancing Account the full revenue requirement associated with the unspent balance from the year it was not spent.

     KEDLI's Gas Business Unit Capital forecast includes $23 million of capital expenditures that are associated with the construction of new and reinforced facilities required to receive additional quantities of gas on Long Island commencing on November 1, 2008. The $23 million capital expenditure level assumes that these quantities will be delivered at South Commack by the Iroquois pipeline. In the event that the Islander East pipeline receives all necessary approvals to commence construction in time to meet the in-service date of November 2008 such additional quantities will be delivered to Long Island by Islander East rather than by Iroquois. If such event occurs, KEDLI will advise the Commission in writing and KEDLI will be permitted to defer the actual difference between the full revenue requirement effect associated with the $23 million placeholder amount described above and the lesser of the full revenue requirement effect associated with the total construction cost of Islander East or $46.9 million.

     5.   Exogenous Costs
          ---------------

     One hundred percent of all Exogenous Costs (including any credits) shall be deferred and reflected in the KEDLI Balancing Account. "Exogenous Costs" means all of the incremental effects on KEDLI's costs, revenues, or revenue requirements above or below the amounts set forth in Appendix 3 associated with or caused by:

     (i)  any externally imposed accounting change;

     (ii) any change in the Federal, state or local rates, laws, regulations, or precedents governing income, revenue, sales, or franchise taxes; or

     (iii) any legislative, court, or regulatory change, which imposes new or modifies existing obligations or duties.

If these Exogenous Costs individually or collectively in any one Rate Year ending December 31 exceed three percent (3%) of KEDLI's pre-tax utility income (determined in accordance with the methodology set forth for Earnings Sharing in the KEDLI Merger Rate Plan) for the year in which the change first occurs, the total impact of the Exogenous Costs will be included in the Balancing Account pursuant to this section. In the event that exogenous costs are incurred, KEDLI shall file a letter with the Director of Accounting, Finance, and Economics setting forth the rational for the deferral and its calculation. Any disagreement associated with the filing shall be referred to the Commission for a decision.

     6.   Additional Deferrals
          --------------------

     Nothing  in  this  Merger  Joint   Proposal   shall   preclude  KEDLI  from
implementing additional deferrals as the result of the resolution of Reserved Issues or if otherwise approved by the Commission.

     7.   Limitation on Deferrals
          -----------------------

     When calculating the level of earned common equity return that may be subject to sharing under Section X.E of this Proposal, KEDLI will reduce expenses (debits) deferred for later recovery pursuant to the Proposal by up to 50% of the total deferral in any Rate Year, provided, however, that such reduction in deferrals will not cause the resulting earnings to decrease below 11.3%, and provided further that deferrals of SIR costs, deferrals associated with incentives, deferrals associated with amounts recovered through the GAC and/or TAC, deferred DSM costs, deferred Pension and OPEB expenses, and deferrals of the revenue requirements associated with City/State Construction or other specific capital expenditures identified in Section 4 will be excluded from this deferral limitation provision. D. Other Provisions

     1.   Temperature Controlled and Interruptible Services
          -------------------------------------------------

     Temperature Controlled Service and Interruptible Service will remain as distinct service classifications. However, the terms of the Temperature Controlled Service Classification will be modified to include an annual price cap to equal the annual revenue, including all surcharges, that would be derived from providing service to such customers under S.C. No. 2. The monthly price cap will be removed from the tariff for the Temperature Controlled Service
Classification. In addition, KEDLI's Temperature Controlled Service Classification will be changed so that the allocation of gas demand charges to Temperature Controlled Sales customers will increase from $.10/dth to $.46/dth. KEDLI will credit all such allocated demand charges paid to firm customers through the GAC.

E. Earnings Sharing

     Following each of the five rate years, KEDLI will make a computation of its gas rate of return on common equity capital (ROE) for the applicable preceding rate year utilizing a capital structure with an equity component equal to 45 percent. In the event of a Stayout, KEDLI will make the computation for any subsequent twelve-month period during which the Stayout was in effect for at least a portion of the twelve-month period. The computations and the underlying data will be made available to the Signatory Parties and filed with the Commission not later than 150 days following the end of the applicable twelve-month period. The filings will include supporting workpapers and the ROE calculation based on traditional ratemaking practices and methodologies applicable to KEDLI as to includable costs, revenues and appropriate capital structure. The computation of ROE will be calculated from KEDLI's books of account for the applicable twelve-month period, except that:

     (a) KEDLI's rate base shall not include any goodwill associated with the National Grid/KeySpan merger,

     (b) KEDLI's return shall exclude the effects of discrete incentives, if any, as may be applied as a result of this or another phase of these proceedings,

     (c) KEDLI's operating expenses shall reflect the levelized cost to achieve and synergy savings shown on page 1 of Appendix 6 such that 50 percent of the levelized net synergy savings (i.e., line 26 of page 1 of Appendix 6) shall be excluded from the earnings calculation. This provision will not extend in the event of a Stayout.

     (d) KEDLI's return shall exclude the effect of any costs to achieve merger savings associated with executive benefits,

     (e) KEDLI shall include the annual amortization of the regulatory liability associated with any margin revenues that are not realized in actual sales to customers and are being amortized over the five Rate Years to match the adjustments to the cost of service shown in Appendix 3, and

     (f) KEDLI's return shall exclude revenue adjustments due to prior period over- or under-revenue recoveries related to revenue decoupling mechanisms.


     If the level of earned common equity return in any rate year exceeds 10.5 percent ("Earnings Sharing Threshold"), the amount in excess of 10.5% shall be deemed "Shared Earnings" for the purposes of this Joint Proposal. In the event of a Stayout, the earnings sharing provisions will continue for the Rate period, to be applied, if necessary, on a pro-rata basis based on monthly operating revenues. The customers' share of any earnings will be credited to KEDLI's Balancing Account for the benefit of customers. For each twelve-month period covered by this Joint Proposal, KEDLI will allocate the revenue equivalent of its earned common equity return, if any, in excess of the 10.5 percent Earnings Sharing Threshold as follows:

     (a) for the first 200 basis points above the Earnings Sharing Threshold (i.e. >10.5% - 12.5%), 50% of the revenue equivalent of any Shared Earnings will be deferred for the benefit of customers and the remaining 50% will be retained by KEDLI;

     (b) for the next 100 basis points above the Earnings Sharing Threshold (i.e. >12.5% to 13.5%), 65% of the revenue equivalent of the Shared Earnings will be deferred for the benefit of customers and 35% will be retained by KEDLI; and

     (c) all Shared Earnings in excess of 13.5% will be deferred for the benefit of customers.

     Pursuant to another phase of these proceedings, the Signatory Parties will collaborate to establish certain targets associated with the implementation and operation of demand side management programs. In the event that these targets are met in any applicable twelve-month period, KEDLI's Earnings Sharing Threshold and all other earnings sharing thresholds as identified above shall be adjusted upward by 10 basis points for the applicable twelve-month period, as follows:

     (a) for the first 200 basis points above the Earnings Sharing Threshold (i.e. >10.6% - 12.6%), 50% of the revenue equivalent of any Shared Earnings will be deferred for the benefit of customers and the remaining 50% will be retained by KEDLI;

     (b) for the next 100 basis points above the Earnings Sharing Threshold (i.e. >12.6% to 13.6%), 65% of the revenue equivalent of the Shared Earnings will be deferred for the benefit of customers and 35% will be retained by KEDLI; and

     (c) all Shared Earnings in excess of 13.6% will be deferred for the benefit of customers.

XI.  PROVISIONS AFFECTING NIAGARA MOHAWK POWER CORPORATION

A. Merger Synergy Savings and Costs to Achieve

     In a separate filing to the Commission, Niagara Mohawk will provide for a flow-through to its customers of a share of the net synergy savings allocable to Niagara Mohawk in accordance with Attachment 10 to the Niagara Mohawk rate plan.

B. Accelerated Rate Credit

     In a separate rate filing made under its rate plan, contemporaneously with its next CTC reset filing for consideration by the parties in that case, Niagara Mohawk will propose an alternative one-month credit of the net synergy savings for balance of the Niagara Mohawk rate plan.

C. Commitment to Increase Internal Company Staffing in Upstate New York

     1.   Transmission Staffing

          National Grid shall initially implement a voluntary program for at least thirty line mechanics and thirty electricians to work in the Transmission Group in Upstate New York with an opt-out that stays with the employee. Any line mechanic or electrician opting to work in the Transmission Group will be back-filled one-for-one in distribution in Niagara Mohawk's Service Territory.

     2.   Distribution Staffing

          In addition to the backfilling of Distribution Line positions for transfers to the Transmission Group, National Grid intends to maintain a staffing level of 700 positions in the Distribution Line Department located in Niagara Mohawk's Service Territory, and seek to add at least 30 positions annually over the next three years.

         3.  Customer Service Staffing

          Regarding Customer Service, incumbent employees currently occupying positions in the upstate New York Customer Service Contact Centers will be maintained through 2010. National Grid will commit to operating one call center business in upstate New York through 2010, and possibly beyond, if a new and separate labor agreement can be reached. The agreement will provide maximum flexibility to ensure the highest of quality standards, including work performance metrics, so that the center can operate competitively compared to the call center marketplace.

         4. Article VII Compliance Staffing

          National Grid shall implement the following enhanced procedures with respect to the preparation and prosecution of Article VII and Part 102 proceedings for transmission projects with the goal of processing efficiently the Commission filings for the significant level of capital projects and spending in Upstate New York:

          (a) National Grid shall organize a cross-functional in-house Permitting & Licensing Team dedicated to Upstate New York projects, which includes representatives from the Environmental, Project Management, Engineering, Communications, and Legal functions. This team shall be supplemented by the addition of National Grid staff members devoted to engineering and project management for New York projects;

          (b) the in-house Permitting & Licensing Team shall be supported by recently designated engineering consultants, environmental consultants, and New York counsel that may include outside counsel based in New York;

          (c) National Grid shall implement improved quality control over consultant-produced documents prior to their submission to the PSC; and

          (d) National Grid shall hold periodic meetings and consultations with Staff, in which Company personnel and its consultants will discuss the status of and issues associated with existing filings, the upcoming schedule for future Article VII filings, and improvements that can be made to those filings or the process before the Commission, with the objective of fully meeting the Staff's and Commission's expectations for those filings and process.

XII. PROVISIONS ASSOCIATED WITH LIPA AGREEMENT

A. Additional Benefits to Long Island Customers through LIPA Agreement

     Several provisions in the LIPA agreements represent significant additional value to several Signatory Parties that they believe support the Commission's public interest determination in this case. Those provisions include the following:

          "5, Staffing of On-Island Field Force and Storm Support. Section 4.6 of the Amended and Restated MSA is amended to add a new subsection (D) thereto to read as follows:

               `Staffing of On-Island Field Force and Storm Support. The Manager shall maintain an appropriate level of field personnel (to include Electric Design & Construction, Electric Service, Electric System
          Operations, Substation Maintenance, and Meter & Test or their successors performing similar functions) in LIPA's Service Area reasonably necessary to satisfy the Manager's contractual obligations under this Agreement and to meet the target performance levels for the Performance Metrics; The Manager, shall provide LIPA with reasonable advance notice of any proposed changes to the level of such field personnel in LIPA's Service Area in order to enable LIPA to fairly consider Manager's proposed changes, and the Manager shall consider LIPA's concerns before making any changes to the staffing level of such field personnel that could be reasonably expected to negatively impact service quality in LIPA's Service Area. In the event of a storm or other adverse operational condition, National Grid shall provide or cause to be provided field support, logistics support and mutual aid services from its other business units to support LIPA as if LIPA were an Affiliate of National Grid and, if necessary, shall cause its Affiliates to provide field support, logistics support and mutual aid services to LIPA, National Grid shall provide LIPA with mutual aid services in accordance with the terms and conditions of National Grid's Mutual Assistance Agreement, then in effect. LIPA will be afforded the opportunity to consult on any proposed changes to National Grid's Mutual Assistance Agreement.

          "6. Customer  Service Long Island Presence and Storm Support.  Section
     4.9 of the Amended and Restated MSA is amended to add a new subsection (K) thereto to read as follows:

               "(K) Customer Service Long Island Presence and Storm Support. The Manager shall maintain at all times during the Term hereof a call center on Long Island, sufficiently staffed to handle normal call activity (excluding credit and collections calls). The Manager agrees that during the Term hereof it will not (1) reduce the number of customer walk-in centers from those in existence on January 1, 2006 as well as the Far Rockaway customer walk-in facility without LIPA's prior written approval, (2) relocate any customer walk-in centers without LIPA's prior written approval (which LIPA may not unreasonably withhold), or (3) outsource meter reading or meter services without LIPA's prior written approval. As provided in Section 4.6(D), in the event of a storm or other adverse operational condition, National Grid shall provide or cause to be provided customer service support to LIPA as if LIPA were an Affiliate of National Grid and, if necessary, shall cause its Affiliates to provide customer service support to LIPA."

IN WITNESS WHEREOF, the Signatory Parties hereto have this day signed and executed this Joint Proposal.

                                /s/ Steven L Zelkowitz
                                ----------------------
                                KeySpan Corporation, The Brooklyn Union Gas
                                Company d/b/a KeySpan Energy Delivery
                                New York, and KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island

                                Date: July 6, 2007

IN WITNESS WHEREOF, the Signatory Parties hereto have this day signed and executed this Joint Proposal.

                             /s/ Lawrence J. Reilly
                             /s/ Thomas G. Robinson
                             /s/ Robert H Hoaglund II
                             ------------------------
                             National Grid plc and Niagara Mohawk Power
                             Corporation

                             Date: July 6, 2007

IN WITNESS WHEREOF, the Signatory Parties hereto have this day signed and executed this Joint Proposal. In executing this Joint Proposal, Staff does not join in provision VIII(B)(1)(a) regarding particular potential transmission projects. In executing this Joint Proposal, Staff does not join in provision XI
(B) regarding a potential accelerated rate credit that would affect customers of Niagara Mohawk Power Corporation.

                                       /s/ Paul Agresta
                                       ----------------
                                       Staff of the New York State Department
                                       of Public Service

                                       Date: July 6, 2007

IN WITNESS WHEREOF, the Signatory Parties hereto have this day signed and executed this Joint Proposal.

                                        /s/David Prestemon
                                        ------------------
                                        New York State Consumer Protection Board

                                        Date: July 6, 2007

IN WITNESS WHEREOF, the Signatory Parties hereto have this day signed and executed this Joint Proposal. In executing this Joint Proposal, the City of New York does not join in provision VIII.A. regarding Treatment of Generation and Transmission Assets.

                              /s/ Moshe H. Bonder, counsel, Couch White, LLC
                              -----------------------------------------------
                              on behalf of the City of New York

                              Date: July 6, 2007

IN WITNESS WHEREOF, the Signatory Parties hereto have this day signed and executed this Joint Proposal. In executing this Joint Proposal, the Public Utility Law Project does not join in support of "Section VIII. Treatment of Generation & Transmission Assets" of the proposal.

                                                     /s/ Ben Wiles
                                                     -------------
                                                     Public Utility Law Project

                                                     Date: July 6, 2007

IN WITNESS WHEREOF, the Signatory Parties hereto have this day signed and executed this Joint Proposal.

                              /s/ Brian Lederer
                              -----------------
                              International Brotherhood of Electrical Workers Locals 1049 & 1381

                              Date: July 6, 2007

IN WITNESS WHEREOF, the Signatory Parties hereto have this day signed and executed this Joint Proposal.

                              /s/ Richard  J. Koda (for David Falletta)
                              -----------------------------------------
                              International Brotherhood of Electrical Workers Locals 97

                              Date: July 6, 2007

                Merger & Gas Revenue Requirement Joint Proposal



           APPENDIX 1 - List of Testimony and Exhibits to be Admitted

                                   APPENDIX 1
                  LIST OF TESTIMONY AND EXHIBITS TO BE ADMITTED




TESTIMONY
---------

Pre-filed Direct Testimony of Lawrence J. Reilly and Steven L. Zelkowitz, dated October 3, 2006 and revised May 30, 2007 (no exhibits)

Pre-filed Direct Testimony of John G. Cochrane, dated October 3, 2006 and revised May 30, 2007, sponsoring Exhibit JGC-1

Pre-filed Direct Testimony of Michael D. Laflamme and James M. Molloy, dated October 3, 2006 and revised May 30, 2007, sponsoring Exhibits MDL/JMM-1(1) through MDL/JMM-10, Copy of Responses to DPS-15 and DPS-36

Pre-filed Direct Testimony of David J. Hoffman and Richard J. Levin, dated October 3, 2006 (no exhibits)

Pre-filed Direct Testimony of Melissa Nairn and Lee Klosowski, dated October 3, 2006, sponsoring Exhibit MN/LK-1

Pre-filed Direct Testimony of Bruce Johnson, dated October 3, 2006 (no exhibits)

Pre-filed Supplemental Testimony of Lawrence J. Reilly, dated October 27, 2006 (no exhibits)

Pre-filed Direct Testimony of Michael L. Schiavone, Jr., dated October 27, 2006, sponsoring Exhibits MLS-1 through MLS-3

Pre-filed Direct Testimony of Masheed H. Saidi, dated October 27, 2006, sponsoring Exhibits MHS-1 through MHS-6

Pre-filed Direct Testimony of Alan V. Feibelman and Richard J. Levin, dated December 14, 2006, sponsoring Exhibits AVF/RJL-1 and AVF/RJL-2

Pre-filed Supplemental Joint Testimony of Michael D. Laflamme and James M. Molloy, dated January 10, 2007, sponsoring Exhibits MDL/JMM-4-KEDLI--Updated, MDL/JMM-4-KEDNY-Updated, MDL/JMM-5-KEDLI-Updated, MDL/JMM-5-KEDNY-Updated,
MDL/JMM-6-KEDLI-Updated, MDL/JMM-6-KEDNY-Updated, MDL/JMM-10-KEDLI-Updated and MDL/JMM-10-KEDNY-Updated - exhibits deleted per May 30, 2007 Update filing

----------
(1) In the May 30, 2007 Update filing, Michael D. Laflamme was deleted from the panel, the testimony was updated, Exhibits 4 through 9 (KEDLI and KEDNY) and Copy of Responses to DPS-15 and 36 were deleted, and exhibits labeled "MDL/JMM" were changed to "JMM".

Pre-filed Direct Testimony of Merger Policy Panel (Redacted) consisting of Thomas Coonan, Warren E. Myers and John D. Stewart, dated February 20, 2007, sponsoring Exhibits MPP-1 through MPP-28 (Exhibits 25 and 26 are redacted)

Pre-filed Direct Testimony of Constraints Panel consisting of Thomas Paynter and Edward C. Schrom, Jr., dated February 20, 2007, sponsoring Exhibits CP-1 and CP-2

Pre-filed Direct Testimony of David F. Reulet, dated February 20, 2007, sponsoring Exhibits DFR-1 through DFR-8

Pre-filed Direct Testimony of Michael W. Wayand, dated February 20, 2007, sponsoring Exhibits MWW-1 and MWW-2

Pre-filed Direct Testimony (redacted and unredacted) of Dr. Douglas W. Elfner, dated February 20, 2007, sponsoring Exhibit DWE-1

Pre-filed Direct Testimony of Michael P. Gorman, dated February 20, 2007, sponsoring Exhibit MPG-13

Pre-filed Rebuttal Testimony of Lawrence J. Reilly and Steven L. Zelkowitz, dated March 7, 2007, sponsoring Exhibit LJR/SLZ-1R - Testimony and Exhibit revised per May 30, 2007 Update filing

Pre-filed Rebuttal Testimony of John G. Cochrane and James Read, dated March 7, 2007 as revised May 30, 2007, sponsoring Exhibits JGC/JR-1R through JGC/JR-6R

Pre-filed Rebuttal Testimony of Steven L. Zelkowitz (confidential), dated March 7, 2007 (no exhibits)

Pre-filed Rebuttal Testimony of Reliability Panel consisting of Keith P. McAfee, Cheryl A. Warren, David Wright and Scott D. Leuthauser, dated March 7, 2007 as revised May 30, 2007, sponsoring Exhibits Reliability Panel-1R through Reliability-4R

Pre-filed Rebuttal Testimony of Rates Panel, dated March 7, 2007 as revised May 30, 2007,(2) sponsoring Exhibits Rates Panel-1R through Rates Panel-4R

Pre-filed Rebuttal Testimony of Alan V. Feibelman and Richard J. Levin, dated March 7, 2007, sponsoring Exhibits AVF/RJL-1R through AVF/RJL-3R

Pre-filed Rebuttal Testimony of Melissa Nairn and Lee Klosowski, dated March 7, 2007 as revised May 30, 2007, sponsoring Exhibit MN/LK-1R

Pre-filed Rebuttal Testimony of Robert B. Catell, dated March 7, 2007 (no exhibits)

Pre-filed Rebuttal Testimony of Lawrence J. Reilly, dated March 7, 2007 (no exhibits)

----------
(2) In the May 30, 2007 Update filing, James Molloy became the sole witness, Exhibit Rates Panel-1R was deleted and a new Exhibit Rates Panel 1S was submitted.

Pre-filed Rebuttal Testimony of Masheed H. Saidi, dated March 7, 2007 (no exhibits)


Pre-filed Supplemental Testimony of Lawrence J. Reilly and Steven L. Zelkowitz, dated May 30, 2007 (no exhibits)

Pre-filed Factual Update Testimony to Testimony on Vertical Market Power Issues of Michael L. Schiavone, Jr., dated May 30, 2007 (no exhibits)

Pre-filed Supplemental Testimony of Alan V. Feibelman and Rick J. Levin, dated May 30, 2007, sponsoring Exhibits AVR/RJL-1S through AVR/RJL-9S

Pre-filed  Factual Update Testimony to Direct and Rebuttal  Testimony of Masheed
H. Saidi, dated May 30, 2007, sponsoring Exhibit MHS-7

Pre-filed Updated Rebuttal Testimony of Reliability Panel, dated May 30, 2007, sponsoring Exhibit Reliability Panel-1S

Pre-filed Updated Rebuttal Testimony of James M. Molloy, dated May 30, 2007, deleting Exhibit Rates Panel-1R and sponsoring Exhibit Rates Panel-1S


PROPOSED EXHIBITS
-----------------

Exhibit No.___.  Merger & Gas Revenue  Requirement  Joint Proposal dated July 6,
2007

Exhibit No.___.   Pre-filed Joint Petition Exhibit 1, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 2, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 3, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 4, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 5, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 6, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 7, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 8, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 9, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 10, dated July 20, 2006

Exhibit No.___.   Pre-filed Joint Petition Exhibit 11, dated July 20, 2006

Exhibit No.___.   Pre-filed Exhibit JGC-1, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MDL/JMM-1,(3) dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MDL/JMM-2, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MDL/JMM-3, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MN/LK-1, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MLS-1, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit MLS-2, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit MLS-3, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit MHS-1, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit MHS-2, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit MHS-3, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit MHS-4, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit MHS-5, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit MHS-6, dated October 27, 2006

Exhibit No.___.   Pre-filed Exhibit AVF/RJL-1, dated December 14, 2006

Exhibit No.___.   Pre-filed Exhibit AVF/RJL-2, dated December 14, 2006

Exhibit No.___.   Pre-filed Exhibit MPP-1, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-2, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-3, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-4, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-5, dated February 20, 2007

----------
(3) In the May 30, 2007 Update filing, exhibits labeled "MDL/JMM" were changed to "JMM" and Exhibits MDL/JMM-4 through MDL/JMM-9 and Copies of Responses to DPS-15 and 36 were deleted.

Exhibit No.___.   Pre-filed Exhibit MPP-6, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-7, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-8, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-9, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-10, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-11, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-12, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-13, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-14, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-15, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-16, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-17, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-18, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-19, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-20, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-21, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-22, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-23, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-24, dated February 20, 2007

Exhibit No.___. REDACTED VERSION of Pre-filed Exhibit MPP-25, dated February 20,
                2007

Exhibit  No. 71 .  CONFIDENTIAL  VERSION  of  Pre-filed  Exhibit  MPP-25,  dated
                   February 20, 2007

Exhibit No.___. REDACTED VERSION of Pre-filed Exhibit MPP-26, dated February 20,
                2007

Exhibit  No. 72 .  CONFIDENTIAL  VERSION  of  Pre-filed  Exhibit  MPP-26,  dated
                   February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-27, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MPP-28, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit CP-1, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit CP-2, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit DFR-1, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit DFR-2, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit DFR-3, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit DFR-4, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit DFR-5, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit DFR-6, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit DFR-7, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit DFR-8, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MWW-1, dated February 20, 2007

Exhibit No.___.   Pre-filed Exhibit MWW-2, dated February 20, 2007

Exhibit No.___.  REDACTED VERSION of Pre-filed Exhibit DWE-1, dated February 20,
                 2007

Exhibit No. 87. CONFIDENTIAL  VERSION of Pre-filed Exhibit DWE-1, dated February
                20, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-13, dated February 20, 2007

Exhibit No.___.  Pre-filed Exhibit LJR/SLZ-1R,  dated March 7, 2007, revised May
                 30, 2007

Exhibit No.___.   Pre-filed Exhibit JGC/JR-1R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit JGC/JR-2R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit JGC/JR-3R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit JGC/JR-4R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit JGC/JR-5R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit JGC/JR-6R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit Reliability Panel-1R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit Reliability Panel-2R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit Reliability Panel-3R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit Reliability Panel-4R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit Rates Panel-2R,(4) dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit Rates Panel-3R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit Rates Panel-4R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit AVF/RJL-1R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit AVF/RJL-2R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit AVF/RJL-3R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit MN/LK-1R, dated March 7, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-1S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-2S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-3S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-4S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-5S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-6S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-7S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-8S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit AVR/RJL-9S, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit MHS-7, dated May 30, 2007

Exhibit No.___.   Pre-filed Exhibit Reliability Panel-1S, dated May 30, 2007

----------
(4)  Exhibit Rates Panel-1R was deleted by the May 30, 2007 Update filing.

Exhibit No.___.   Pre-filed Exhibit Rates Panel-1S, dated May 30, 2007

Exhibit No.___.  Witness Affidavit of Lawrence J. Reilly sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Steven L. Zelkowitz sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of John C. Cochrane sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of James M. Molloy sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of David J. Hoffman sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Richard J. Levin sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Melissa R. Nairn sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Lee Klosowski  sponsoring  testimony as if given orally

Exhibit No.___. Witness Affidavit of Bruce A. Johnson sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Michael L. Schiavone  sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Masheed H. Saidi sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Alan V. Feibelman  sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of James Read sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Keith P. McAfee sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Cheryl A. Warren sponsoring testimony as if given orally

Exhibit No.___. Witness  Affidavit of David Wright  sponsoring  testimony as if given orally

Exhibit No.___. Witness Affidavit of Scott D. Leuthauser sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Robert B. Catell sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Warren E. Myers sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of John D. Stewart sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Thomas Paynter sponsoring  testimony as if given orally

Exhibit No.___. Witness Affidavit of Edward C. Schrom, Jr. sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of David F. Reulet sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Michael W. Wayand sponsoring  testimony as if given orally

Exhibit No.___. Witness Affidavit of Dr. Douglas W. Elfner sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Michael P. Gorman sponsoring  testimony as if given orally

TESTIMONY
---------

Pre-filed Direct Testimony (KEDNY) of Joseph F. Bodanza dated October 3, 2006, sponsoring proposed exhibits JFB-1 (KEDNY) through JFB-4 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of Robert G. Rosenberg dated October 3, 2006, sponsoring proposed exhibit RGR-1 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of Patrick J. McClellan dated October 3, 2006, sponsoring proposed exhibits PJM-1 (KEDNY) through PJM-13 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of John F. Haran dated October 3, 2006, sponsoring proposed exhibits JFH-1 (KEDNY) and JFH-2 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of Justin C. Orlando dated October 3, 2006, sponsoring proposed exhibits JCO-1 (KEDNY) and JCO-2 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of Robert P. Moore dated October 3, 2006, as revised January 10, 2007, sponsoring proposed exhibit RPM-1 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of James H. Aikman dated October 3, 2006, sponsoring proposed exhibit JHA-1 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of Jennifer Feinstein dated October 3, 2006, sponsoring proposed exhibits JF-1 (KEDNY) through JF-3 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of Joseph T. Trainor dated October 3, 2006, sponsoring proposed exhibits JTT-1 (KEDNY) through JTT-5 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of Ronald G. Lukas dated October 3, 2006, sponsoring proposed exhibits RGL-1 (KEDNY) through RGL-2 (KEDNY)

Pre-filed Direct Testimony (KEDNY) of Melissa R. Nairn dated October 3, 2006, sponsoring proposed exhibits MRN-1 (KEDNY) through MRN-4 (KEDNY)

Pre-filed Direct Testimony (KEDLI) of Joseph F. Bodanza dated October 3, 2006, sponsoring proposed exhibits JFB-1 (KEDLI) through JFB-4 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of Robert G. Rosenberg dated October 3, 2006, sponsoring proposed exhibit RGR-1 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of Patrick J. McClellan dated October 3, 2006, sponsoring proposed exhibits PJM-1 (KEDLI) through PJM-13 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of John F. Haran dated October 3, 2006, sponsoring proposed exhibits JFH-1 (KEDLI) and JFH-2 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of Justin C. Orlando dated October 3, 2006, sponsoring proposed exhibits JCO-1 (KEDLI) and JCO-2 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of Robert P. Moore dated October 3, 2006, as revised January 10, 2007, sponsoring proposed exhibit RPM-1 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of James H. Aikman dated October 3, 2006, sponsoring proposed exhibit JHA-1 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of Jennifer Feinstein dated October 3, 2006, sponsoring proposed exhibits JF-1 (KEDLI) through JF-3 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of Joseph T. Trainor dated October 3, 2006, sponsoring proposed exhibits JTT-1 (KEDLI) through JTT-5 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of Ronald G. Lukas dated October 3, 2006, sponsoring proposed exhibits RGL-1 (KEDLI) through RGL-8 (KEDLI)

Pre-filed Direct Testimony (KEDLI) of Melissa R. Nairn dated October 3, 2006, sponsoring proposed exhibits MRN-1 (KEDLI) through MRN-4 (KEDLI)

Updated Pre-filed Direct Testimony (KEDNY) of Joseph F. Bodanza dated January 10, 2007, sponsoring proposed exhibit JFB-3 Update (KEDNY)

Updated Pre-filed Direct Testimony (KEDNY) of Patrick J. McClellan dated January 10, 2007, sponsoring proposed exhibits PJM-1 Updated (KEDNY) through PJM-12 Update (KEDNY)

Updated  Pre-filed Direct  Testimony  (KEDNY) of John F. Haran dated January 10,
2007

Updated Pre-filed Direct Testimony (KEDNY) of James H. Aikman dated January 10, 2007

Updated Pre-filed Direct Testimony (KEDNY) of Jennifer Feinstein dated January 10, 2007, sponsoring proposed exhibit JF-1 Update (KEDNY)

Updated Pre-filed Direct Testimony (KEDNY) of Ronald G. Lukas dated January 10, 2007, sponsoring proposed exhibit RGL-1 Update (KEDNY)

Updated Pre-filed Direct Testimony (KEDNY) of Melissa R. Nairn dated January 10, 2007, sponsoring proposed exhibit MRN-1 Update (KEDNY)

Updated Pre-filed Direct Testimony (KEDLI) of Joseph F. Bodanza dated January 10, 2007, sponsoring proposed exhibit JFB-3 Update (KEDLI)

Updated Pre-filed Direct Testimony (KEDLI) of Patrick J. McClellan dated January 10, 2007, sponsoring proposed exhibits PJM-1 Update (KEDLI) through PJM-12 Update (KEDLI)

Updated  Pre-filed Direct  Testimony  (KEDLI) of John F. Haran dated January 10,
2007

Updated Pre-filed Direct Testimony (KEDLI) of James H. Aikman dated January 10, 2007

Updated Pre-filed Direct Testimony (KEDLI) of Jennifer Feinstein dated January 10, 2007, sponsoring proposed exhibit JF-1 Update (KEDLI)

Updated Pre-filed Direct Testimony (KEDLI) of Ronald G. Lukas dated January 10, 2007, sponsoring proposed exhibit RGL-1 Update (KEDLI)

Updated Pre-filed Direct Testimony (KEDLI) of Melissa R. Nairn dated January 10, 2007, sponsoring proposed exhibit MRN-1 Update (KEDLI)

Pre-filed Direct Testimony of Patrick J. Barry dated January 29, 2007, sponsoring proposed exhibits PJB-1 through PJB-8

Pre-filed Direct Testimony of Aric J. Rider dated January 29, 2007, sponsoring proposed exhibits AJR-1 through AJR-17

Pre-filed Direct Testimony of John P. Sano dated January 29, 2007, sponsoring proposed exhibits JPS-1 through JPS-5

Pre-filed Direct Testimony of Stephen A. Berger dated January 29, 2007, sponsoring proposed exhibit SAB-1

Pre-filed Direct Testimony of the Accounting Rates Panel (KEDLI) consisting of Richard Brash, George Abraham, Christopher Simon and Ronald Calkins, dated January 29, 2007, sponsoring proposed exhibit ARP-1

Pre-filed Direct Testimony of the Accounting Panel Rates (KEDNY) consisting of Richard Brash, George Abraham, Christopher Simon, and Ronald Calkins, dated January 29, 2007, sponsoring proposed exhibit APR-1

Pre-filed Direct Testimony of the Plant & Depreciation Panel consisting of Daniel J. Wheeler, Aferdita Bardhi and Davide Maioriello, dated January 29, 2007, sponsoring proposed exhibits PDP-1 through PDP-10

Pre-filed Direct Testimony of the Safety Panel consisting of Christopher R. Stolicky and Joseph F. Klesin, dated January 29, 2007, sponsoring proposed exhibits SP-1 through SP-6

Pre-filed Direct Testimony of the Sales Panel consisting of Mary Ann Sorrentino and Aferdita Bardhi, dated January 29, 2007, sponsoring proposed exhibits SP-1' through SP-5'

Pre-filed Direct Testimony of Thomas Coonan dated January 29, 2007, sponsoring proposed exhibit TSC-1

Pre-filed Direct Testimony of Douglas W. Elfner dated January 29, 2007, sponsoring proposed exhibit DWE-1

Pre-filed Direct Testimony of Tariq N. Niazi dated January 29, 2007, sponsoring proposed exhibits TNN-1 and TNN-2

Pre-filed Direct Testimony of Hugh Larkin, Jr. and Donna DeRonne dated January 29, 2007, sponsoring proposed exhibits LA-1 through LA-2

Pre-filed Direct Testimony of Michael Gorman dated January 29, 2007, sponsoring proposed exhibits MPG-1 through MPG-12

Pre-filed Rebuttal Testimony of Steven L. Zelkowitz and Joseph F. Bodanza dated February 21, 2007, sponsoring proposed exhibits SLZ/JFB-1R and SLZ/JFB-2R (KEDNY only)

Pre-filed Rebuttal Testimony of Joseph F. Bodanza dated February 21, 2007, sponsoring proposed exhibits JFB-1R through JFB-4R

Pre-filed Rebuttal Testimony of Joseph F. Bodanza, Patrick J. McClellan and John
E.  O'Shaughnessy   dated  February  21,  2007,   sponsoring  proposed  exhibits
JFB/PJM/JOS-1R through JFB/PJM/JOS-3R

Pre-filed Rebuttal Testimony of Patrick J. McClellan dated February 21, 2007, sponsoring proposed exhibits PJM-1R and PJM-2R

Pre-filed Rebuttal Testimony of Robert G. Rosenberg dated February 21, 2007, sponsoring proposed exhibit RGR-1R

Pre-filed Rebuttal Testimony of John F. Haran dated February 21, 2007, sponsoring proposed exhibits JFH-1R and JFH-2R

Pre-filed Rebuttal Testimony of James H. Aikman dated February 21, 2007, sponsoring proposed exhibits JHA-1R through JHA-4R

Pre-filed Rebuttal Testimony of Justin C. Orlando dated February 21, 2007, sponsoring proposed exhibit JCO-1R

Pre-filed Rebuttal Testimony of Jennifer Feinstein and Leo Silvestrini dated February 21, 2007, sponsoring proposed exhibits JF/LS-1R through JF/LS-9R

Pre-filed Rebuttal Testimony of Ronald G. Lukas dated February 21, 2007, sponsoring proposed exhibits RGL-1R through RGL-9R

Pre-filed Rebuttal Testimony of Robert P. Moore dated February 21, 2007

Pre-filed Rebuttal Testimony of Melissa R. Nairn dated February 21, 2007

Pre-filed Rebuttal Testimony of Bruce A. Johnson dated February 21, 2007

PROPOSED EXHIBITS
-----------------

Exhibit No.___.   Pre-filed Exhibit JFB-1 KEDNY, dated October 3, 2006

Exhibit No.___.  Pre-filed Exhibit JFB-1A KEDNY, dated November 2006 (correcting
                 Schedule 6)

Exhibit No.___.   Pre-filed Exhibit JFB-2 KEDNY, dated October 3, 2006

Exhibit No.___.  Pre-filed Exhibit JFB-3 Update KEDNY, dated January 10, 2007(5)

Exhibit No.___.   Pre-filed Exhibit JFB-4 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGR-1 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit PJM-1 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-2 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-3 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-4 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-5 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-6 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-7 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-8 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit PJM-9 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-10 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-11 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-12 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-13 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JFH-1 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JFH-2 KEDNY, dated October 3, 2006

----------
(5) For exhibits that were revised or updated in the January 10, 2007 filing, only the most recent version is listed here.

Exhibit No.___.   Pre-filed Exhibit JCO-1 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JCO-2 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RPM-1 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit JHA-1 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JF-1 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit JF-2 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JF-3 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-1 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-2 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-3 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-4 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-5 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-1 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-2 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-3 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-4 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-5 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-6 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-7 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-8 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MRN-1 Update KEDNY, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit MRN-2 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MRN-3 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MRN-4 KEDNY, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JFB-1 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JFB-2 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JFB-3 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit JFB-4 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGR-1 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit PJM-1 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-2 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-3 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-4 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-5 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-6 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-7 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-8 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit PJM-9 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-10 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-11 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-12 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-13 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JFH-1 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JFH-2 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JCO-1 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JCO-2 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RPM-1 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit JHA-1 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JF-1 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit JF-2 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JF-3 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-1 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-2 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-3 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-4 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit JTT-5 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-1 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-2 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-3 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-4 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-5 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-6 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-7 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit RGL-8 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MRN-1 Update KEDLI, dated January 10, 2007

Exhibit No.___.   Pre-filed Exhibit MRN-2 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MRN-3 KEDLI, dated October 3, 2006

Exhibit No.___.   Pre-filed Exhibit MRN-4 KEDLI, dated October 3, 2006

Exhibit No.___.  Pre-filed Exhibit APR-1,  Schedule A, KEDNY,  dated January 29,
                 2007

Exhibit No.___.  Pre-filed Exhibit ARP-1,  Schedule A, KEDLI,  dated January 29,
                 2007

Exhibit No.___.   Pre-filed Exhibit PDP-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-3, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-4, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-5, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-6, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-7, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-8, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-9, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PDP-10, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-3, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-4, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-5, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-6, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-1', dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-2', dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-3', dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-4', dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SP-5', dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-3, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-4, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-5, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-6, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-7, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-8, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-9, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-10, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-11, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-12, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-13, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-14, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-15, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-16, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit AJR-17, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit JPS-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit JPS-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit JPS-3, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit JPS-4, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit JPS-5, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SAB-1, dated January 29, 2007

Exhibit No.___.  CONFIDENTIAL  VERSION of Pre-filed Exhibit PJB-1, dated January
                 29, 2007

Exhibit No. 276 REDACTED VERSION of Pre-filed  Exhibit PJB-1,  dated January 29,
                2007

Exhibit No.___.   Pre-filed Exhibit PJB-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PJB-3, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PJB-4, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PJB-5, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PJB-6, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PJB-7, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit PJB-8, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit TSC-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit LA-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit LA-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit DWE-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit DWE-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit TNN-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit TNN-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-1, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-2, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-3, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-4, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-5, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-6, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-7, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-8, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-9, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-10, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-11, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit MPG-12, dated January 29, 2007

Exhibit No.___.   Pre-filed Exhibit SLZ/JFB-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit SLZ/JFB-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFB-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFB-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFB-3R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFB-4R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFB/PJM/JOS-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFB/PJM/JOS-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFB/PJM/JOS-3R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit PJM-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGR-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFH-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JFH-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JHA-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JHA-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JHA-3R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JHA-4R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JCO-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-3R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-4R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-5R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-6R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-7R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-8R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit JF/LS-9R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-1R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-2R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-3R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-4R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-5R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-6R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-7R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-8R, dated February 21, 2007

Exhibit No.___.   Pre-filed Exhibit RGL-9R, dated February 21, 2007

Exhibit No.___.  Witness Affidavit of Joseph F. Bodanza sponsoring  testimony as if given orally

Exhibit No.___. Witness Affidavit of Robert G. Rosenberg sponsoring testimony as if given orally

Exhibit No.___.  Witness Affidavit of Patrick J. McClellan  sponsoring testimony as if given orally

Exhibit No.___.  Witness  Affidavit of John F. Haran sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Justin C. Orlando sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Robert P. Moore sponsoring testimony as if given orally

Exhibit No.___.  Witness Affidavit of James H. Aikman sponsoring testimony as if given orally

Exhibit No.___.  Witness Affidavit of Jennifer Feinstein sponsoring testimony as if given orally

Exhibit No.___.  Witness Affidavit of Joseph T. Trainor sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Ronald G. Lukas sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of John E. O'Shaughnessy  sponsoring testimony as if given orally

Exhibit No.___.  Witness Affidavit of Leo Silvestrini sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Patrick J. Barry sponsoring testimony as if given orally

Exhibit No.___.  Witness Affidavit of Thomas Coonan  sponsoring  testimony as if given orally

Exhibit No.___.  Witness  Affidavit of Aric J. Rider sponsoring  testimony as if given orally

Exhibit No.___.  Witness  Affidavit of John P. Sano  sponsoring  testimony as if given orally

Exhibit No.___.  Witness  Affidavit of Richard Brash sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of George Abraham sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Christopher Simon sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Ronald Calkins sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Daniel J. Wheeler sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Aferdita Bardhi sponsoring testimony as if given orally

Exhibit No.___.  Witness Affidavit of Davide Maioriello  sponsoring testimony as if given orally

Exhibit  No.___. Witness  Affidavit  of  Christopher  R.  Stolicky  sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Joseph F. Klesin sponsoring testimony as if given orally

Exhibit No.___. Witness Affidavit of Mary Ann Sorrentino sponsoring testimony as if given orally

Exhibit No.___.  Witness Affidavit of Douglas W. Elfner sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Tariq N. Niazi sponsoring  testimony as if given orally

Exhibit  No.___. Witness  Affidavit of Hugh Larkin  sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Donna DeRonne  sponsoring  testimony as if given orally

Exhibit No.___.  Witness Affidavit of Michael Gorman sponsoring  testimony as if given orally

                     APPENDIX 2 - KEDNY Revenue Requirement


                                                                                                    Page 1 of 21
                       KeySpan Energy Delivery of New York
                          Summary of Staff Adjustments
                     Twelve Months Ending December 31, 2008
                                     $(000)

   Adj. No.                              Description                                                       Amount
   --------                              -----------                                                       ------
               Operating Revenues -  Appendix 2, Pages 5, 6 & 7
      1        Revised sales adjustment                                                                  $ 20,970

               Operation & Maintenance Expenses - Appendix 2, Page 9
      2        Eliminate program enhancement for leak response                                             (1,850)
      3        Adjust uncollectible expense for staff adjustments                                            (272)
      4        Eliminate expense for sales promotion enhancement                                           (4,851)
      5        Reduce customer relations expense                                                             (515)
      6        Move gas supply expenses from delivery to commodity recovery                               (13,505)
      7        Adjust for updated cost and inflation                                                      (15,530)
      8        Adjust labor for 1% productivity                                                            (1,724)
      9        Adjust non-labor related expenses for 1% productivity                                       (1,159)

               Depreciation - Appendix 2, Page 10
      10       Staff depreciation changes to historic year plant                                          (22,006)
      11       Staff depreciation changes to rate year plant                                               (5,879)

               Amortizations - Appendix 2, Page 11
      12       Eliminate Property Tax Amortization                                                         (5,542)
      13       Reduce amortization of SIR costs                                                            (6,580)

               State & Federal Income Taxes - Appendix 2, Pages 13 & 14
      14       Include Medicare cash proceeds                                                                 920
      15       Adjust for change in depreciation rates and plant                                          (27,885)
      16       Eliminate property tax amortization                                                         (5,542)
      17       Reduce amortization of SIR costs                                                            (6,580)
      18       Adjust tax depreciation for plant change                                                      (628)

               Interest Deduction - Appendix 2, Page 15
      19       Adjust the interest deduction for rate base adjustments                                   (123,718)
      20       Include CWIP in the interest deduction                                                      11,923
      21       To reflect Staff's capital structure

               Rate Base - Appendix 2, Page 16
      22       Decrease gas plant balance                                                                  (9,831)
      23       Decrease reserve for depreciation                                                           12,368
      24       Eliminate deferred merger costs                                                             (4,634)
      25       Eliminate deferred SIR costs                                                               (90,669)
      26       Eliminate unamortized property tax                                                         (36,025)
      27       Adjust deferred taxes for SIR adjustment                                                    39,922
      28       Adjust deferred taxes for merger adjustment                                                  2,040
      29       Adjust deferred taxes for property tax adjustment                                           15,862
      30       Adjust deferred tax for tax depreciation                                                    (6,013)
      31       Eliminate pre-paid pension expense                                                         (88,974)
      32       Reduce M&S inventory balance                                                                  (600)


                                                                                                           Appendix 2
                                                                                                           Page 2 of 21
                       KeySpan Energy Delivery of New York
                          Summary of Staff Adjustments
                       Twelve Months Ending March 31, 2008
                                     $(000)

   Adj. No.                             Description                                                         Amount
   --------                             -----------                                                         ------
               Earnings Base / Capitalization Comparison - Appendix 2, Page 17
                Capitalization
      33       Reduce equity for pension earnings 1996 through 2003                                         30,000
      34       Eliminate intercompany accounts payable/receivable for fuel costs                            10,131

               Earnings Base
      35       Eliminate pre-paid pension expense                                                          (88,974)
      36       Reduce earnings base for non-cash pension & OPEBs                                            (3,864)

               Cash Working Capital - Appendix 2, Page 18
      37       Eliminate pensions from working cash calculation                                             17,898
      38       Eliminate OPEBs from working cash calculation                                                21,926

               Capital Structure
               See Capital Structure, Appendix 2, Page 19


                                                                                                       Appendix 2
                                                                                                       Page 3 of 21
                       KeySpan Energy Delivery of New York
                      Summary of Company Update Adjustments
                     Twelve Months Ending December 31, 2008
                                     $(000)

   Adj. No.                     Description                                                                   Amount
   --------                     -----------                                                                   ------
               Operating Revenues - Appendix 2, Pages 5 & 6
      1u       Revised sales forecast                                                                  $      (8,961)
               Revised gas cost forecast                                                                    (383,035)
               Revenue tax effect of revised forecast                                                        (13,155)

               Operation & Maintenance Expenses - Appendix 2, Page 7
      2u       Revised gas cost forecast                                                                    (383,035)
      3u       Update labor for known and measurable changes                                                     126
               Update payroll taxes for labor changes                                                              8
      4u       Update health & hospitalization to new contract                                                   236
      5u       Update OPEBs to latest actuary report                                                          (4,748)
               Update pensions to latest actuary report                                                       (4,132)
      6u       Update uncollectibles for revenue update                                                         (134)
      7u       Updated inflation factor

               Depreciation - Appendix 2, Page 8
      8u       Adjust expense for plant changes                                                                   (4)
               Adjust expense for plant changes                                                                    1
      9u       Adjust expense for depreciation reserve deficiency                                              1,938

               Amortizations - Appendix 2, Page 9
     10u       Adjust for updated property tax deferral balance                                                1,372
     11u       Adjust for updated environmental cost deferral balance                                         (3,229)

               Taxes Other Than Income Taxes - Appendix 2, Page 10
     12u       Update real estate taxes for latest known bills.                                                  785
               Update special franchise taxes for latest known bills.                                         14,636
     13u       Adjust gross revenue taxes for revenue update                                                 (10,586)
               Adjust franchise-gross revenue taxes for revenue update                                        (2,237)
               Adjust MTA surcharges for revenue update                                                         (332)
     14u       Correct state unemployment insurance error                                                        (26)
               Correct federal unemployment insurance error                                                      (10)
     16u       Update FICA taxes for payroll update                                                                1

               State & Federal Income Taxes - Appendix 3, Pages 5 & 6
     17u       Adjust state taxes for updates changes (see pages 13-15 for details)                             (992)
     17u       Adjust federal taxes for update changes (see pages 13-15 for details)                          (3,499)

               Rate Base - Appendix 2, Page 14
     18u       Decrease gas plant balance                                                                        (66)
     19u       Adjust depreciation reserve for correction and depreciation exp. adjs.                         10,825
     20u       Update deferred SIR expenses for actual costs                                                 (20,985)
     21u       Update unamortized property costs for actual tax bills                                          8,916
     22u       Updated inflation factor
     23u       Adjust deferred income taxes for updates                                                          478
     24u       Adjust cash working capital for O&M changes (detailed on page   )                                (924)


                                                                                                                Appendix 2
                                                                                                               Page 4 of 21
                       KeySpan Energy Delivery of New York
                  Summary of Joint Proposal Adjustments Twelve
           Months Ending December 31, 2008, 2009, 2010, 2011, and 2012
                                     $(000)

Adj. No.                               Description                                                 Amount for March 31 year end
--------                              ------------
                                                                                      2008      2009       2010     2011      2012
                                                                                      ----      ----       ----     ----      ----
        Operating Revenues - Appendix 2, Pages 5 & 6
 1s     Revised sales forecast                                                     $(7,813)  $ 5,810    $ 8,701  $ 8,464   $ 8,405

        Operation & Maintenance Expenses - Appendix 2, Page 7
 2s     Allowance for leak response program                                          1,850
        Increase payroll for 2.8% forecast                                               -     1,687      1,734        -         -
 3s     Increase for Inflation forecast                                                  -         -          -        -         -
 4s     Update to latest actual bills, and inflation forecast less 1% productivity    (243)      156        157        -         -
 5s     Adjust uncollectible expense for revenue adjustments                           335       534        318        -         -
 6s     Decrease discretionary programs and adjust for inflation                    (9,684)      432        441        -         -
 7s     Overall settlement productivity adjustment                                   6,891    (2,017)      (288)       -         -
 8s     Remove merger/rate costs and amortize rate case costs over 3 years          (1,527)      (34)       (34)       -         -
 9s     Reduce costs for management efficiency programs                             (1,735)   (3,456)    (1,565)       -         -

        Depreciation - Appendix 2, Page 8
 10s    Adjust expense for plant changes                                              (823)    3,018      3,548    3,548     3,548
 11s    Correct staff depreciation adjustment                                        3,205         -          -        -         -
 12s    Adjust expense for depreciation reserve deficiency                          (1,938)        -          -        -         -

        Amortizations - Appendix 2, Page 9
 13s    Amortize merger costs over three years*                                     (6,383)        -          -        -         -
        * Merger amortization is moved to environmental amortization after year 3
 14s    Adjust property tax amortization reflect a $22.5 million balance reduction   2,328         -          -        -         -
 15s    Adjust environmental cost amortization to staff's position                   3,229         -          -        -         -

        Taxes Other Than Income Taxes - Appendix 2, Page 10
 16s    Update real estate/special franchise taxes for latest known bills.          (2,476)        -          -        -         -

        State & Federal Income Taxes - Appendix 2, Pages 5-7
 17s    Adjust state taxes for settlement adjs & tax rate change
           (pgs. 13-15 for detail)                                                     583      (625)      (708)    (729)     (598)
 17s    Adjust federal taxes for settlement adjs (pgs. 13-15 for detail)             3,839    (2,316)    (2,624)  (2,800)   (2,966)

        Rate Base - Appendix 2, Page 14
 18s    Adjust plant for capitalized pension/OPEB and revised forecast             (30,500)  150,455    134,775        -         -
 19s    Adjust depreciation reserve for depreciation expense adjustments              (222)  (77,928)   (81,476)       -         -
 20s    Reverse company update adjustment                                           20,985         -          -        -         -
 21s    Adjust property tax deferral balance for $22.5 million reduction            15,132    (3,700)    (3,700)       -         -
 22s    Adjust deferred income taxes for settlement adjustments                    (19,536)    1,107      1,702        -         -
 23s    Adjust for forecasted changes                                                    -         -          -   51,934    51,934

        Earnings Base / Capitalization Comparison - Appendix 2, Page 15
 24s    Reverse staff's adjustment for pension earnings                            (30,000)        -          -        -         -
 25s    Reverse staff's adjustment for non-cash pension & OPEBs                      3,864         -          -        -         -

        Cash Working Capital - Appendix 2, Page 16
 26s    Adjust for O&M changes
 27s    Reverse staff's adjustment for pensions                                    (17,898)        -          -        -         -
 28s    Reverse staff's adjustment for OPEBs                                       (21,926)        -          -        -         -


Capital Structure
See Capital Structure, Appendix 2, Page 17


                                                                                                                        Appendix 2
                                                                                                                       Page 5 of 21
                       KeySpan Energy Delivery of New York
          Statement of Operating Income, Rate Base, and Rate of Return
                     Twelve Months Ending December 31, 2008
                                     $(000)

                            Company                                                                             Revenue
                             Filed       Adj.   Staff      Adj. Co. Update    Adj.  Settlement   As Adjusted      Req.        Rate
                            Rate Year     No. Adjustment   No.     Adjs.       No      Adjs         Year 1      Year 1       Year 1
Operating Revenues
Margins                     $ 646,908      1    $ 20,970    1u     $ (8,961)   1s   $ (7,813)      $ 651,104  $ 30,299     $ 681,402
Cost of Gas                 1,607,526                       1u     (383,035)                       1,224,491               1,224,491
Revenue Taxes                  84,589                       1u      (13,155)                          71,434                  71,434
Other Operating Revenue        18,589                                                                 18,589                  18,589
                          ------------       ------------      -------------      --------------------------------------------------
Total Operating Revenue     2,357,612             20,970           (405,151)          (7,813)      1,965,618    30,299     1,995,917
                          ------------       ------------      -------------      --------------------------------------------------
      Base Rate % Increase                                                                                       1.54%
Operation & Maintenance
 Expenses                   1,955,784    p.7     (39,406) p.7      (390,561) p.7     (22,570)      1,503,248       448     1,503,696
Depreciation                  110,074    p.8     (27,885) p.8         1,935  p.8         444          84,568                  84,568
Amortizations                  24,478    p.9     (12,122) p.9        (1,857) p.9        (826)          9,673                   9,673
Taxes Other Than Income
 Taxes                        195,738                  -  p.10        2,232  p.10     (2,476)        195,494                 195,494
                          ------------       ------------      -------------      --------------------------------------------------
Total Operating Expenses    2,286,074            (79,413)          (388,251)         (25,428)      1,792,982       448     1,793,431
                          ------------       ------------      -------------      --------------------------------------------------
Operating Income before
 Income Taxes                  71,538            100,383            (16,900)          17,615         172,636    29,850       202,486
                          ------------       ------------      -------------      --------------------------------------------------
State Income Tax                  838  p.11        9,491  17u          (992) 17s         583           9,919     2,576        12,496
Federal Income Tax              5,155  p.12       33,463  17u        (3,499) 17s       3,839          38,958     9,546        48,504
                          ------------       ------------      -------------      -----------                -----------------------
Utility Operating Income     $ 65,545           $ 57,428          $ (12,409)        $ 13,193       $ 123,758  $ 17,728     $ 141,486
                          ============       ============      =============      ==================================================
Rate Base                 $ 1,974,005  p.14   $ (123,718) p.14      $ 1,613  p.14   $ 14,110     $ 1,866,011              $1,866,011
                          ============       ============      =============      ===========================          =============
Rate of Return                  3.32%                                                                  6.63%                   7.58%
                          ============                                                       ================          =============


                                                                                                                      Appendix 2
                                                                                                                      Page 6 of 21
                       KeySpan Energy Delivery of New York
          Statement of Operating Income, Rate Base, and Rate of Return
                Twelve Months Ending December 31, 2009, and 2010
                                     $(000)


                                                           Revenue                                              Revenue
                            Adj.   Adjs.    As Adjusted      Req.        Rate       Adj.  Adjs.    As Adjusted    Req.         Rate
                             No.   Year 2       Year 2      Year 2      Year 2       No.  Year 3       Year 3     Year 3      Year 3

Operating Revenues
Margins                      1s  $ 5,810      $ 687,212   $ 12,812    $ 700,024     1s   $ 8,701    $ 708,725   $ 12,377   $ 721,102
Cost of Gas                                   1,224,491               1,224,491                     1,224,491              1,224,491
Revenue Taxes                                    71,434                  71,434                        71,434                 71,434
Other Operating Revenue                          18,589                  18,589                        18,589                 18,589
                                ------------------------------------------------       ---------------------------------------------
Total Operating Revenue            5,810      2,001,727     12,812    2,014,538            8,701    2,023,239     12,377   2,035,616
                                ------------------------------------------------       ---------------------------------------------
      Base Rate % Increase                                   0.64%                                                 0.61%
Operation & Maintenance
 Expenses                 p.7      1,810      1,505,506        190    1,505,696   p.7      5,381    1,511,077        183   1,511,260
Depreciation              p.8      3,018         87,586                  87,586   p.8      3,548       91,134                 91,134
Amortizations             p.9          -          9,673                   9,673   p.9          -        9,673                  9,673
Taxes Other Than
 Income Taxes             p.10     6,106        201,600                 201,600  p.10      6,408      208,008                208,008
                                ------------------------------------------------       ---------------------------------------------
Total Operating Expenses          10,934      1,804,364        190    1,804,554           15,338    1,819,892        183   1,820,075
                                ------------------------------------------------       ---------------------------------------------
Operating Income before
 Income Taxes                     (5,124)       197,362     12,622      209,984           (6,637)     203,348     12,194     215,541
                                ------------------------------------------------       ---------------------------------------------
State Income Tax          17s       (625)        11,870      1,089       12,960   17s       (708)      12,252      1,052      13,304
Federal Income Tax        17s     (2,316)        46,188      4,037       50,225   17s     (2,624)      47,600      3,899      51,500
                                ------------------------------------------------       ---------------------------------------------
Utility Operating Income        $ (2,182)     $ 139,304    $ 7,496    $ 146,800         $ (3,304)   $ 143,496    $ 7,242   $ 150,738
                                ================================================       =============================================
Rate Base                       $ 70,094    $ 1,936,104             $ 1,936,104         $ 51,934  $ 1,988,038            $ 1,988,038
                               ========================           =============       =======================           ============
Rate of Return                                    7.20%                   7.58%                         7.22%                  7.58%
                                        ===============           =============                 =============           ============

                                                                                                                  Appendix 2
                                                                                                                  Page 7 of 21
                       KeySpan Energy Delivery of New York
          Statement of Operating Income, Rate Base, and Rate of Return
                Twelve Months Ending December 31, 2011, and 2012
                                     $(000)


                                                           Revenue                                                 Revenue
                           Adj.     Adjs.   As Adjusted     Req.       Rate      Adj.    Adjs.     As Adjusted    Req.       Rate
                           No.     Year 4      Year 4      Year 4     Year 4     No.    Year 5       Year 5      Year 5     Year 5
Operating Revenues
Margins                    1s   $ 8,464     $ 729,566    $ 12,377   $ 741,943    1s   $ 8,405     $ 750,348    $ 12,377    $ 762,725
Cost of Gas                                 1,224,491               1,224,491                     1,224,491                1,224,491
Revenue Taxes                                  71,434                  71,434                        71,434                   71,434
Other Operating Revenue                        18,589                  18,589                        18,589                   18,589
                              ------------------------------------------------       -----------------------------------------------
Total Operating Revenue           8,464     2,044,080      12,377   2,056,457           8,405     2,064,862      12,377    2,077,239
                              ------------------------------------------------       -----------------------------------------------
     Base Rate % Increase                                   0.61%                                                 0.60%
Operation & Maintenance
 Expenses                3s       5,381     1,516,641         183   1,516,824   3s      5,381     1,522,205         183    1,522,388
Depreciation             10s      3,548        94,682                  94,682   10s     3,548        98,230                   98,230
Amortizations                                   9,673                   9,673               -         9,673                    9,673
Taxes Other Than
 Income Taxes            3s       6,408       214,416                 214,416   3s      6,408       220,824                  220,824
                              ------------------------------------------------       -----------------------------------------------
Total Operating Expenses         15,337     1,835,412         183   1,835,595          15,337     1,850,932         183    1,851,115
                              ------------------------------------------------       -----------------------------------------------
Operating Income before
Income Taxes                     (6,873)      208,668      12,194     220,862          (6,932)      213,930      12,194      226,124
                              ------------------------------------------------       -----------------------------------------------
State Income Tax         17s       (729)       12,575       1,052      13,628   17s      (598)       13,029       1,052       14,082
Federal Income Tax       17s     (2,800)       48,699       3,900      52,599   17s    (2,966)       49,633       3,900       53,532
                              ------------------------------------------------       -----------------------------------------------
Utility Operating Income       $ (3,344)    $ 147,394     $ 7,242   $ 154,636        $ (3,367)    $ 151,268     $ 7,242    $ 158,510
                              ================================================       ===============================================
Rate Base                23s   $ 51,934   $ 2,039,972             $ 2,039,972   23s  $ 51,934   $ 2,091,906              $ 2,091,906
                              ========================            ============       =======================            ============
Rate of Return                                  7.23%                   7.58%                         7.23%                    7.58%
                                         =============            ============                ==============            ============

                                                                                                               Appendix 2
                                                                                                               Page 8 of 21
                       KeySpan Energy Delivery of New York
      Merger Adjustments to Stand Alone Joint Proposal Revenue Requirements
                                     $(000)
                                                                              Twelve Months Ending December 31
                                                            2008              2009          2010           2011            2012
                                                            ----              ----          ----           ----            ----
KEDNY Revenue Requirement per Joint Proposal             $ 30,300          $ 12,800      $ 12,400       $ 12,400        $ 12,400
                                                         ---------         ---------     ---------      ---------       --------
Rate Mitigators
 Cost to return to Pension/OPEB Policy Statement          $ 6,000
 Deferral of Amortization Adjustments(1)                    1,840                14            45         (1,016)          1,395
 9.8% ROE and 45% Equity Ratio                              2,576                97            72             68              63
 Imputation of TC (from $67 million to $85 million)        18,000
 Synergy Share Credit                                       5,694
Additional Margin Adjustment (2)                           (3,810)           12,689        12,283         13,348          10,942
                                                         ---------         ---------     ---------      ---------       --------
Available Rate Mitigators                                $ 30,300          $ 12,800      $ 12,400       $ 12,400        $ 12,400
                                                         ---------         ---------     ---------      ---------       --------
Revenue Requirement after Rate Mitigator                      $ -               $ -           $ -            $ -             $ -
                                                         =========         =========     =========      =========       ========

(1) The deferral mitigator also precludes deferral and subsequent recovery of special franchise property tax for KEDNY between October 1, 2007 and December 31, 2007.

(2) If a Revenue Decoupling Mechanism is developed for KEDNY, the mechanism will need to consider the impact of the Additional Margin Adjustment.

                                                                                Appendix 2
                                                                                Page 9 of 21
                       KeySpan Energy Delivery of New York
                        Operations & Maintenance Expenses
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                         Company Rate    Adj.         Staff      Adj.    Co. Update    Adj.  Settlement  As Adjusted
                                          Year Expense    No.           Adjs.     No.         Adjs.     No.     Adjs.        Year 1
Gas Costs                                $ 1,607,526                              2u       (383,035)                    $ 1,224,491
Labor                                        117,802       2           (1,850)    3u            126     2s     1,850        117,928
Incentive Programs & Rebates                   2,656                              7u             19     3s                    2,675
Other Employee Related Exp. & Benefits         2,973                              7u             21     3s                    2,994
Health & Hospitalization                      14,143                              4u            236     4s      (243)        14,136
401k Match                                     2,811                              7u              3     2s                    2,814
Advertising                                    2,634                              7u             19     3s                    2,653
Building Services                              9,942                              7u             69     3s                   10,011
Collection Agency Fees                         2,509                              7u             17     3s                    2,526
Computer Software Purchases                    3,428                              7u             25     3s                    3,453
Contract Labor                                 9,433                              7u             67     3s                    9,500
Contributions, Tickets & Sponsorships              -                                                                              -
Dues & Memberships                               960                              7u              7     3s                      967
Fleet Leasing                                  2,934                              7u             21     3s                    2,955
Franchise Requirements                         2,152                              7u             15     3s                    2,167
Insurance                                      6,414                              7u             45     3s                    6,459
Lock Box                                         463                              7u              3     3s                      466
Materials & Supplies                           5,812                              7u             41     3s                    5,853
New York Facilities                            8,307                              7u             58     3s                    8,365
OPEBs                                         21,926                              5u         (4,748)    2s                   17,178
OPEBs (loss amortization adjustment)                                                                          (7,416)        (7,416)
Other                                         13,694                              7u             96     3s                   13,790
Paving                                         3,723                              7u             26     3s                    3,749
Payroll Taxes                                  4,929                              3u              8     2s                    4,937
Pensions                                      17,898                              5u         (4,132)    2s                   13,766
Pensions (loss amortization adjustment)                                                                      (11,041)       (11,041)
Permits                                        1,439                              7u             10     3s                    1,449
Postage                                        5,808                              7u             41     3s                    5,849
PSC Assessment Fees                            7,105                              7u             50     3s                    7,155
Purchased Services                            23,912                              7u            168     3s                   24,080
Service Company Asset Recovery Charge              -                                                                              -
Telecommunications                             3,633                              7u             25     3s                    3,658
Transportation                                 5,004                              7u             35     3s                    5,039
Transportation - Liquid Fuels                  1,263                              7u              9     3s                    1,272
Uncollectibles                                 9,982       3             (272)    6u           (134)    5s       335          9,911
Accounting Change                             (2,821)                             7u            (20)                         (2,841)
Program Changes                               35,389     4,5           (5,366)    7u            249     6s    (9,684)        20,588
Unbundling Adjustment                              -       6          (13,505)                                              (13,505)
Cost Update/Inflation Adjustment                   -       7          (15,530)                          7s    15,530              -
Labor Productivity Adjustment                      -       8           (1,724)                          7s     1,724
Non-Labor Productivity Adjustment                  -      20           (1,159)                          7s     1,159              -
Overall Productivity Adjustment                                                                         7s   (11,522)       (11,522)
Remove merger/rate case costs                                                                           8s    (1,600)        (1,600)
Amortize rate case costs                                                                                8s        73             73
Management Efficiency Programs                                                                          9s    (2,154)        (2,154)
Management Efficiency Programs - CTA                                                                    9s       419            419
-----------------------------------------------------        -----------------       ---------------       -------------------------
  Total Operation & Maint. Exp.          $ 1,955,784                $ (39,406)           $ (390,560)       $ (22,570)   $ 1,503,249
                                       ==============        =================       ===============       =========================

                      KeySpan Energy Delivery of New York
                        Operations & Maintenance Expenses
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                         Adjs.          As Adjusted          Adjs.            As Adjusted
                                         Year 2             Year 2           Year 3              Year 3
Gas Costs                                               $ 1,224,491                          $ 1,224,491
Labor                                    3,302              121,230           3,394              124,625
Incentive Programs & Rebates                56                2,731              57                2,788
Other Employee Related Exp. & Benefits      63                3,057              64                3,121
Health & Hospitalization                   156               14,292             157               14,449
401k Match                                  79                2,893              81                2,974
Advertising                                 56                2,709              57                2,766
Building Services                          210               10,221             215               10,436
Collection Agency Fees                      53                2,579              54                2,633
Computer Software Purchases                 73                3,526              74                3,600
Contract Labor                             200                9,700             204                9,903
Contributions, Tickets & Sponsorships                             -                                    -
Dues & Memberships                          20                  988              21                1,008
Fleet Leasing                               62                3,017              63                3,080
Franchise Requirements                      46                2,213              46                2,259
Insurance                                  136                6,594             138                6,733
Lock Box                                    10                  476              10                  486
Materials & Supplies                       123                5,976             125                6,101
New York Facilities                        176                8,540             179                8,720
OPEBs                                      481               17,659             494               18,154
OPEBs (loss amortization adjustment)      (208)              (7,624)           (213)              (7,837)
Other                                      290               14,080             296               14,375
Paving                                      79                3,827              80                3,908
Payroll Taxes                              138                5,076             142                5,218
Pensions                                   385               14,151             396               14,547
Pensions (loss amortization adjustment)   (309)             (11,350)           (318)             (11,668)
Permits                                     30                1,479              31                1,510
Postage                                    123                5,972             125                6,097
PSC Assessment Fees                        150                7,305             153                7,459
Purchased Services                         506               24,585             516               25,102
Service Company Asset Recovery Charge                             -                                    -
Telecommunications                          77                3,735              78                3,813
Transportation                             106                5,145             108                5,253
Transportation - Liquid Fuels               27                1,299              27                1,326
Uncollectibles                             534               10,446             318               10,764
Accounting Change                          (60)              (2,901)            (61)              (2,962)
Program Changes                            432               21,020             441               21,462
Unbundling Adjustment                     (284)             (13,788)           (290)             (14,078)
Cost Update/Inflation Adjustment                                  -                                    -
Labor Productivity Adjustment                                     -                                    -
Non-Labor Productivity Adjustment                                 -                                    -
Overall Productivity Adjustment         (2,017)             (13,539)           (288)             (13,827)
Remove merger/rate case costs              (34)              (1,634)            (34)              (1,668)
Amortize rate case costs                                         73                                   73
Management Efficiency Programs          (3,037)              (5,191)         (1,565)              (6,756)
Management Efficiency Programs - CTA      (419)                   -                                    -
---------------------------------------------------------------------------------------------------------
  Total Operation & Maint. Exp.        $ 1,810          $ 1,505,059         $ 5,381          $ 1,510,440
                                       ==================================================================


                                                                                                                      Appendix 2
                                                                                                                      Page 10 of 21
                       KeySpan Energy Delivery of New York
                                  Depreciation
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                         Company                            Co.         Settle-      As                  As                    As
                         Rate Year  Adj.  Staff     Adj.  Update  Adj.    ment    Adjusted    Adjs.    Adjusted   Adjs.     Adjusted
                          Expense    No.   Adj.      No.   Adjs.   No.    Adjs     Year 1     Year 2    Year 2    Year 3     Year 3
Depreciation Expense     $87,062                     8u     $ (4)  10s   $ (823)  $ 86,235   $ 3,018   $ 89,253   $ 3,548  $ 92,801

Depreciation Expense of
 Corporate Services
 Assets                    3,205                                                     3,205                3,205               3,205

Add:
Depreciation related to
 Accounting changes
 proposed by Mr. Aikman
 based on 12/31/05
 Plant Balances           18,555     10   (22,006)                                  (3,451)              (3,451)             (3,451)
Depreciation related to
 Accounting changes
 proposed by Mr. Aikman
 on Plant additions
 (4/1/07 - 3/31/08)        1,252     11    (5,879)   8u        1   11s    3,205     (1,421)              (1,421)             (1,421)
Depreciation related to
 Accounting changes
 proposed by Mr. Aikman
 on depreciation
 reserve deficiency at
 12/31/05                                            9u    1,938   12s   (1,938)         -                    -                   -
--------------------------------------------------      ---------      -------------------------------------------------------------
Total                   $110,074         $(27,885)       $ 1,935          $ 444   $ 84,568   $ 3,018   $ 87,586   $ 3,548  $ 91,134
                        =========       ==========      =========      =============================================================


                                                                                Appendix 2
                                                                                Page 11 of 21
                       KeySpan Energy Delivery of New York
                                  Amortizations
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                            Company                          Co.                           As                 As                As
                           Rate Year  Adj.  Staff    Adj.  Update    Adj.  Settlement   Adjusted  Adjs.    Adjusted  Adjs.  Adjusted
                            Expense    No.   Adjs     No.    Adjs.    No.     Adjs       Year 1   Year 2    Year 2  Year 3    Year 3
Amortization Merger Costs    $ 9,569                                  13s   $ (6,383)   $ 3,186            $ 3,186          $ 3,186
Amortization Property Taxes    5,542   12   (5,542)  10u      1,372   14s      2,328      3,700              3,700            3,700
Amortization Environmental
 Costs                         9,367   13   (6,580)  11u     (3,229)  15s      3,229      2,787              2,787            2,787
                           ---------      ---------      -----------      ----------------------------------------------------------
Total                       $ 24,478      $(12,122)        $ (1,857)          $ (826)   $ 9,673      $ -   $ 9,673     $ -  $ 9,673
                           =========      =========      ===========      ==========================================================

                                                                                                                  Appendix 2
                                                                                                                  Page 12 of 21
                       KeySpan Energy Delivery of New York
                          Taxes Other Than Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                              Company                        Co.                       As                  As                   As
                             Rate Year  Adj. Staff   Adj.  Update   Adj. Settlement  Adjusted  Adjs.    Adjusted   Adjs.    Adjusted
                             Expenses    No.  Adj.    No.    Adjs.   No.     Adjs     Year 1   Year 2     Year 2   Year 3     Year 3
Local
Real Estate/Special Franchise $16,100                 12u    $ 785                   $ 16,885   $ 844    $ 17,729   $ 886   $ 18,616
Special Franchise              90,664                 12u   14,636  16s     (2,476)   102,824   5,141     107,965   5,398    113,363
Municipal Gross Revenue        68,174                 13u  (10,586)                    57,588              57,588             57,588
State
Franchise Gross Income -185a   14,411                 13u   (2,237)                    12,174              12,174             12,174
NYS Excise Tax                     23                                                      23       0          24       1         24
MTA Surcharge                   2,004                 13u     (332)                     1,672               1,672              1,672
Unemployment Insurance            318                 14u      (26)                       292       8         300       8        309
Sales and Use                     117                  7u        1                        118       2         120       3        123
Other                              88                                                      88       2          90       2         92
Federal
FICA                            3,722                 16u        1                      3,723     104       3,827     107      3,934
Unemployment Tax                  117                 14u      (10)                       107       3         110       3        113
                             ---------      --------     ----------     ------------------------------------------------------------
Total                        $195,738            $ -        $2,232        $ (2,476)  $195,494  $6,106    $201,600  $6,408   $208,008
                             =========      ========     ==========     ============================================================

                                                                                                                   Appendix 2
                                                                                                                   Page 13 of 21
                       KeySpan Energy Delivery of New York
                               State Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                         Company                           Co.       Settle-      Year 1       Year 1
                                         Rate Year   Adj.s    Staff       Update       ment         As         Revenue       Rate
                                           Expense    No.       Adj.        Adjs.      Adjs       Adjusted       Req.        Year 1
Taxable Net Income                        $ 71,538    p.1   $ 100,383   $ (16,900)  $ 17,615     $ 172,636     $ 29,850   $ 202,486
Interest Expense                            62,261    p.8      (5,638)     (5,912)     6,064        56,775                   56,775
                                        -----------       --------------------------------------------------------------------------
Operating Income Before Taxes                9,277            106,021     (10,988)    11,551       115,861       29,850     145,711
Flow-Thru Items
Additions
Non Deductible Meals and Entertainment           1                                                       1                        1
Book Depr. in excess of Tax Depr.                -                                                       -                        -
                                        -----------       --------------------------------------------------------------------------
                                                 1                                                       1            -           1
                                        -----------       --------------------------------------------------------------------------
Deductions
                                        -----------       --------------------------------------------------------------------------
Medicare cash proceeds                           -     14         920                                  920                      920
                                        -----------       --------------------------------------------------------------------------
Income Subject to Tax                        9,278            105,101     (10,988)    11,551       114,942       29,850     144,792
                                        ===========       ==========================================================================
Income Tax Provision                         $ 838            $ 9,491      $ (992)     $ 583       $ 9,919      $ 2,576    $ 12,496
                                        ===========       ==========================================================================
Normalized Items
Additions
Medicare Income                            $ 1,804                                                 $ 1,804                  $ 1,804
Gas Cost Deferred                                -                                                       -                        -
Pension Cost                                     -                                                       -                        -
Bad Debts                                        -                                                       -                        -
Balancing Account                                -                                                       -                        -
Merger Cost Deferral/Amortization            9,569                              -     (6,383)        3,186                    3,186
MTA Amortization                                 -                                                       -                        -
Performance Shares                             592                                                     592                      592
FAS 106                                          -                                                       -                        -
Premium/Discount - Refinancing               1,565                                                   1,565                    1,565
Relocation of Mains                              -                                                       -                        -
Environmental Clean Up Costs                     -                                                       -                        -
Deferred Tax Rate                                -                                                       -                        -
CIAC Deferral                                    3                                                       3                        3
Book Depreciation - Current Rates           90,267                             (4)                  90,263                   90,263
Book Depreciation - Proposed Rates          19,807     15     (27,885)      1,939        444        (5,695)                  (5,695)
Cost of Removal Amortization                   751                                                     751                      751
Senior Securities Expense Amortization       1,565                                                   1,565                    1,565
Property Tax Amortization                    5,542     16      (5,542)      1,372      2,328         3,700                    3,700
Environmental Clean Up Cost Amortization     9,367     17      (6,580)     (3,229)     3,229         2,787                    2,787
                                        -----------       --------------------------------------------------------------------------
                                           140,832            (40,007)         78       (382)      100,521            -     100,521
                                        -----------       --------------------------------------------------------------------------
Deductions
Environmental Clean Up Costs                58,104                                                  58,104                   58,104
Tax Depreciation                           114,537     18        (628)                (1,255)      112,654                  112,654
Removal Costs Expenditures                   9,658                                                   9,658                    9,658
Lien Date Property Taxes                       415                                                     415                      415
                                        -----------       --------------------------------------------------------------------------
                                           182,714     20        (628)          -     (1,255)      180,831            -     180,831
                                        -----------       --------------------------------------------------------------------------
Net Timing Differences                     (41,882)           (39,379)         78        873       (80,311)           -     (80,311)
                                        -----------       --------------------------------------------------------------------------
Taxable Income                             (32,604)            65,721     (10,910)    12,424        34,631       29,850      64,481
                                        -----------       --------------------------------------------------------------------------
Current State Income Tax                    (2,944)             5,935        (985)       983         2,989        2,576       5,565
                                        -----------       --------------------------------------------------------------------------
Deferred State Income Tax                   (3,782)            (3,556)          7        400        (6,931)           -      (6,931)
                                        -----------       --------------------------------------------------------------------------
    Total State Income Tax                   $ 838            $ 9,491      $ (992)     $ 583       $ 9,919      $ 2,576    $ 12,496
                                        ===========       ==========================================================================


                      KeySpan Energy Delivery of New York
                               State Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                                    Year 2     Year 2                               Year 3      Year 3
                                         Year 2       As       Revenue       Adjs.      Year 3        As        Revenue      Rate
                                          Adjs.    Adjusted      Req.        Year 2      Adjs.     Adjusted      Req.       Year 3
Taxable Net Income                      $(5,124)  $ 197,362    $ 12,622   $ 209,984    $(6,637)   $ 203,348    $ 12,194   $ 215,541
Interest Expense                          2,119      58,894                  58,894      1,570       60,464                  60,464
                                        --------------------------------------------------------------------------------------------
Operating Income Before Taxes            (7,243)    138,468      12,622     151,090     (8,207)     142,884      12,194     155,077
Flow-Thru Items
Additions
Non Deductible Meals and Entertainment                    1                       1                       1                       1
Book Depr. in excess of Tax Depr.                         -                       -
                                        --------------------------------------------------------------------------------------------
                                              -           1           -           1          -            1           -           1
                                        --------------------------------------------------------------------------------------------
Deductions
                                        --------------------------------------------------------------------------------------------
Medicare cash proceeds                                  920                     920                     920                     920
                                        --------------------------------------------------------------------------------------------
Income Subject to Tax                    (7,243)    137,549      12,622     150,171     (8,207)     141,965      12,194     154,158
                                        ============================================================================================
Income Tax Provision                     $ (625)   $ 11,870     $ 1,089    $ 12,960     $ (708)    $ 12,252     $ 1,052    $ 13,304
                                        ============================================================================================
Normalized Items
Additions
Medicare Income                                     $ 1,804                 $ 1,804                 $ 1,804                 $ 1,804
Gas Cost Deferred                                         -                       -                       -                       -
Pension Cost                                              -                       -                       -                       -
Bad Debts                                                 -                       -                       -                       -
Balancing Account                                         -                       -                       -                       -
Merger Cost Deferral/Amortization                     3,186                   3,186                   3,186                   3,186
MTA Amortization                                          -                       -                       -                       -
Performance Shares                                      592                     592                     592                     592
FAS 106                                                   -                       -                       -                       -
Premium/Discount - Refinancing                        1,565                   1,565                   1,565                   1,565
Relocation of Mains                                       -                       -                       -                       -
Environmental Clean Up Costs                              -                       -                       -                       -
Deferred Tax Rate                                         -                       -                       -                       -
CIAC Deferral                                             3                       3                       3                       3
Book Depreciation - Current Rates                    90,263                  90,263                  90,263                  90,263
Book Depreciation - Proposed Rates        3,018      (2,677)                 (2,677)     3,548          871                     871
Cost of Removal Amortization                            751                     751                     751                     751
Senior Securities Expense Amortization                1,565                   1,565                   1,565                   1,565
Property Tax Amortization                             3,700                   3,700                   3,700                   3,700
Environmental Clean Up Cost Amortization              2,787                   2,787                   2,787                   2,787
                                        --------------------------------------------------------------------------------------------
                                          3,018     103,539           -     103,539      3,548      107,087           -     107,087
                                        --------------------------------------------------------------------------------------------
Deductions
Environmental Clean Up Costs                         58,104                  58,104                  58,104                  58,104
Tax Depreciation                          4,600     117,254                 117,254      3,632      120,886                 120,886
Removal Costs Expenditures                            9,658                   9,658                   9,658                   9,658
Lien Date Property Taxes                                415                     415                     415                     415
                                        --------------------------------------------------------------------------------------------
                                          4,600     185,431           -     185,431      3,632      189,063           -     189,063
                                        --------------------------------------------------------------------------------------------
Net Timing Differences                   (1,582)    (81,893)          -     (81,893)       (84)     (81,976)          -     (81,976)
                                        --------------------------------------------------------------------------------------------
Taxable Income                           (8,825)     55,657      12,622      68,279     (8,290)      59,988      12,194      72,182
                                        --------------------------------------------------------------------------------------------
Current State Income Tax                   (762)      4,803       1,089       5,892       (715)       5,177       1,052       6,229
                                        --------------------------------------------------------------------------------------------
Deferred State Income Tax                  (137)     (7,067)          -      (7,067)        (7)      (7,075)          -      (7,075)
                                        --------------------------------------------------------------------------------------------
    Total State Income Tax               $ (625)   $ 11,870     $ 1,089    $ 12,960     $ (708)    $ 12,252     $ 1,052    $ 13,304
                                        ============================================================================================


                                                                                                             Appendix 2
                                                                                                             Page 14 of 21
                       KeySpan Energy Delivery of New York
                              Federal Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                         Company                             Co.      Settle-      Year 1       Year 1
                                        Rate Year   Adj.      Staff        Update       ment         As        Revenue      Rate
                                          Expense    No.        Adj.         Adjs.       Adjs     Adjusted        Req.      Year 1
Taxable Net Income                       $ 71,538    p.1    $ 100,383    $ (16,900)   $ 17,615    $ 171,920    $ 29,850   $ 201,770
Interest Expense                           62,261    p.8       (5,638)      (5,912)      6,064       56,775                  56,775
                                        ----------       ---------------------------------------------------------------------------
Operating Income Before Taxes               9,277             106,021      (10,988)     11,551      115,861      29,850     144,996
Flow-Thru Items
---------------
Additions
---------
Non Deductible Meals and Entertainment          1                                                         1                       1
Book Depr. in excess of Tax Depr.                                                                         -
Current Depreciation Rates                  4,375                                                     4,375                   4,375
Proposed Depreciation Rates                 1,912                                                     1,912                   1,912
                                        ----------       ---------------------------------------------------------------------------
                                            6,288                   -            -           -        6,288           -       6,288
                                        ----------       ---------------------------------------------------------------------------
Deductions
Medicare cash proceeds                                14          920                                   920                     920
New York State Income Tax Provision           838    p.6        9,491         (992)        583       10,328       2,576      12,904
                                        ----------       ---------------------------------------------------------------------------
                                              838              10,411         (992)        583       11,248       2,576      13,824
                                        ----------       ---------------------------------------------------------------------------
Income Subject to Tax                      14,727              95,610       (9,996)     10,968      110,900      27,274     137,459
                                        ----------       ---------------------------------------------------------------------------
Income Tax Provision @ 35%                $ 5,155            $ 33,463     $ (3,499)    $ 3,839     $ 38,815     $ 9,546    $ 48,111
                                        ==========       ===========================================================================
Normalized Items
Additions
Medicare Income                           $ 1,804                                                   $ 1,804                 $ 1,804
Merger Cost Deferral/Amortization           9,569                                -      (6,383)       3,186                   3,186
Performance Shares                            592                                                       592                     592
CIAC Deferral                                   3                                                         3                       3
Book Depreciation - Current Rates          90,267                               (4)          -       90,263                  90,263
Book Depreciation - Proposed Rates         19,807     15      (27,885)       1,939         444       (5,695)                 (5,695)
Cost of Removal Amortization                  751                                                       751                     751
Senior Securities Expense Amortization      1,565                                                     1,565                   1,565
Property Tax Amortization                   5,542     16       (5,542)       1,372       2,328        3,700                   3,700
Environmental Clean Up Cost Amortization    9,367     17       (6,580)      (3,229)      3,229        2,787                   2,787
                                        ----------       ---------------------------------------------------------------------------
                                          139,267             (40,007)          78        (382)      98,956           -      98,956
                                        ----------       ---------------------------------------------------------------------------
Deductions
Environmental Clean Up Costs               58,104                                                    58,104                  58,104
Tax Depreciation                          107,264     18         (628)                  (1,255)     105,381                 105,381
Removal Costs Expenditures                  9,658                                                     9,658                   9,658
Lien Date Property Taxes                      415                                                       415                     415
Deferred State Tax Provision               (3,782)   p.6       (3,556)                               (7,338)                 (7,338)
                                        ----------       ---------------------------------------------------------------------------
                                          171,659              (4,184)           -      (1,255)     166,220           -     166,220
                                        ----------       ---------------------------------------------------------------------------
Net Timing Differences                    (32,392)            (35,823)          78         873      (67,265)          -     (67,265)
                                        ----------       ---------------------------------------------------------------------------
Taxable Income                            (17,665)             59,787       (9,918)     11,840       43,636      27,274      70,195
                                        ----------       ---------------------------------------------------------------------------
Current Federal Income Tax @ 35%           (6,183)             20,925       (3,471)      4,144       15,273       9,546      24,568
                                        ----------       ---------------------------------------------------------------------------
Deferred Federal Income Tax @ 35%         (11,337)            (12,538)          27         305      (23,543)          -     (23,543)
                                        ----------       ---------------------------------------------------------------------------
    Total Federal Income Tax              $ 5,155            $ 33,463     $ (3,499)    $ 3,839     $ 38,815     $ 9,546    $ 48,111
                                        ==========       ===========================================================================

                      KeySpan Energy Delivery of New York
                              Federal Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                                    Year 2       Year 2                             Year 3      Year 3
                                         Year 2       As         Revenue      Rate       Year 3       As        Revenue     Rate
                                          Adjs.    Adjusted        Req.      Year 2       Adjs.    Adjusted       Req.      Year 3
Taxable Net Income                      $(5,124)   $ 197,362    $ 12,622   $ 209,984    $(6,637)  $ 203,348    $ 12,194   $ 215,541
Interest Expense                          2,119       58,894                  58,894      1,570      60,464                  60,464
                                        --------------------------------------------------------------------------------------------
Operating Income Before Taxes            (7,243)     138,468      12,622     151,090     (8,207)    142,884      12,194     155,077
Flow-Thru Items
---------------
Additions
---------
Non Deductible Meals and Entertainment                     1                       1                      1                       1
Book Depr. in excess of Tax Depr.                                                  -                      -                       -
Current Depreciation Rates                             4,375                   4,375                  4,375                   4,375
Proposed Depreciation Rates                            1,912                   1,912                  1,912                   1,912
                                        --------------------------------------------------------------------------------------------
                                              -        6,288           -       6,288          -       6,288           -       6,288
                                        --------------------------------------------------------------------------------------------
Deductions
Medicare cash proceeds                                   920                     920                    920                     920
New York State Income Tax Provision        (625)      12,279       1,089      13,369       (708)     12,660       1,052      13,713
                                        --------------------------------------------------------------------------------------------
                                           (625)      13,199       1,089      14,289       (708)     13,580       1,052      14,633
                                        --------------------------------------------------------------------------------------------
Income Subject to Tax                    (6,618)     131,557      11,533     143,090     (7,498)    135,591      11,141     146,733
                                        --------------------------------------------------------------------------------------------
Income Tax Provision @ 35%              $(2,316)    $ 46,045     $ 4,037    $ 50,081    $(2,624)   $ 47,457     $ 3,899    $ 51,356
                                        ============================================================================================
Normalized Items
Additions
Medicare Income                                      $ 1,804                 $ 1,804                $ 1,804                 $ 1,804
Merger Cost Deferral/Amortization                      3,186                   3,186                  3,186                   3,186
Performance Shares                                       592                     592                    592                     592
CIAC Deferral                                              3                       3                      3                       3
Book Depreciation - Current Rates                     90,263                  90,263                 90,263                  90,263
Book Depreciation - Proposed Rates        3,018       (2,677)                 (2,677)     3,548         871                     871
Cost of Removal Amortization                             751                     751                    751                     751
Senior Securities Expense Amortization                 1,565                   1,565                  1,565                   1,565
Property Tax Amortization                              3,700                   3,700                  3,700                   3,700
Environmental Clean Up Cost Amortization               2,787                   2,787                  2,787                   2,787
                                        --------------------------------------------------------------------------------------------
                                          3,018      101,974           -     101,974      3,548     105,522           -     105,522
                                        --------------------------------------------------------------------------------------------
Deductions
Environmental Clean Up Costs                          58,104                  58,104                 58,104                  58,104
Tax Depreciation                          4,600      109,981                 109,981      3,632     113,613                 113,613
Removal Costs Expenditures                             9,658                   9,658                  9,658                   9,658
Lien Date Property Taxes                                 415                     415                    415                     415
Deferred State Tax Provision                          (7,338)                 (7,338)                (7,338)                 (7,338)
                                        --------------------------------------------------------------------------------------------
                                          4,600      170,820           -     170,820      3,632     174,452           -     174,452
                                        --------------------------------------------------------------------------------------------
Net Timing Differences                   (1,582)     (68,847)          -     (68,847)       (84)    (68,931)          -     (68,931)
                                        --------------------------------------------------------------------------------------------
Taxable Income                           (8,200)      62,710      11,533      74,243     (7,582)     66,661      11,141      77,802
                                        --------------------------------------------------------------------------------------------
Current Federal Income Tax @ 35%         (2,870)      21,949       4,037      25,985     (2,654)     23,331       3,899      27,231
                                        --------------------------------------------------------------------------------------------
Deferred Federal Income Tax @ 35%          (554)     (24,096)          -     (24,096)       (29)    (24,126)          -     (24,126)
                                        --------------------------------------------------------------------------------------------
    Total Federal Income Tax            $(2,316)    $ 46,045     $ 4,037    $ 50,081    $(2,624)   $ 47,457     $ 3,899    $ 51,356
                                        ============================================================================================


                                                                                                           Appendix 2
                                                                                                           Page 15 of 21
                       KeySpan Energy Delivery of New York
                         Calculation of Interest Expense
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                       Company                        Co.     Settle-        As                      As                      As
                      Filed Rate  Adj.    Staff     Update      ment      Adjusted     Adjs.      Adjusted       Adjs.    Adjusted
                          Year     No.     Adj.       Adjs.     Adjs        Year 1     Year 2       Year 2       Year 3     Year 3
Rate Base             $ 1,974,005  19  $ (123,718)  $ 1,613   $ 14,110   $ 1,866,011  $ 70,094   $ 1,936,104   $ 51,934  $ 1,988,038
Interest Bearing CWIP              20      11,923                             11,923                  11,923                  11,923
                      -----------     ----------------------------------------------------------------------------------------------
Earnings Base         $ 1,974,005      $ (111,795)  $ 1,613   $ 14,110   $ 1,877,934  $ 70,094   $ 1,948,027   $ 51,934  $ 1,999,961
                      ===========     ==============================================================================================
Weighted Cost of Debt.      3.15%  21      -0.11%               -0.01%         3.02%                   3.02%                   3.02%
Interest Exp.              62,261          (5,638)   (5,912)     6,064        56,775                  58,894                  60,464
Add Gain on Required
 Debt
                      -----------     ----------------------------------------------------------------------------------------------
 Total Interest
  Deduction              $ 62,261        $ (5,638) $ (5,912)   $ 6,064      $ 56,775                $ 58,894                $ 60,464
                      ===========     ==============================================================================================

                                                                                                             Appendix 2
                                                                                                             Page 16 of 21
                       KeySpan Energy Delivery of New York
                        Calculation of Average Rate Base
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                             Company                                    Co.              Settle-          As
                                           Filed Rate      Adj.      Staff      Adj.  Update      Adj.     ment        Adjusted
                                               Year         No.   Adjustment     No.    Adjs.      No.     Adjs          Year 1
Utility Plant-Gas:
Gas Plant                                  $ 2,908,556      22     $ (9,831)     18u     $ (66)    18s  $ (30,500)    $ 2,868,159
Non-interest Bearing CWIP                       14,621                                                                     14,621
Reserve for Depreciation                      (984,842)     23       12,368      19u    10,825     19s       (222)       (961,871)
                                          -------------        -------------         ----------        ----------------------------
                                             1,938,335                2,537             10,759            (30,722)      1,920,909
                                          -------------        -------------         ----------        ----------------------------
Gas Plant - charged from Corporate
 Services                                       74,957                                                                     74,957
Non-interest Bearing CWIP - charged
 from Corp. Srvcs                                2,240                                                                      2,240
Reserve for Depreciation  - charged
 from Corp. Srvcs.                             (33,355)                                                                   (33,355)
                                          -------------        -------------         ----------        ----------------------------
Net Plant                                    1,982,177                2,537             10,759            (30,722)      1,964,751
                                          -------------        -------------         ----------        ----------------------------
Rate Base Adjustments:
Deferred Merger Costs to Achieve                 4,634      24       (4,634)                                                    -
Deferred SIR Expenditures                       90,669      25      (90,669)     20u   (20,985)    20s     20,985               -
Unamortized Senior Securities' Expense          19,942                                                                     19,942
Unamortized Property Tax Costs                  36,025      26      (36,025)     21u     8,916     21s     15,132          24,048
Unamortized Deferred Assets - Other             38,496                           22u        88                             38,584
Deferred Income Taxes                         (353,013)  27-30       51,811      23u       478     22s    (19,536)       (320,261)
                                          -------------        -------------         ----------        ----------------------------
Sub-Total                                     (163,247)             (79,517)           (11,503)            16,581        (237,687)
                                          -------------        -------------         ----------        ----------------------------
Excess Earnings Base Capitalization Adj.        (9,491)   p.15       52,707                       p.15     26,136          69,352
                                          -------------        -------------         ----------        ----------------------------
Net Rate Base Adjustments                     (172,738)             (26,811)           (11,503)            42,717        (168,335)
                                          -------------        -------------         ----------        ----------------------------
Gas Storage Inventory
Prepayments                                    112,714      31      (88,974)     22u     3,236                             26,976
Materials and Supplies                           9,568      32         (600)     22u        45                              9,013
Cash Working Capital Allowance                  42,284    p.16       (9,870)     24u      (924)   p.16      2,115          33,606
                                          -------------        -------------         ----------        ----------------------------
Total Working Capital                          164,566              (99,444)             2,357              2,115          67,480
                                          -------------        -------------         ----------        ----------------------------
    Rate Base                              $ 1,974,005           $ (123,718)           $ 1,613           $ 14,110     $ 1,866,011
                                          =============        =============         ==========        ============================

                      KeySpan Energy Delivery of New York
                        Calculation of Average Rate Base
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                                                          As                                           As
                                                       Adjs.          Adjusted               Adjs.                  Adjusted
                                                       Year 2           Year 2               Year 3                  Year 3
Utility Plant-Gas:
Gas Plant                                            $ 150,455       $ 3,018,614            $ 134,775              $ 3,153,389
Non-interest Bearing CWIP                                                 14,621                                        14,621
Reserve for Depreciation                               (77,928)       (1,039,799)             (81,476)              (1,121,275)
                                                     --------------------------------------------------------------------------
                                                        72,527         1,993,436               53,299                2,046,735
                                                     --------------------------------------------------------------------------
Gas Plant - charged from Corporate Services                               74,957                                        74,957
Non-interest Bearing CWIP - charged from Corp. Srvcs                       2,240                                         2,240
Reserve for Depreciation  - charged from Corp. Srvcs.                    (33,355)                                      (33,355)
                                                     --------------------------------------------------------------------------
Net Plant                                               72,527         2,037,278               53,299                2,090,577
                                                     --------------------------------------------------------------------------
Rate Base Adjustments:
Deferred Merger Costs to Achieve                                               -                                             -
Deferred SIR Expenditures                                                      -                                             -
Unamortized Senior Securities' Expense                                    19,942                                        19,942
Unamortized Property Tax Costs                          (3,700)           20,348               (3,700)                  16,648
Unamortized Deferred Assets - Other                                       38,584                                        38,584
Deferred Income Taxes                                    1,107          (319,154)               1,702                 (317,452)
                                                     --------------------------------------------------------------------------
Sub-Total                                               (2,593)         (240,280)              (1,998)                (242,278)
                                                     --------------------------------------------------------------------------
Excess Earnings Base Capitalization Adj.                                  69,352                                        69,352
                                                     --------------------------------------------------------------------------
Net Rate Base Adjustments                               (2,593)         (170,928)              (1,998)                (172,927)
                                                     --------------------------------------------------------------------------
Gas Storage Inventory
Prepayments                                                               26,976                                        26,976
Materials and Supplies                                                     9,013                                         9,013
Cash Working Capital Allowance                             159            33,765                  633                   34,398
                                                     --------------------------------------------------------------------------
Total Working Capital                                      159            67,639                  633                   68,272
                                                     --------------------------------------------------------------------------
    Rate Base                                         $ 70,094       $ 1,936,104             $ 51,934              $ 1,988,038
                                                     ==========================================================================


                                                                                                               Appendix 2
                                                                                                               Page 17 of 21
                       KeySpan Energy Delivery of New York
                Historic Earning Base / Capitalization Comparison
                     Twelve Months Ending December 31, 2005
                                     $(000)

                                                       Company Filed    Adj.       Staff      Adj.    Settlement      Staff Adjusted
                                                       Historic Year     No.    Adjustment     No.         Adjs          Rate Year
Average Capitalization
Long-Term Debt                                            $ (651,917)                                                   $ (651,917)
Customer Deposits                                            (31,155)                                                      (31,155)
Common Equity                                             (1,021,291)     33        30,000     24s       (30,000)       (1,021,291)
Investments in Subsidiaries & Non-Utility  Property           54,135                                                        54,135
Interco. Notes Payable (net of Notes Receivable)            (308,512)                                                     (308,512)
Interco. Accounts Payable (net of Accounts Receivable)       (47,805)     34        10,131                                 (37,674)
Transition and Gas Balancing Accounts                        (17,893)                                                      (17,893)
Deferred Regulatory Liabilities - Interest Bearing           (30,171)                                                      (30,171)
                                                       --------------        --------------        --------------------------------
Total                                                   $ (2,054,609)             $ 40,131             $ (30,000)     $ (2,044,478)
                                                       ==============        ==============        ================================


                                                                                                                Appendix 2
                                                                                                                Page 18 of 21
                       KeySpan Energy Delivery of New York
                  Computation of Cash Working Capital Allowance
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                                Company                                    Co.              Settle-          As
                                              Filed Rate       Adj.        Staff         Update   Adj.       ment         Adjusted
                                                  Year          No.      Adjustment       Adjs.   No.        Adjs.          Year 1
Operation and Maintenance Expenses            $ 1,955,784                $ (39,406)   $ (390,560) 26s     $ (22,570)    $ 1,503,249
Less:
-----
Purchased Gas                                   1,607,526                        -      (383,035)                 -       1,224,491
Uncollectible Losses Allowance                      9,982       p.2           (272)         (134) 26s           335           9,911
Pension                                                 -        37         17,898                27s       (17,898)              -
OPEBs                                                   -        38         21,926                28s       (21,926)              -
                                            --------------          -----------------------------        ---------------------------
                                                1,617,509                   39,552      (383,169)           (39,489)      1,234,403
                                            --------------          -----------------------------        ---------------------------
Net                                               338,276                  (78,958)       (7,391)            16,919         268,846
                                            --------------          -----------------------------        ---------------------------
Cash Allowance at 1/8  of Net O&M                  42,284                   (9,870)         (924)             2,115          33,606
Plus:
Purchased Gas Cash Allowance at 31.82/365*              -                                                                         -
                                            --------------          -----------------------------        ---------------------------
Cash Working Capital                             $ 42,284                 $ (9,870)       $ (924)           $ 2,115        $ 33,606
                                            ==============          =============================        ===========================

                      KeySpan Energy Delivery of New York
                  Computation of Cash Working Capital Allowance
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                                            As                               As
                                           Adjs.          Adjusted        Adjs.           Adjusted
                                           Year 2          Year 2        Year 3             Year 3
Operation and Maintenance Expenses        $ 1,810       $ 1,505,059     $ 5,381          $ 1,510,440
Less:
-----
Purchased Gas                                   -         1,224,491           -            1,224,491
Uncollectible Losses Allowance                534            10,446         318               10,764
Pension                                                           -
OPEBs                                                             -
                                          -----------------------------------------------------------
                                              534         1,234,937         318            1,235,255
                                          -----------------------------------------------------------
Net                                         1,276           270,122       5,063              275,185
                                          -----------------------------------------------------------
Cash Allowance at 1/8  of Net O&M             159            33,765         633               34,398
Plus:
Purchased Gas Cash Allowance at 31.82/365*      -                 -           -                    -
                                          -----------------------------------------------------------
Cash Working Capital                        $ 159          $ 33,765       $ 633             $ 34,398
                                          ===========================================================

                                                                                                                Appendix 2
                                                                                                                Page 19 of 21
                       KeySpan Energy Delivery of New York
                       Company Proposed Capital Structure
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                       PRINCIPAL                     RATIO                 COST RATE            WEIGHTED COST
                                ------------------------     ----------------------   ------------------     -----------------
Long-Term Debt                              $ 1,040,500                     48.70%                6.39%                 3.11%
Customer Deposits                                28,173                      1.32%                3.00%                 0.04%
                                ------------------------                                                     -----------------
    Total Debt                                1,068,673                     50.02%                                      3.15%
                                ------------------------     ----------------------                          -----------------
Common Equity                                 1,067,794                     49.98%               11.00%                 5.50%
                                ------------------------     ----------------------                          -----------------
    Total Capitalization                    $ 2,136,467                    100.00%                                      8.65%
                                ========================     ======================                          =================

                        Staff Proposed Capital Structure
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                         PRINCIPAL                 RATIO               COST RATE            WEIGHTED COST
                                 -------------------     ------------------      ---------------     ---------------------
Long-Term Debt                          $ 1,104,340                 51.69%                5.41%                     2.80%
Short-Term Debt                              90,800                  4.25%                5.35%                     0.23%
Customer Deposits                             9,828                  0.46%                3.65%                     0.02%
                                 -------------------     ------------------                          ---------------------
    Total Debt                            1,204,967                 56.40%                                          3.04%
                                 -------------------     ------------------                          ---------------------
Common Equity                               931,500                 43.60%                8.90%                     3.88%
                                 -------------------     ------------------                          ---------------------
    Total Capitalization                $ 2,136,467                100.00%                                          6.92%
                                 ===================     ==================                          =====================

                        Joint Proposal Capital Structure
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                     PRINCIPAL              RATIO                COST RATE            WEIGHTED COST
                               ------------------     ---------------      ----------------     ---------------------
Long-Term Debt                       $ 1,102,417              51.60%                 5.76%                     2.97%
Customer Deposits                         29,911               1.40%                 3.65%                     0.05%
                               ------------------     ---------------                           ---------------------
    Total Debt                         1,132,328              53.00%                                           3.02%
                               ------------------     ---------------                           ---------------------
Common Equity                          1,004,139              47.00%                 9.70%                     4.56%
                               ------------------     ---------------                           ---------------------
    Total Capitalization             $ 2,136,467             100.00%                                           7.58%
                               ==================     ===============                           =====================

                                                                                                            Appendix 2
                                                                                                            Page 20 of 21
                       KeySpan Energy Delivery of New York
            Computation of Recommended Additional Revenue Requirement
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                                        Year 1                  Year 2                  Year 3
                                                        ------                  ------                  ------
Average Rate Base                                     $ 1,866,011             $ 1,936,104             $ 1,988,038
Rate Of Return                                              7.58%                   7.58%                   7.58%
                                      ----------------------------      ------------------      ------------------
Total Return Required                                     141,486                 146,800                 150,738
Less Earned Return                                        123,758                 139,304                 143,496
                                      ----------------------------      ------------------      ------------------
Deficiency in Required Return                              17,728                   7,496                   7,242
Retention Factor*                                          58.51%                  58.51%                  58.51%
                                      ----------------------------      ------------------      ------------------
Authorized Revenue Increase                              $ 30,299                $ 12,812                $ 12,377
                                      ============================      ==================      ==================

* Based upon the following:
                                                        PROOF                 Base Rates
                                      ----------------------------      ------------------
Sales Revenues                                            100.00%                $ 30,299
Less: Uncollectibles                                        1.48%                     448
                                      ----------------------------      ------------------
Subtotal                                                   98.52%                  29,850
Less:
State Income Taxes                                          8.50%                   2,576
Federal Income Tax At  35.00%                              31.51%                   9,546
                                      ----------------------------      ------------------
Retention Factor                                           58.51%                $ 17,728
                                      ============================      ==================


                                                                                                       Appendix 2
                                                                                                       Page 21 of 21
                       KeySpan Energy Delivery of New York
                  Joint Proposal Capital Expenditures 2007-2012
                                     ($000)
                                                        2007          2008          2009         2010        2011          2012
                                                        ----          ----          ----         ----        ----          ----
City State                                           $ 50,179      $ 51,000      $ 51,000     $ 51,000    $ 51,000      $ 51,000
Non-Growth                                             46,197        48,440        46,917       47,205      47,205        47,205
Growth Capital                                         49,069        42,463        41,165       39,878      39,878        39,878
Safety Replacement Program                                  -             -             -            -           -             -
LNG Liquefaction System                                 8,200         1,500             -            -           -             -
Information Technology, Facilities, and Other
 Capital Expeditures                                   34,673        20,457        14,388       17,352      17,352        17,352
                                                      -------       -------       -------      -------     -------       ------
Total                                               $ 188,318     $ 163,860     $ 153,470    $ 155,435   $ 155,435     $ 155,435
                                                    ==========    ==========    ==========   ==========  ==========    =========

                     APPENDIX 3 - KEDLI Revenue Requirement


                                                                                                          Appendix 3
                                                                                                          Page 1 of 21
                     KeySpan Energy Delivery of Long Island
                          Summary of Staff Adjustments
                     Twelve Months Ending December 31, 2008
                                     $(000)

    Adj. No.                    Description                                                 Amount
    --------                    -----------                                                 ------
               Operating Revenues - Appendix 3, Pages 7 & 8
      1        Revised sales adjustment                                                 $    1,422

               Operation & Maintenance Expenses - Appendix 3, Page 9
      2        Adjust uncollectible expense for staff adjustments                              (35)
      3        Eliminate expense for sales promotion enhancement                            (5,250)
      4        Move gas supply expenses from delivery to commodity recovery                 (4,077)
      5        Adjust for updated cost and inflation                                         3,880
      6        Adjust labor for 1% productivity                                             (1,023)
      7        Adjust non-labor related expenses for 1% productivity                          (563)

               Depreciation - Appendix 3, Page 10
      8        Staff depreciation changes to historic year plant                            (6,880)
      9        Staff depreciation changes to rate year plant                                (3,997)

               Amortizations - Appendix 3, Page 11
      10       Eliminate amortization of pension & OPEBs                                    (6,829)
      11       Reduce amortization of SIR costs                                             (4,201)

               State & Federal Income Taxes - Appendix 3, Pages 13 & 14
      12       Include Medicare cash proceeds                                                  560
      13       Eliminate pension & OPEBs amortization                                      (10,279)
      14       Adjust for change in depreciation rates and plant                           (10,877)
      15       Reduce amortization of SIR costs                                             (4,201)
      16       Adjust tax depreciation for plant change                                     (3,250)

               Interest Deduction - Appendix 3, Page 15
      17       Adjust the interest deduction for rate base adjustments                     (55,011)
      18       Include CWIP in the interest deduction                                       15,231
      19       To reflect Staff's capital structure

               Rate Base - Appendix 3, Page 16
      20       Decrease gas plant balance                                                  (18,845)
      21       Decrease reserve for depreciation                                             3,902
      22       Eliminate deferred merger costs                                              (2,292)
      23       Eliminate deferred SIR costs                                                (60,110)
      24       Eliminate deferred pension & OPEB expense                                   (61,309)
      25       Adjust deferred taxes for SIR adjustment                                     26,466
      26       Adjust deferred taxes for merger adjustment                                   1,009
      27       Adjust deferred taxes for pension  & OPEB adjustment                         26,994
      28       Adjust deferred tax for tax depreciation                                     (1,678)
      29       Eliminate prepaid pension expense                                           (16,061)
      30       Reduce M&S inventory balance                                                   (350)

                                                                                                 Appendix 3
                                                                                                 Page 2 of 21
                     KeySpan Energy Delivery of Long Island
                          Summary of Staff Adjustments
               Twelve Months Ending March 31, 2008, 2009, and 2010
                                     $(000)

    Adj. No.                    Description                                                             Amount
    --------                    -----------                                                             ------
               Earnings Base / Capitalization Comparison - Appendix 3, Page 17
                 Capitalization
      31       Eliminate intercompany accounts payable/receivable for fuel costs                   $    (8,891)
                 Earnings Base
      32       Eliminate deferred pension & OPEB balance, net of tax                                   (25,559)
      33       Eliminate prepaid pension expense                                                       (16,061)
      34       Reduce working capital for non-cash pension & OPEB expense                                 (872)

               Cash Working Capital - Appendix 3, Page 18
      35       Eliminate pensions from working cash calculation                                         12,125
      36       Eliminate OPEBs from working cash calculation                                            13,812

               Capital Structure
               See Capital Structure, Appendix 3, Page 19

                                                                                      Appendix 3
                                                                                      Page 3 of 21
                     KeySpan Energy Delivery of Long Island
                      Summary of Company Update Adjustments
                     Twelve Months Ending December 31, 2008
                                     $(000)


    Adj. No.                 Description                                                                Amount
    --------                 -----------                                                                ------
               Operating Revenues - Appendix 3, Pages 7 & 8
      1u       Revised sales forecast                                                              $    (13,922)
               Revised gas cost forecast                                                               (222,215)
               Revenue tax effect of revised forecast                                                    (2,034)

               Operation & Maintenance Expenses - Appendix 3, Page 9
      2u       Revised gas cost forecast                                                               (222,215)
      3u       Update labor for known and measurable changes                                                 76
               Update payroll taxes for labor changes                                                         8
      4u       Update health & hospitalization to new contract                                              (59)
      5u       Update OPEBs to latest actuary report                                                     (1,399)
               Update pensions to latest actuary report                                                  (2,041)
      6u       Update uncollectibles for revenue update                                                     (86)
      7u       Updated inflation factor

               Depreciation - Appendix 3, Page 10
      8u       Adjust expense for plant changes                                                            (365)
               Adjust expense for plant changes                                                            (185)
      9u       Adjust expense for depreciation reserve deficiency                                         6,290

               Amortizations - Appendix 3, Page 11
     10u       Adjust for updated pension  & OPEB deferral balance                                         (593)
     11u       Adjust for updated environmental cost deferral balance                                    (1,428)

               Taxes Other Than Income Taxes - Appendix 3, Page 12
     12u       Update real estate/special franchise taxes for latest known bills.                        (1,856)
     13u       Adjust gross revenue taxes for revenue update                                               (848)
               Adjust franchise-gross revenue taxes for revenue update                                   (1,185)
               Adjust MTA surcharges for revenue update                                                      (1)
     14u       Correct state unemployment insurance error                                                   (13)
               Correct federal unemployment insurance error                                                  (5)
     15u       Update FICA taxes for payroll update                                                           1

               State & Federal Income Taxes - Appendix 3, Pages 7 & 8
     17u       Adjust state taxes for updates changes (see pages 13-15 for details)                        (922)
     17u       Adjust federal taxes for update changes (see pages 13-15 for details)                     (3,251)

               Rate Base - Appendix 3, Page 16
     18u       Decrease gas plant balance                                                               (18,343)
     19u       Adjust depreciation reserve for correction and depreciation exp. adjs.                    (3,032)
     20u       Update deferred SIR expenses for actual costs                                             (9,280)
     21u       Update deferred pension & OPEB expenses                                                   (3,851)
     22u       Updated inflation factor
     23u       Adjust deferred income taxes for updates                                                   7,227

                                                                                                                      Appendix 3
                                                                                                                     Page 4 of 21
                     KeySpan Energy Delivery of Long Island
                      Summary of Joint Proposal Adjustments
               Twelve Months Ending December 31, 2008, 2009, 2010,
                                 2011, and 2012
                                     $(000)
 Adj. No.                                                    Description                       Amount for March 31 year end
 --------                                                    ------------
                                                                                   2008       2009       2010       2010       2010
                                                                                   ----       ----       ----       ----       ----
            Operating Revenues - Appendix 3, Pages 7 & 8
    1s      Sales correction and forecast update                                $ 4,550    $ 5,902    $ 8,248    $ 7,762    $ 7,807

            Operation & Maintenance Expenses - Appendix 3, Page 9
    2s      Increase Payroll for 2.8% forecast                                        -       1687       1734          -          -
    3s      Increase for Inflation forecast                                           -          -          -          -          -
    4s      Update to latest actual bills, and forecast for inflation less 1%
              productivity                                                           60         79         80          -          -
    5s      Adjust uncollectible expense for revenue adjustments                    622        707        258          -          -
    6s      Decrease discretionary programs and adjust for inflation             (3,627)        76         78          -          -
    7s      Overall settlement productivity adjustment                              709       (973)        57          -          -
    8s      Remove merger/rate costs and amortize rate case costs over 3 years     (995)       (22)       (22)         -          -
    9s      Reduce costs for management efficiency programs                      (1,018)    (2,065)      (930)         -          -

            Depreciation - Appendix 3, Page 10
    10s     Adjust expense for plant changes                                        206      6,096      3,867      3,867      3,867
    11s     Correct staff depreciation adjustment                                 2,668          -          -          -          -
    12s     Adjust expense for depreciation reserve deficiency                     (732)         -          -          -          -

            Amortizations - Appendix 3, Page 11
    13s     Amortize merger costs over three years.*                             (1,314)         -          -          -          -
            * Merger amortization is moved to environmental amortization after year 3
    14s     Reverse staff adjustment                                              6,829          -          -          -          -
    15s     Reverse company update adjustment                                     1,428          -          -          -          -
    16s     Amortize Transition Balancing Account credits over 3 years           (4,000)         -          -          -          -

            State & Federal Income Taxes - Appendix 3, Pages 7 & 8
    17s     Adjust state taxes for settlement adjs & tax rate change
             (pgs. 13-15 for detail)                                                295     (1,126)      (612)      (648)      (644)
    17s     Adjust federal taxes for settlement adjs (pgs. 13-15 for detail)      1,519     (4,174)    (2,269)    (2,601)    (2,587)

            Rate Base - Appendix 3, Page 16
    18s     Reverse company update and adjust for revised construction budget    26,216    239,232    154,161          -          -
    19s     Adjust depreciation reserve for plant adjustments                       253    (68,591)   (72,458)         -          -
    20s     Reverse company update adjustment                                     9,280          -          -          -          -
    21s     Reverse company update adjustment                                     3,851          -          -          -          -
    23s     Adjust deferred income taxes for plant changes                       (4,858)    (1,341)    (1,274)         -          -
    24s     Adjust for forecasted changes                                             -          -          -     80,794     80,794

            Earnings Base / Capitalization Comparison - Appendix 3, Page 17
    25s     Include deferred pension & OPEB balance, net of tax                  25,559          -          -          -          -
    26s     Include working capital for non-cash pension & OPEB expense             872          -          -          -          -

            Cash Working Capital - Appendix 3, Page 18
    27s     Include pensions in working cash calculation                        (12,125)         -          -          -          -
    28s     Include OPEBs in working cash calculation                           (13,812)         -          -          -          -

            Capital Structure
            See Capital Structure, Appendix 2, Page 17


                                                                                                                Appendix 3
                                                                                                               Page 5 of 21
                     KeySpan Energy Delivery of Long Island
          Statement of Operating Income, Rate Base, and Rate of Return
                     Twelve Months Ending December 31, 2008
                                     $(000)


                             Company                                  Co.            Settle-         As        Rev.
                              Filed      Adj.     Staff    Adj.     Update     Adj.   ment       Adjusted      Req.          Rate
                             Rate Year    No.      Adjs.    No.       Adjs.     No.    Adjs        Year 1      Year 1       Year 1
Operating Revenues
Margins                      $ 409,253     1     $ 1,422    1u    $ (13,922)    1s   $ 4,550     $ 401,303    $ 88,342    $ 489,645
Cost of Gas                  1,007,021                      1u     (222,215)                       784,806                  784,806
Revenue Taxes                   16,210                      1u       (2,034)                        14,176                   14,176
Other Operating Revenue         21,908                                                              21,908                   21,908
                          -------------       -----------       ------------        ------------------------------------------------
                             1,454,393             1,422           (238,171)           4,550     1,222,194      88,342    1,310,536
                          -------------       -----------       ------------        ------------------------------------------------
     Base Rate % Increase                                                                                        7.23%
Operation & Maintenance
 Expenses                    1,176,890    p.7     (7,069)   p.7    (225,226)    p.7   (4,249)      940,345         663      941,008
Depreciation                    72,452    p.8    (10,877)   p.8       5,740     p.8    2,142        69,458                   69,458
Amortizations                   15,445    p.9    (11,030)   p.9      (2,021)    p.9    2,943         5,337                    5,337
Taxes Other Than Income
 Taxes                         117,291                 -   p.10      (3,908)                       113,383                  113,383
                          -------------       -----------       ------------        ------------------------------------------------
Total Operating Expenses     1,382,078           (28,976)          (225,415)             836     1,128,523         663    1,129,185
                          -------------       -----------       ------------        ------------------------------------------------
Operating Income before
 Income Taxes                   72,315            30,398            (12,756)           3,714        93,671      87,680      181,350
                          -------------       -----------       ------------        ------------------------------------------------
State Income Tax                   913    p.6      2,386   17u         (922)    17s      295         2,672       7,567       10,239
Federal Income Tax               3,219    p.7      8,414   17u       (3,251)    17s    1,519         9,901      28,039       37,941
                          -------------       -----------       ------------        ------------------------------------------------
Utility Operating Income      $ 68,183          $ 19,597           $ (8,582)         $ 1,900      $ 81,098    $ 52,073    $ 133,171
                          =============       ===========       ============        ================================================
Rate Base                  $ 1,658,624    p.9  $ (55,011)         $ (27,591)        $ 10,944   $ 1,586,965              $ 1,586,965
                          =============       ===========       ============        =======================             ============
Rate of Return                   4.11%                                                                5.11%                    8.39%
                          =============                                                         ===========             ============


                                                                                                                Appendix 3
                                                                                                               Page 6 of 21
                     KeySpan Energy Delivery of Long Island
          Statement of Operating Income, Rate Base, and Rate of Return
                Twelve Months Ending December 31, 2009, and 2010
                                     $(000)


                                                  As       Rev.                          As           Rev.
                          Adj.     Adjs.       Adjusted    Req.        Rate     Adj.    Adjs.       Adjusted    Req.          Rate
                           No.     Year 2       Year 2     Year 2      Year 2    No.    Year 3        Year 3    Year 3       Year 3
Operating Revenues
Margins                    1s     $ 5,902    $ 495,547   $ 26,116    $ 521,663   1s    $ 8,248     $ 529,911  $ 13,332     $ 543,243
Cost of Gas                                    784,806                 784,806                       784,806                 784,806
Revenue Taxes                                   14,176                  14,176                        14,176                  14,176
Other Operating Revenue                         21,908                  21,908                        21,908                  21,908
                               ------------------------------------------------      -----------------------------------------------
                                    5,902    1,316,438     26,116    1,342,553           8,248     1,350,801    13,332     1,364,134
                               ------------------------------------------------      -----------------------------------------------
     Base Rate % Increase                                   1.98%                                                0.99%
Operation & Maintenance
 Expenses                  p.7      1,362      942,370        196      942,566    p.7    3,171       945,737       100       945,837
Depreciation               p.8      6,096       75,554                  75,554    p.8    3,867        79,421                  79,421
Amortizations                           -        5,337                   5,337               -         5,337                   5,337
Taxes Other Than Income
 Taxes                    p.10      4,924      118,308                 118,308   p.10    5,170       123,477                 123,477
                               ------------------------------------------------      -----------------------------------------------
Total Operating Expenses           12,382    1,141,568        196    1,141,763          12,208     1,153,971       100     1,154,071
                               ------------------------------------------------      -----------------------------------------------
Operating Income before
 Income Taxes                      (6,480)     174,870     25,920      200,790          (3,960)      196,830    13,232       210,062
                               ------------------------------------------------      -----------------------------------------------
State Income Tax           17s     (1,126)       9,112      2,237       11,349   17s      (612)       10,737     1,142        11,879
Federal Income Tax         17s     (4,174)      33,767      8,289       42,056   17s    (2,269)       39,787     4,232        44,019
                               ------------------------------------------------      -----------------------------------------------
Utility Operating Income         $ (1,180)   $ 131,991   $ 15,394    $ 147,385        $ (1,079)    $ 146,306   $ 7,859     $ 154,165
                               ================================================      ===============================================
Rate Base                       $ 169,382  $ 1,756,347             $ 1,756,347        $ 80,794   $ 1,837,141             $ 1,837,141
                               ========================           =============      ========================          =============
Rate of Return                                   7.52%                   8.39%                         7.96%                   8.39%
                                          =============           =============                ==============          =============


                                                                                                                     Appendix 3
                                                                                                                    Page 7 of 21
                     KeySpan Energy Delivery of Long Island
          Statement of Operating Income, Rate Base, and Rate of Return
                Twelve Months Ending December 31, 2011, and 2012
                                     $(000)


                                                As         Rev.                                       As        Rev.
                           Adj.   Adjs.      Adjusted      Req.        Rate      Adj.   Adjs.      Adjusted     Req.         Rate
                           No.    Year 4       Year 4      Year 4      Year 4    No.    Year 5      Year 5      Year 5      Year 5
Operating Revenues
Margins                    1s    $ 7,762     $ 551,005   $ 13,332    $ 564,337   1s    $ 7,807     $ 572,144   $ 13,332    $ 585,476
Cost of Gas                                    784,806                 784,806                       784,806                 784,806
Revenue Taxes                                   14,176                  14,176                        14,176                  14,176
Other Operating Revenue                         21,908                  21,908                        21,908                  21,908
                                -----------------------------------------------      -----------------------------------------------
                                   7,762     1,371,896     13,332    1,385,228           7,807     1,393,035     13,332    1,406,367
                                -----------------------------------------------      -----------------------------------------------
     Base Rate % Increase                                   0.97%                                                 0.96%
Operation & Maintenance
 Expenses                  3s      3,100       948,937        100      949,037   3s      3,100       952,137        100      952,237
Depreciation               10s     3,867        83,288                  83,288   10s     3,867        87,155                  87,155
Amortizations                                    5,337                   5,337                         5,337                   5,337
Taxes Other Than Income
 Taxes                     3s      5,170       128,647                 128,647   3s      5,170       133,817                 133,817
                                -----------------------------------------------      -----------------------------------------------
Total Operating Expenses          12,137     1,166,208        100    1,166,308          12,137     1,178,445        100    1,178,545
                                -----------------------------------------------      -----------------------------------------------
Operating Income before
 Income Taxes                     (4,375)      205,687     13,232      218,919          (4,330)      214,589     13,232      227,821
                                -----------------------------------------------      -----------------------------------------------
State Income Tax           17s      (648)       11,231      1,142       12,373   17s      (644)       11,729      1,142       12,870
Federal Income Tax         17s    (2,601)       41,417      4,232       45,649   17s    (2,587)       43,062      4,232       47,293
                                -----------------------------------------------      -----------------------------------------------
Utility Operating Income        $ (1,125)    $ 153,039    $ 7,859    $ 160,898        $ (1,099)    $ 159,799    $ 7,859    $ 167,658
                                ===============================================      ===============================================
Rate Base                  24s  $ 80,794   $ 1,917,935             $ 1,917,935   24s  $ 80,794   $ 1,998,729             $ 1,998,729
                                =======================           =============      ========================           ============
Rate of Return                                   7.98%                   8.39%                         8.00%                   8.39%
                                         ==============           =============                ==============           ============


                                                                                                         Appendix 3
                                                                                                        Page 8 of 21
                     KeySpan Energy Delivery of Long Island
      Merger Adjustments to Stand Alone Joint Proposal Revenue Requirements
                                     $(000)
                                                                   Twelve Months Ending December 31
                                                     2008            2009          2010              2011               2012
                                                     ----            ----          ----              ----               ----
KEDLI Revenue Requirement per Joint Proposal      $ 88,300        $ 26,100      $ 13,300          $ 13,300           $ 13,300
                                                  ---------       ---------     ---------         ---------          --------
Rate Mitigators
 Deferral Amortization Adjustments                 $ 5,976           $ (15)        $ (32)         $ (1,721)          $ (2,181)
 Nassau County Property Tax Refund                  12,400
 9.8%ROE and 45% Equity Ratio                       (1,215)            450           470               489                507
  Retain old depreciation rates                     18,135          (2,061)       (2,060)           (2,061)            (2,060)
 Synergy Share Credit                                3,322             (11)
 Additional Margin Adjustment (1)                  (10,318)         27,737        14,922            16,593             17,034
                                                    --------        -------       -------           -------            ------
Available Rate Mitigators                          $ 28,300       $ 26,100      $ 13,300          $ 13,300           $ 13,300
                                                   ---------      ---------     ---------         ---------          --------
Revenue Requirement after Rate Mitigator           $ 60,000            $ -           $ -               $ -                $ -
                                                   =========           ====          ====              ====               ===

(1) If a Revenue Decoupling Mechanism is developed for KEDLI, the mechanism will need to consider the impact of the Additional Margin Adjustment.

                                                                                                                      Page 9 of 21
                     KeySpan Energy Delivery of Long Island
                        Operations & Maintenance Expenses
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                                 Company                                      Co.            Settle-
                                                 Rate Year   Adj.    Staff     Adj.         Update  Adj.      ment        Year 1
                                                   Expense   No.      Adjs.     No.          Adjs.   No.       Adjs      Adjusted
Gas Cost                                        $ 1,007,021                     2u       $ (222,215)                     $784,806
Labor                                                60,176                     3u               76  2s                    60,252
Incentive Programs & Rebates                          1,783                     7u               13  3s                     1,796
Other Employee Related Exp. & Benefits                4,106                     7u               29  3s                     4,135
Health & Hospitalization                              7,223                     4u              (59) 4s          60         7,224
401k Match                                            1,075                     7u                1  2s                     1,076
Advertising                                           2,802                     7u               20  3s                     2,822
Building Services                                     2,783                     7u               20  3s                     2,803
Collection Agency Fees                                  528                     7u                4  3s                       532
Computer Software Purchases                           2,044                     7u               14  3s                     2,058
Contract Labor                                        4,364                     7u               31  3s                     4,395
Contributions, Tickets & Sponsorships                     -                                                                     -
Dues & Memberships                                      603                     7u                4  3s                       607
Fleet Leasing                                         1,571                     7u               11  3s                     1,582
Franchise Requirements                                    -                                                                     -
Insurance                                             3,404                     7u               24  3s                     3,428
Lock Box                                                346                     7u                2  3s                       348
Materials & Supplies                                  3,306                     7u               23  3s                     3,329
New York Facilities                                   3,152                     7u               22  3s                     3,174
OPEB's                                               13,812                     5u           (1,399) 2s                    12,413
Other                                                 3,118                     7u               22  3s                     3,140
Paving                                                1,777                     7u               13  3s                     1,790
Payroll Taxes                                         3,070                     3u                8  2s                     3,078
Pensions                                             12,125                     5u           (2,041) 2s                    10,084
Permits                                                 250                                                                   250
Postage                                               3,283                     7u               23  3s                     3,306
PSC Assessment Fees                                   4,052                                      29  3s                     4,081
Purchased Services                                    9,434                     7u               66  3s                     9,500
Service Company Asset Recovery Charge                     -                                                                     -
Telecommunications                                    1,924                     7u               14  3s                     1,938
Transportation                                        2,199                     7u               15  3s                     2,214
Transportation - Liquid Fuels                           466                     7u                3  3s                       469
Uncollectibles                                        2,673      2         (35) 6u              (86) 5s         622         3,174
Accounting Change                                         -                                                                     -
Program Changes                                      12,417      3      (5,250) 7u               87  6s      (3,627)        3,627
Unbundling Adjustment                                     -      4      (4,077)                      3s                    (4,077)
Cost Update/Inflation Adjustment                          -      5       3,880                       7s      (3,880)            -
Labor Productivity Adjustment                             -      6      (1,023)                      7s       1,023
Non-Labor Productivity Adjustment                         -      7        (563)                      7s         563             -
Overall Productivity Adjustment                                                                      7s       3,003         3,003
Remove merger/rate case costs                                                                        8s      (1,042)       (1,042)
Amortize rate case costs                                                                             8s          48            48
Management Efficiency Programs                                                                       9s      (1,280)       (1,280)
Management Efficiency Programs - CTA                                                                 9s         262           262
                                              --------------       ---------------------------------------------------------------
  Total Operation & Maint. Exp.                 $ 1,176,890           $ (7,069)          $ (225,226)       $ (4,249)     $940,346
                                              ==============       ===============================================================


                     KeySpan Energy Delivery of Long Island
                        Operations & Maintenance Expenses
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)



                                                Year 2           Year 2             Year 2             Year 3
                                                 Adjs.          Adjusted              Adjs.            Adjusted
Gas Cost                                                        $784,806                               $784,806
Labor                                          1,687              61,939              1,734              63,674
Incentive Programs & Rebates                      38               1,834                 39               1,873
Other Employee Related Exp. & Benefit             87               4,222                 89               4,311
Health & Hospitalization                          79               7,303                 80               7,383
401k Match                                        30               1,106                 31               1,137
Advertising                                       59               2,881                 61               2,942
Building Services                                 59               2,862                 60               2,922
Collection Agency Fees                            11                 543                 11                 554
Computer Software Purchases                       43               2,101                 44               2,145
Contract Labor                                    92               4,488                 94               4,582
Contributions, Tickets & Sponsorships              -                   -                  -                   -
Dues & Memberships                                13                 620                 13                 633
Fleet Leasing                                     33               1,615                 34               1,649
Franchise Requirements                             -                   -                  -                   -
Insurance                                         72               3,500                 73               3,573
Lock Box                                           7                 356                  7                 363
Materials & Supplies                              70               3,398                 71               3,470
New York Facilities                               67               3,241                 68               3,309
OPEB's                                           348              12,761                357              13,118
Other                                             66               3,206                 67               3,273
Paving                                            38               1,828                 38               1,866
Payroll Taxes                                     86               3,164                 89               3,253
Pensions                                         282              10,367                290              10,657
Permits                                            5                 256                  5                 261
Postage                                           69               3,376                 71               3,447
PSC Assessment Fees                               86               4,167                 87               4,254
Purchased Services                               200               9,700                204               9,903
Service Company Asset Recovery Charge              -                   -                  -                   -
Telecommunications                                41               1,979                 42               2,020
Transportation                                    46               2,261                 47               2,308
Transportation - Liquid Fuels                     10                 479                 10                 489
Uncollectibles                                   707               3,881                258               4,139
Accounting Change                                  -                   -                  -                   -
Program Changes                                   76               3,703                 78               3,781
Unbundling Adjustment                            (86)             (4,163)               (87)             (4,250)
Cost Update/Inflation Adjustment                   -                   -                  -                   -
Labor Productivity Adjustment                                          -                                      -
Non-Labor Productivity Adjustment                  -                   -                  -                   -
Overall Productivity Adjustment                 (973)              2,030                 57               2,087
Remove merger/rate case costs                    (22)             (1,064)               (22)             (1,087)
Amortize rate case costs                                              48                                     48
Management Efficiency Programs                (1,803)             (3,083)              (930)             (4,014)
Management Efficiency Programs - CTA            (262)                  -                                      -
                                     ---------------------------------------------------------------------------
  Total Operation & Maint. Exp.               $ 1,362            $941,708            $ 3,171            $944,879
                                     ===========================================================================


                                                                                                                Appendix 3
                                                                                                                Page 10 of 21
                     KeySpan Energy Delivery of Long Island
                                  Depreciation
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                         Company                            Co.          Settle-
                        Rate Year  Adj.   Staff    Adj.   Update  Adj.    ment     Year 1     Year 2   Year 2    Year 3     Year 3
                         Expense    No.    Adjs.    No      Adjs.  No.     Adjs    Adjusted     Adjs.  Adjusted    Adjs.   Adjusted
Depreciation Expense    $ 48,949                    8u    $ (365)  10s    $ 206    $ 48,790   $ 6,096  $ 54,886   $ 3,867  $ 58,753
Depreciation Expense of
 Corporate Services
 Assets                    2,668                                                      2,668               2,668               2,668
Add:
Depreciation related
 to Accounting
 changes proposed
 by Mr. Aikman
 based on 12/31/05
 Plant Balances           18,933     8    (6,880)                                    12,053              12,053              12,053
Depreciation related
 to Accounting
 changes proposed
 by Mr. Aikman
 on Plant additions
 (4/1/07 - 3/31/08)        1,902     9    (3,997)   8u      (185)  11s    2,668         388                 388                 388
Depreciation related
 to Accounting
 changes proposed
 by Mr. Aikman
 on depreciation
 reserve deficiency
 at 12/31/05                                        9u     6,290   12s     (732)      5,558               5,558               5,558
                        ---------      ----------      ----------     --------------------------------------------------------------
Total                   $ 72,452       $ (10,877)        $ 5,740        $ 2,142    $ 69,458   $ 6,096  $ 75,554   $ 3,867  $ 79,421
                        =========      ==========      ==========     ==============================================================


                                                                                                               Appendix 3
                                                                                                               Page 11 of 21
                     KeySpan Energy Delivery of Long Island
                                  Amortizations
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                              Company                         Co.          Settle-
                             Rate Year   Adj.  Staff  Adj.  Update   Adj.    ment     Year 1    Year 2   Year 2    Year 3   Year 3
                               Expense    No.   Adjs.  No.    Adjs.   No.    Adjs    Adjusted    Adjs.   Adjusted   Adjs.  Adjusted
Amortization Merger Costs      $ 1,971                               13s  $ (1,314)     $ 657               $ 657             $ 657
Amortization of Property Tax         -                                                      -                   -                 -
Amortization of Pension and
 OPEBs                           6,829    10   (6,829) 10u     (593) 14s     6,829      6,236               6,236             6,236
Amortization Environmental
 Costs                           6,645    11   (4,201) 11u   (1,428) 15s     1,428      2,444               2,444             2,444
Amortization - TBA Credits                                           16s    (4,000)    (4,000)             (4,000)           (4,000)
                             ----------      ---------     ---------      ---------------------------------------------------------
Total                         $ 15,445       $(11,030)     $ (2,021)       $ 2,943    $ 5,337      $ -    $ 5,337     $ -   $ 5,337
                             ==========      =========     =========      =========================================================


                                                                                                                  Appendix 3
                                                                                                                  Page 12 of 21
                     KeySpan Energy Delivery of Long Island
                          Taxes Other Than Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                              Company                          Co.    Settle-
                             Rate Year   Adj. Staff  Adj.     Update    ment     Year 1      Year 2    Year 2     Year 3     Year 3
                               Expense    No.  Adjs.  No.      Adjs.     Adjs    Adjusted      Adjs.   Adjusted     Adjs.   Adjusted
Local
Real Estate/Special Franchise  $ 99,466               12u   $ (1,856)            $ 97,610   $ 4,881   $ 102,491   $ 5,125   $107,615
Municipal Gross Revenue           6,762               13u       (848)               5,914                 5,914                5,914
State
Franchise Gross Income -185a      9,441               13u     (1,185)               8,256                 8,256                8,256
NYS Excise Tax                        5                                                 5         0           5         0          5
MTA Surcharge                         7               13u         (1)                   6                     6                    6
Unemployment Insurance              156               14u        (14)                 142         4         146         4        150
Sales and Use                         -                                                 -                     -                    -
Other                               124                                               124         3         127         3        129
Federal
FICA                              1,273               15u          1                1,274        36       1,310        37      1,346
Unemployment Tax                     57               14u         (5)                  52         1          53         1         55
                             -----------      -------       ------------------------------------------------------------------------
Total                         $ 117,291          $ -        $ (3,908)     $ -    $113,383   $ 4,924   $ 118,308   $ 5,170   $123,477
                             ===========      =======       ========================================================================


                                                                                                   Appendix 3
                                                                                                   Page 13 of 21
                     KeySpan Energy Delivery of Long Island
                               State Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                         Company                             Co.     Settle-      Year 1     Year 1
                                        Rate Year   Adj.      Staff         Update      ment         As       Revenue         Rate
                                          Expense   No.        Adj.         Adjs.      Adjs      Adjusted       Req.         Year 1
Taxable Net Income                       $ 72,315   p.1     $ 30,398    $ (12,756)   $ 3,714     $ 93,671    $ 87,680     $ 181,350
Interest Expense                           62,214   p.8        3,410       (2,544)      (921)      62,158                    62,158
                                       -----------      ----------------------------------------------------------------------------
Operating Income Before Taxes              10,101             26,988      (10,212)     4,635       31,513      87,680       119,192
Flow Thru Items
Additions
Non Deductible Meals and Entertainment          8                                                       8                         8
Book Depr. in excess of Tax Depr.               -                                                       -                         -
                                       -----------      ----------------------------------------------------------------------------
                                                8                                                       8           -             8
                                       -----------      ----------------------------------------------------------------------------
Deductions
                                       -----------      ----------------------------------------------------------------------------
Medicare cash proceeds                          -    12          560                                  560                       560
                                       -----------      ----------------------------------------------------------------------------
Income Subject to Tax                      10,109             26,428      (10,212)     4,635       30,961      87,680       118,640
                                       ===========      ============================================================================
Income Tax Provision                        $ 913            $ 2,386       $ (922)     $ 295      $ 2,672     $ 7,567      $ 10,239
                                       ===========      ============================================================================
Normalized Items
Additions
Medicare Income                             1,808                                                   1,808                     1,808
Gas Cost Deferred                               -                                                       -                         -
Pension Cost                                    -                                                       -                         -
Bad Debts                                       -                                                       -                         -
Balancing Account                               -                                                       -                         -
Merger Cost Deferral/Amortization           1,971                                     (1,314)         657                       657
MTA Amortization                                -                                                       -                         -
Performance Shares                            345                                                     345                       345
FAS 106                                         -                                                       -                         -
Premium/Discount - Refinancing                  -                                                       -                         -
Relocation of Mains                             -                                                       -                         -
Pensions & OPEBs (Amortizations)           10,279    13      (10,279)        (593)     6,829        6,236                     6,236
Deferred Tax Rate                               -                                                       -                         -
CIAC Deferral                                   3                                                       3                         3
Book Depreciation - Current Rates          51,617                            (365)                 51,252                    51,252
Book Depreciation - Proposed Rates         20,835    14      (10,877)       6,105      2,142       18,205                    18,205
Cost of Removal Amortization                  887                                                     887                       887
Senior Securities Expense Amortization        383                                                     383                       383
Property Tax Amortization                       -                                                       -                         -
Environmental Clean Up Cost Amort.          6,645    15       (4,201)      (1,428)     1,428        2,444                     2,444
                                       -----------      ----------------------------------------------------------------------------
                                           94,773            (25,357)       3,719      9,085       82,220           -        82,220
                                       -----------      ----------------------------------------------------------------------------
Deductions
Environmental Clean Up Costs               38,069                                                  38,069                    38,069
Tax Depreciation                          106,682    16       (3,250)                    320      103,752                   103,752
Removal Costs Expenditures                  6,963                                                   6,963                     6,963
Lien Date Property Taxes                    3,106                                                   3,106                     3,106
                                       -----------      ----------------------------------------------------------------------------
                                          154,820             (3,250)           -        320      151,890           -       151,890
                                       -----------      ----------------------------------------------------------------------------
Net Timing Differences                    (60,048)           (22,107)       3,719      8,765      (69,671)          -       (69,671)
                                       -----------      ----------------------------------------------------------------------------
Taxable Income                            (49,938)             4,321       (6,493)    13,400      (38,710)     87,680        48,969
                                       -----------      ----------------------------------------------------------------------------
Current State Income Tax                   (4,509)               390         (586)     1,365       (3,341)      7,567         4,226
                                       -----------      ----------------------------------------------------------------------------
Adjustment: Ratemaking Excess                   -                  -            -          -            -           -             -
                                       -----------      ----------------------------------------------------------------------------
                                           (4,509)               390         (586)     1,365       (3,341)      7,567         4,226
Deferred State Income Tax                  (5,422)            (1,996)         336      1,070       (6,013)          -        (6,013)
                                       -----------      ----------------------------------------------------------------------------
    Total State Income Tax                    913              2,386         (922)       295        2,672       7,567        10,239
                                       ===========      ============================================================================


                     KeySpan Energy Delivery of Long Island
                               State Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)



                                                   Year 2     Year 2                                Year 3      Year 3
                                         Year 2      As       Revenue        Rate       Year 3        As       Revenue       Rate
                                          Adjs.   Adjusted       Req.       Year 2       Adjs.     Adjusted      Req.        Year 3
Taxable Net Income                    $ (6,480)  $ 174,870    $ 25,920     $200,790   $ (3,960)   $ 196,830   $ 13,232     $210,062
Interest Expense                         6,571      68,729                   68,729      3,134       71,864                  71,864
                                      ----------------------------------------------------------------------------------------------
Operating Income Before Taxes          (13,051)    106,141      25,920      132,060     (7,094)     124,966     13,232      138,198
Flow Thru Items
Additions
Non Deductible Meals and Entertainment                   8                        8                       8                       8
Book Depr. in excess of Tax Depr.                        -                        -                       -                       -
                                      ----------------------------------------------------------------------------------------------
                                             -           8           -            8          -            8          -            8
                                      ----------------------------------------------------------------------------------------------
Deductions
                                      ----------------------------------------------------------------------------------------------
Medicare cash proceeds                                 560                      560                     560                     560
                                      ----------------------------------------------------------------------------------------------
Income Subject to Tax                  (13,051)    105,589      25,920      131,508     (7,094)     124,414     13,232      137,646
                                      ==============================================================================================
Income Tax Provision                  $ (1,126)    $ 9,112     $ 2,237     $ 11,349     $ (612)    $ 10,737    $ 1,142     $ 11,879
                                      ==============================================================================================
Normalized Items
Additions
Medicare Income                                      1,808                    1,808                   1,808                   1,808
Gas Cost Deferred                                        -                        -                       -                       -
Pension Cost                                             -                        -                       -                       -
Bad Debts                                                -                        -                       -                       -
Balancing Account                                        -                        -                       -                       -
Merger Cost Deferral/Amortization                      657                      657                     657                     657
MTA Amortization                                         -                        -                       -                       -
Performance Shares                                     345                      345                     345                     345
FAS 106                                                  -                        -                       -                       -
Premium/Discount - Refinancing                           -                        -                       -                       -
Relocation of Mains                                      -                        -                       -                       -
Pensions & OPEBs (Amortizations)                     6,236                    6,236                   6,236                   6,236
Deferred Tax Rate                                        -                        -                       -                       -
CIAC Deferral                                            3                        3                       3                       3
Book Depreciation - Current Rates                   51,252                   51,252                  51,252                  51,252
Book Depreciation - Proposed Rates       6,096      24,301                   24,301      3,867       28,168                  28,168
Cost of Removal Amortization                           887                      887                     887                     887
Senior Securities Expense Amortization                 383                      383                     383                     383
Property Tax Amortization                                -                        -                       -                       -
Environmental Clean Up Cost Amort.                   2,444                    2,444                   2,444                   2,444
                                      ----------------------------------------------------------------------------------------------
                                         6,096      88,316           -       88,316      3,867       92,183          -       92,183
                                      ----------------------------------------------------------------------------------------------
Deductions
Environmental Clean Up Costs                        38,069                   38,069                  38,069                  38,069
Tax Depreciation                         9,470     113,222                  113,222      6,007      119,229                 119,229
Removal Costs Expenditures                           6,963                    6,963                   6,963                   6,963
Lien Date Property Taxes                             3,106                    3,106                   3,106                   3,106
                                      ----------------------------------------------------------------------------------------------
                                         9,470     161,360           -      161,360      6,007      167,367          -      167,367
                                      ----------------------------------------------------------------------------------------------
Net Timing Differences                  (3,374)    (73,044)          -      (73,044)    (2,140)     (75,184)         -      (75,184)
                                      ----------------------------------------------------------------------------------------------
Taxable Income                         (16,425)     32,544      25,920       58,464     (9,234)      49,230     13,232       62,462
                                      ----------------------------------------------------------------------------------------------
Current State Income Tax                (1,417)      2,809       2,237        5,045       (797)       4,249      1,142        5,390
                                      ----------------------------------------------------------------------------------------------
Adjustment: Ratemaking Excess                -           -           -            -          -            -          -            -
                                      ----------------------------------------------------------------------------------------------
                                        (1,417)      2,809       2,237        5,045       (797)       4,249      1,142        5,390
Deferred State Income Tax                 (291)     (6,304)          -       (6,304)      (185)      (6,488)         -       (6,488)
                                      ----------------------------------------------------------------------------------------------
    Total State Income Tax              (1,126)      9,112       2,237       11,349       (612)      10,737      1,142       11,879
                                      ==============================================================================================


                                                                                                             Appendix 3
                                                                                                             Page 14 of 21

                     KeySpan Energy Delivery of Long Island
                              Federal Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                         Company                            Co.      Settle-      Year 1        Year 1
                                         Rate Year   Adj.    Staff        Update       ment          As        Revenue       Rate
                                           Expense   No.      Adj.         Adjs.       Adjs       Adjusted        Req.       Year 1
Taxable Net Income                        $ 72,315   p.1   $ 30,398    $ (12,756)    $ 3,714      $ 93,671     $ 87,680   $ 181,350
Interest Expense                            62,214   p.8      3,410       (2,544)       (921)       62,158                   62,158
                                        -----------      ---------------------------------------------------------------------------
Operating Income Before Taxes               10,101           26,988      (10,212)      4,635        37,089       87,680     119,192
Flow Thru Items
Additions
Non Deductible Meals and Entertainment           8                                                       8                        8
Book Depr in excess of Tax Depr.
Current Depreciation Rates                       -                                                       -                        -
Proposed Depreciation Rates                      -                                                       -                        -
                                        -----------      ---------------------------------------------------------------------------
                                                 8                -            -           -             8            -           8
                                        -----------      ---------------------------------------------------------------------------
Deductions
New York State Income Tax Provision            913   p.6      2,386         (922)        295         3,299        7,567      10,866
Medicare cash proceeds                                12        560                                    560                      560
                                        --------------------------------------------------------------------------------------------
                                               913            2,946         (922)        295         3,859        7,567      11,426
                                        --------------------------------------------------------------------------------------------
Income Subject to Tax                        9,196           24,041       (9,290)      4,341        33,238       80,113     107,774
                                        -----------      ---------------------------------------------------------------------------
Income Tax Provision @ 35%                 $ 3,219          $ 8,414     $ (3,251)    $ 1,519      $ 11,633     $ 28,039    $ 37,721
                                        ===========      ===========================================================================
Normalized Items
Additions
Medicare Income                              1,808                                                   1,808                    1,808
Merger Cost Deferral/Amortization            1,971                                    (1,314)          657                      657
Performance Shares                             345                                                     345                      345
CIAC Deferral                                    -                                                       -                        -
Pensions & OPEBs (Amortizations)            10,279    13    (10,279)        (593)      6,829         6,236                    6,236
Book Depreciation - Current Rates           51,617                          (365)          -        51,252                   51,252
Book Depreciation - Proposed Rates          20,835    14    (10,877)       6,105       2,142        18,205                   18,205
Cost of Removal Amortization                   887                                                     887                      887
Senior Securities Expense Amortization         383                                                     383                      383
Environmental Clean Up Cost Amort.           6,645    15     (4,201)      (1,428)      1,428         2,444                    2,444
                                        -----------      ---------------------------------------------------------------------------
                                            94,770          (25,357)       3,719       9,085        82,217            -      82,217
                                        -----------      ---------------------------------------------------------------------------
Deductions
Environmental Clean Up Costs                38,069                                                  38,069                   38,069
Tax Depreciation                           101,156    16     (3,250)                     320        98,226                   98,226
Removal Costs Expenditures                   6,963                                                   6,963                    6,963
Lien Date Property Taxes                     3,106                                                   3,106                    3,106
Deferred State Tax Provision                (5,422)  p.6     (1,996)         336       1,070        (6,013)                  (6,013)
                                        -----------      ---------------------------------------------------------------------------
                                           143,872           (5,246)         336       1,391       140,352            -     140,352
                                        -----------      ---------------------------------------------------------------------------
Net Timing Differences                     (49,102)         (20,111)       3,383       7,695       (58,135)           -     (58,135)
                                        -----------      ---------------------------------------------------------------------------
Taxable Income                             (39,906)           3,930       (5,906)     12,035       (24,898)      80,113      49,639
                                        -----------      ---------------------------------------------------------------------------
Current Federal Income Tax @ 35%           (13,967)           1,376       (2,067)      4,212        (8,714)      28,039      17,374
                                        -----------      ---------------------------------------------------------------------------
Deferred Federal Income Tax @ 35%          (17,186)          (7,039)       1,184       2,693       (20,347)           -     (20,347)
                                        -----------      ---------------------------------------------------------------------------
    Total Federal Income Tax               $ 3,219          $ 8,414     $ (3,251)    $ 1,519      $ 11,633     $ 28,039    $ 37,721
                                        ===========      ===========================================================================


                     KeySpan Energy Delivery of Long Island
                              Federal Income Taxes
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                                    Year 2      Year 2                               Year 3      Year 3
                                       Year 2         As        Revenue     Rate         Year 3        As        Revenue     Rate
                                         Adjs.     Adjusted        Req.     Year 2        Adjs.     Adjusted       Req.     Year 3
Taxable Net Income                    $ (6,480)   $ 174,870     $ 25,920   $200,790    $ (3,960)   $ 196,830    $ 13,232   $210,062
Interest Expense                         6,571       68,729                  68,729       3,134       71,864                 71,864
                                      ----------------------------------------------------------------------------------------------
Operating Income Before Taxes          (13,051)     106,141       25,920    132,060      (7,094)     124,966      13,232    138,198
Flow Thru Items
Additions
Non Deductible Meals and Entertainment                    8                       8                        8                      8
Book Depr in excess of Tax Depr.
Current Depreciation Rates                                -                       -                        -                      -
Proposed Depreciation Rates                               -                       -                        -                      -
                                      ----------------------------------------------------------------------------------------------
                                             -            8            -          8           -            8           -          8
                                      ----------------------------------------------------------------------------------------------
Deductions
New York State Income Tax Provision     (1,126)       9,740        2,237     11,977        (612)      11,364       1,142     12,506
Medicare cash proceeds                                  560                     560                      560                    560
                                      ----------------------------------------------------------------------------------------------
                                        (1,126)      10,300        2,237     12,537        (612)      11,924       1,142     13,066
                                      ----------------------------------------------------------------------------------------------
Income Subject to Tax                  (11,925)      95,849       23,683    119,532      (6,482)     113,050      12,090    125,140
                                      ----------------------------------------------------------------------------------------------
Income Tax Provision @ 35%            $ (4,174)    $ 33,547      $ 8,289   $ 41,836    $ (2,269)    $ 39,567     $ 4,232   $ 43,799
                                      ==============================================================================================
Normalized Items
Additions
Medicare Income                                       1,808                   1,808                    1,808                  1,808
Merger Cost Deferral/Amortization                       657                     657                      657                    657
Performance Shares                                      345                     345                      345                    345
CIAC Deferral                                             -                       -                        -                      -
Pensions & OPEBs (Amortizations)                      6,236                   6,236                    6,236                  6,236
Book Depreciation - Current Rates                    51,252                  51,252                   51,252                 51,252
Book Depreciation - Proposed Rates       6,096       24,301                  24,301       3,867       28,168                 28,168
Cost of Removal Amortization                            887                     887                      887                    887
Senior Securities Expense Amortization                  383                     383                      383                    383
Environmental Clean Up Cost Amort.                    2,444                   2,444                    2,444                  2,444
                                      ----------------------------------------------------------------------------------------------
                                         6,096       88,313            -     88,313       3,867       92,180           -     92,180
                                      ----------------------------------------------------------------------------------------------
Deductions
Environmental Clean Up Costs                         38,069                  38,069                   38,069                 38,069
Tax Depreciation                         9,470      107,696                 107,696       6,007      113,703                113,703
Removal Costs Expenditures                            6,963                   6,963                    6,963                  6,963
Lien Date Property Taxes                              3,106                   3,106                    3,106                  3,106
Deferred State Tax Provision                         (6,013)                 (6,013)                  (6,013)                (6,013)
                                      ----------------------------------------------------------------------------------------------
                                         9,470      149,822            -    149,822       6,007      155,828           -    155,828
                                      ----------------------------------------------------------------------------------------------
Net Timing Differences                  (3,374)     (61,509)           -    (61,509)     (2,140)     (63,649)          -    (63,649)
                                      ----------------------------------------------------------------------------------------------
Taxable Income                         (15,299)      34,340       23,683     58,023      (8,622)      49,401      12,090     61,491
                                      ----------------------------------------------------------------------------------------------
Current Federal Income Tax @ 35%        (5,355)      12,019        8,289     20,308      (3,018)      17,290       4,232     21,522
                                      ----------------------------------------------------------------------------------------------
Deferred Federal Income Tax @ 35%       (1,181)     (21,528)           -    (21,528)       (749)     (22,277)          -    (22,277)
                                      ----------------------------------------------------------------------------------------------
    Total Federal Income Tax          $ (4,174)    $ 33,547      $ 8,289   $ 41,836    $ (2,269)    $ 39,567     $ 4,232   $ 43,799
                                      ==============================================================================================


                                                                                                          Appendix 3
                                                                                                          Page 15 of 21
                     KeySpan Energy Delivery of Long Island
                         Calculation of Interest Expense
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                       Company                          Co.      Settle-     Year 1                 Year 2                  Year 3
                      Filed Rate   Adj.     Staff      Update      ment        As       Year 2        As       Year 3         As
                         Year       No.      Adj.        Adjs.     Adjs     Adjusted      Adjs.    Adjusted      Adjs.     Adjusted
Rate Base              $1,658,624   17   $ (55,011)  $ (27,591)  $ 10,944  $1,586,965   $169,382  $1,756,347  $ 80,794   $ 1,837,141
Interest Bearing CWIP               18      15,231                             15,231                 15,231                  15,231
                      ------------     ---------------------------------------------------------------------------------------------
Earnings Base          $1,658,624        $ (39,780)  $ (27,591)  $ 10,944  $1,602,196   $169,382  $1,771,578  $ 80,794   $ 1,852,372
                      ============     =============================================================================================
Weighted Cost of Debt.      3.75%   19       0.30%                 -0.17%       3.88%                  3.88%                   3.88%
Interest Exp.              62,214            3,410      (2,544)      (921)     62,158                 68,729                  71,864
Add Gain on Required
 Debt
                      ------------     ---------------------------------------------------------------------------------------------
    Total Interest
     Deduction           $ 62,214          $ 3,410    $ (2,544)    $ (921)   $ 62,158               $ 68,729                $ 71,864
                      ============     =============================================================================================


                                                                                                                    Appendix 3
                                                                                                                    Page 16 of 21
                     KeySpan Energy Delivery of Long Island
                        Calculation of Average Rate Base
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                                      Company                                          Co.
                                                     Filed Rate       Adj.      Staff       Adj.     Update      Adj.    Settlement
                                                         Year          No.       Adjs.       No.      Adjs.      No.        Adjs
Utility Plant-Gas:
Gas Plant                                            $ 2,272,753       20     $ (18,845)     18u    $(18,343)    18s     $ 26,216
Non-Interest Bearing CWIP                                 12,913
Reserve for Depreciation                                (475,815)      21         3,902      19u      (3,032)    19s          253
                                                   --------------         --------------         ------------        ---------------
                                                       1,809,851                (14,943)             (21,375)              26,469
                                                   --------------         --------------         ------------        ---------------
Gas Plant - charged from Corporate Services               62,415
Non-Interest Bearing CWIP - chrgd from Corp. Srvcs.        1,756
Reserve for Depreciation  - chrgd from Corp. Srvcs.      (27,774)
                                                   --------------         --------------         ------------        ---------------
Net Plant                                              1,846,248                (14,943)             (21,375)              26,469
                                                   --------------         --------------         ------------        ---------------
Rate Base Adjustments:
Deferred Merger Costs to Achieve                           2,292       22        (2,292)
Deferred SIR Expenditures                                 60,110       23       (60,110)     20u      (9,280)    20s        9,280
Unamortized Senior Securities' Expense                       263                      -
Deferred OPEBs/Pension Costs                              61,309       24       (61,309)     21u      (3,851)    21s        3,851
Unamortized Deferred Assets - Other                        1,374                      -      22u          10
Deferred Income Taxes                                   (351,866) 25-28          52,792      23u       7,227     22s       (4,858)
                                                   --------------         --------------         ------------        ---------------
Sub-Total                                               (226,517)               (70,919)              (5,894)               8,273
                                                   --------------         --------------         ------------        ---------------
Excess Earnings Base Capitalization Adj.                 (10,290)    p.15        51,383                         p.15      (26,431)
                                                   --------------         --------------         ------------        ---------------
Net Rate Base Adjustments                               (236,807)               (19,536)              (5,894)             (18,158)
                                                   --------------         --------------         ------------        ---------------
Gas Storage Inventory
Prepayments                                               20,094       29       (16,061)     22u           5
Materials and Supplies                                     8,190       30          (350)     22u          39
Cash Working Capital Allowance                            20,899     p.16        (4,121)    p.16        (366)   p.16        2,633
                                                   --------------         --------------         ------------        ---------------
Total Working Capital                                     49,183                (20,532)                (322)               2,633
                                                   --------------         --------------         ------------        ---------------
    Rate Base                                        $ 1,658,624              $ (55,011)            $(27,591)            $ 10,944
                                                   ==============         ==============         ============        ===============


                     KeySpan Energy Delivery of Long Island
                        Calculation of Average Rate Base
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)


                                                        Year 1         Year 2            Year 2         Year 3         Year 3
                                                       Adjusted          Adjs.          Adjusted          Adjs.        Adjusted
Utility Plant-Gas:
Gas Plant                                            $ 2,261,780      $ 239,232       $ 2,501,012      $ 154,161      $ 2,655,173
Non-Interest Bearing CWIP                                 12,913                           12,913                          12,913
Reserve for Depreciation                                (474,692)       (68,591)         (543,283)       (72,458)        (615,740)
                                                   -------------------------------------------------------------------------------
                                                       1,800,001        170,641         1,970,643         81,703        2,052,346
                                                   -------------------------------------------------------------------------------
Gas Plant - charged from Corporate Services               62,415                           62,415                          62,415
Non-Interest Bearing CWIP - chrgd from Corp. Srvcs.        1,756                            1,756                           1,756
Reserve for Depreciation  - chrgd from Corp. Srvcs.      (27,774)                         (27,774)                        (27,774)
                                                   -------------------------------------------------------------------------------
Net Plant                                              1,836,398        170,641         2,007,040         81,703        2,088,743
                                                   -------------------------------------------------------------------------------
Rate Base Adjustments:
Deferred Merger Costs to Achieve
Deferred SIR Expenditures
Unamortized Senior Securities' Expense                       263                              263                             263
Deferred OPEBs/Pension Costs
Unamortized Deferred Assets - Other                        1,384                            1,384                           1,384
Deferred Income Taxes                                   (296,705)        (1,341)         (298,046)        (1,274)        (299,320)
                                                   -------------------------------------------------------------------------------
Sub-Total                                               (295,058)        (1,341)         (296,399)        (1,274)        (297,673)
                                                   -------------------------------------------------------------------------------
Excess Earnings Base Capitalization Adj.                  14,662                           14,662                          14,662
                                                   -------------------------------------------------------------------------------
Net Rate Base Adjustments                               (280,396)        (1,341)         (281,737)        (1,274)        (283,011)
                                                   -------------------------------------------------------------------------------
Gas Storage Inventory
Prepayments                                                4,038                            4,038                           4,038
Materials and Supplies                                     7,879                            7,879                           7,879
Cash Working Capital Allowance                            19,046           $ 82            19,127          $ 364           19,492
                                                   -------------------------------------------------------------------------------
Total Working Capital                                     30,963             82            31,045            364           31,409
                                                   -------------------------------------------------------------------------------
    Rate Base                                        $ 1,586,965      $ 169,382       $ 1,756,347       $ 80,794      $ 1,837,141
                                                   ===============================================================================


                                                                                                              Appendix 3
                                                                                                              Page 17 of 21
                     KeySpan Energy Delivery of Long Island
                Historic Earning Base / Capitalization Comparison
                     Twelve Months Ending December 31, 2005
                                     $(000)


                                                          Company Filed      Adj.   Staff        Adj.  Settlement     Historic Year
                                                           Historic Year      No.  Adjustment     No.     Adjs         As Adjusted
 Average Capitalization
 ----------------------
Long-Term Debt                                                $ (650,904)                                              $ (650,904)
Customer Deposits                                                 (7,573)                                                  (7,573)
Common Equity                                                   (900,909)                                                (900,909)
Investments in Subsidiaries & Non-Utility  Property                1,933                                                    1,933
Intercompany Notes Payable (net of Notes Receivable)             (46,787)                                                 (46,787)
Intercompany Accounts Payable (net of Accounts Receivable)        18,562       31      (8,891)                              9,671
Transition and Gas Balancing Accounts                            (20,378)                                                 (20,378)
Deferred Regulatory Liabilities - Interest Bearing               (61,241)                                                 (61,241)
                                                          ---------------          -----------         ---------------------------
Total                                                       $ (1,667,297)            $ (8,891)               $ -     $ (1,676,188)
                                                          ===============          ===========         ===========================
 Average Earnings Base
 ---------------------
Property Base                                                $ 1,430,891    32,33     (41,620)     25s    25,559        1,414,830
Working Capital                                                  231,465       34        (872)     26s       872          231,465
Construction Work in Progress - Interest Bearing                  15,231                                                   15,231
                                                          ---------------          -----------         ---------------------------
Total                                                        $ 1,677,587            $ (42,492)          $ 26,431      $ 1,661,526
                                                          ===============          ===========         ===========================

                                                          ---------------          -----------         ---------------------------
Excess Earning Base over Capitalization                         $ 10,290            $ (51,383)          $ 26,431        $ (14,662)
                                                          ===============          ===========         ===========================


                                                                                                            Appendix 3
                                                                                                            Page 18 of 21
                     KeySpan Energy Delivery of Long Island
                  Computation of Cash Working Capital Allowance
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                                 Company                                      Co.                     Staff
                                               Filed Rate     Adj.         Staff            Update       Adj.       Settlement
                                                  Year         No.          Adjs.             Adjs.       No.           Adjs
Operation and Maintenance Expenses              $1,176,890     p.7       $ (7,069)        $ (225,226)     p.7        $ (4,249)
Less:
Purchased Gas                                    1,007,021                      -           (222,215)                       -
Uncollectible Losses Allowance                       2,673     p.7            (35)               (86)     p.7             622
Pension                                                  -      35         12,125                         27s         (12,125)
OPEBs                                                    -      36         13,812                         28s         (13,812)
                                               ------------        ----------------------------------         ---------------------
                                                 1,009,695                 25,902           (222,301)                 (25,315)
                                               ------------        ----------------------------------         ---------------------
Net                                                167,195                (32,971)            (2,925)                  21,066
                                               ------------        ----------------------------------         ---------------------
Cash Allowance at 1/8  of Net O&M                   20,899                 (4,121)              (366)                   2,633
Plus
Purchased Gas Cash Allowance at 31.82/365*
                                               ------------        ----------------------------------         ---------------------
Cash Working Capital                              $ 20,899               $ (4,121)            $ (366)                 $ 2,633
                                               ============        ==================================         =====================

* KeySpan proposes to move this to the GAC

                     KeySpan Energy Delivery of Long Island
                  Computation of Cash Working Capital Allowance
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)

                                                  Year 1             Year 2         Year 2           Year 3         Year 3 As
                                                 Adjusted              Adjs.        Adjusted          Adjs.          Adjusted
Operation and Maintenance Expenses              $ 940,346             $1,362      $ 941,708          $3,171         $ 944,879
Less:
Purchased Gas                                     784,806                  -        784,806               -           784,806
Uncollectible Losses Allowance                      3,174                707          3,881             258             4,139
Pension
OPEBs
                                           -----------------------------------------------------------------------------------
                                                  787,980                707        788,687             258           788,945
                                           -----------------------------------------------------------------------------------
Net                                               152,366                655        153,020           2,914           155,934
                                           -----------------------------------------------------------------------------------
Cash Allowance at 1/8  of Net O&M                  19,046                 82         19,128             364            19,492
Plus
Purchased Gas Cash Allowance at 31.82/365*
                                           -----------------------------------------------------------------------------------
Cash Working Capital                             $ 19,046               $ 82       $ 19,128           $ 364          $ 19,492
                                           ===================================================================================

* KeySpan proposes to move this to the GAC

                                                                                                          Appendix 3
                                                                                                          Page 19 of 21
                     KeySpan Energy Delivery of Long Island
                       Company Proposed Capital Structure
       Twelve Months Ending December 31, 2008, 2009, 2010, 2011, and 2012
                                     $(000)

                                 PRINCIPAL                    RATIO                   COST RATE                WEIGHTED COST
                            -----------------------    ---------------------    ----------------------    ---------------------
Long Term Debt                         $   850,904                   49.54%                     7.54%                    3.74%
Customer Deposits                            8,017                    0.47%                     3.00%                    0.01%
                            -----------------------    ---------------------                              ---------------------
    Total Debt                             858,921                   50.01%                                              3.75%
                            -----------------------    ---------------------                              ---------------------
Common Equity                              858,701                   49.99%                    11.00%                    5.50%
                            -----------------------    ---------------------                              ---------------------
    Total Capitalization               $ 1,717,623                  100.00%                                              9.25%
                            =======================    =====================                              =====================

                        Staff Proposed Capital Structure
       Twelve Months Ending December 31, 2008, 2009, 2010, 2011, and 2012
                                     $(000)

                                  PRINCIPAL                    RATIO                   COST RATE                WEIGHTED COST
                             -----------------------    ---------------------    ----------------------    ---------------------
Long Term Debt                          $   887,839                   51.69%                     7.37%                    3.81%
Short Term Debt                              72,999                    4.25%                     5.35%                    0.23%
Customer Deposits                             7,901                    0.46%                     3.65%                    0.02%
                             -----------------------    ---------------------                              ---------------------
    Total Debt                              968,739                   56.40%                                              4.05%
                             -----------------------    ---------------------                              ---------------------
Common Equity                               748,883                   43.60%                     8.90%                    3.88%
                             -----------------------    ---------------------                              ---------------------
    Total Capitalization                $ 1,717,623                  100.00%                                              7.93%
                             =======================    =====================                              =====================

                        Joint Proposal Capital Structure
       Twelve Months Ending December 31, 2008, 2009, 2010, 2011, and 2012
                                     $(000)

                                      PRINCIPAL                   RATIO                 COST RATE                WEIGHTED COST
                              -----------------------    ---------------------    ----------------------    ---------------------
Long Term Debt                           $   901,752                   52.50%                     7.35%                    3.86%
Customer Deposits                              8,588                    0.50%                     3.65%                    0.02%
                              -----------------------    ---------------------                              ---------------------
    Total Debt                               910,340                   53.00%                                              3.88%
                              -----------------------    ---------------------                              ---------------------
Common Equity                                807,283                   47.00%                     9.60%                    4.51%
                              -----------------------    ---------------------                              ---------------------
    Total Capitalization                 $ 1,717,623                  100.00%                                              8.39%
                              =======================    =====================                              =====================

                                                                                                              Appendix 3
                                                                                                              Page 20 of 21
                     KeySpan Energy Delivery of Long Island
            Computation of Recommended Additional Revenue Requirement
             Twelve Months Ending December 31, 2008, 2009, and 2010
                                     $(000)
                                                              2008                      2009                       2010
                                                              ----                      ----                       ----
Average Rate Base                                         $ 1,586,965               $ 1,756,347                $ 1,837,141
Rate Of Return                                                  8.39%                     8.39%                      8.39%
                                               -----------------------    ----------------------     ----------------------
Total Return Required                                         133,171                   147,385                    154,165
Less Earned Return                                             81,098                   131,991                    146,306
                                               -----------------------    ----------------------     ----------------------
Deficiency in Required Return                                  52,073                    15,394                      7,859
Retention Factor*                                              58.95%                    58.95%                     58.95%
                                               -----------------------    ----------------------     ----------------------
Authorized Revenue Increase                               $    88,342               $    26,116                $    13,332
                                               =======================    ======================     ======================

* Based upon the following:
                                                       PROOF                   Base Rates
                                               -----------------------    ----------------------
Sales Revenues                                                100.00%               $    88,342
Less: Uncollectibles                                            0.75%                       663
                                               -----------------------    ----------------------
Subtotal                                                       99.25%                    87,680
Less:
State Income Taxes                                              8.57%                     7,567
Federal Income Tax At  35.00%                                  31.74%                    28,039
                                               -----------------------    ----------------------
Retention Factor                                               58.95%               $    52,073
                                               =======================    ======================

                                                                                              Appendix 3
                                                                                              Page 21 of 21
                     KeySpan Energy Delivery of Long Island
                  Joint Proposal Capital Expenditures 2007-2012
                                     ($000)
                                                                2007         2008         2009        2010         2011       2012
                                                                ----         ----         ----        ----         ----       ----
City State                                                  $   8,479    $   9,746    $   9,746    $   9,746   $   9,746  $   9,746
Non-Growth                                                     49,442       72,091       56,124       58,113      58,113     58,113
Growth Capital                                                 39,189       34,468       32,609       30,750      30,750     30,750
Safety Replacement Program                                     13,071       28,008       28,008       28,008      28,008     28,008
Islander East Alternative(1)                                        -       23,000            -            -           -          -
Information Technology, Facilities, and Other Capital
 Expeditures                                                   20,081       43,551       11,359       11,697      11,697     11,697
                                                               ------      -------      -------      -------     -------     ------
Total                                                       $ 130,262    $ 210,864    $ 137,846    $ 138,314   $ 138,314  $ 138,314
                                                            =========    =========    =========    =========   =========  =========


Note: 1. This amount shall increase to a total of $46.9 Million if construction is approved and completed for Islander East Project

              APPENDIX 4 - Corporate Structure and Affiliate Rules

Appendix 4: Corporate Structure and Affiliate Rules
---------------------------------------------------

     Effective on the closing of the merger, National Grid will implement the following Corporate Structure and Affiliate Rules which will continue in effect unless and until such time as the Commission authorizes an express change.

1. Definitions

     The following definitions apply to both Appendix 4 and Appendix 5.

     Corporate and Administrative Services - means all services performed by KeySpan Corporate Services LLC and KeySpan Utility Services LLC, as well as any services performed by ServiceCo or not otherwise prohibited from being performed by ServiceCo. Corporate and Administrative Services will include, without limitation, all administrative and office support for the benefit of US HoldCo and any of its subsidiaries.

     Customer Information - means any of the following information about an individual customer or any aggregation of individual customers collected or compiled by KEDNY or KEDLI: name, address, telephone number, identifying information, consumption history, individual usage characteristics, payment history, complaint history and the contents of any application for service.

     National Grid Other Affiliates-- means affiliates of HoldCo, including affiliates in the United States and throughout the world, but excluding ServiceCo, KEDNY, KEDLI, Unregulated Competitive Energy Affiliates and Regulated Affiliates.

     Personal Property--means any and all property that is not real property, including leases and all other property not deemed to be "real property."

     Regulated Affiliates - means the subsidiaries (other than KEDNY and KEDLI) of US HoldCo, including future subsidiaries, that provide the full range of regulated gas and/or electric transmission or distribution services, including Niagara Mohawk Power Corporation, New England Power Company, Massachusetts Electric Company, New England Electric Transmission Corporation, Nantucket
Electric Company, Granite State Electric Company, The Narragansett Electric Company, Boston Gas Company, Essex Gas Company, Colonial Gas Company, EnergyNorth Gas Company, New England Hydro-Transmission Corporation, New England Hydro-Transmission Electric Company, Inc., and each of their successors, and any affiliate to the extent that such affiliate provides services to LIPA pursuant to the LIPA Agreements.

     ServiceCo - means National Grid USA Service Company, Inc., KeySpan Corporate Services LLC, and/or KeySpan Utility Services LLC, or any successors thereto, which provide a variety of traditional corporate and administrative services for the National Grid USA system, and to LIPA pursuant to the LIPA Agreements.

     System Information - means non-public information or data regarding the operation of or capacity constraints on and/or expansion plans relating to the energy delivery system of KEDNY or KEDLI.

     Unregulated Affiliate - means any affiliate of HoldCo other than KEDNY, KEDLI, or any Regulated Affiliate.

     Unregulated Competitive Energy Affiliate - means any of US HoldCo's current or future affiliates that directly provides competitive electric or gas commodity sales or service or heating, ventilation and air conditioning ("HVAC") sales or service in New York State, i.e., KeySpan Energy Services and KeySpan Home Energy Services.

     UK HoldCo - means National Grid plc or its successor as the highest level holding company in the National Grid group. US HoldCo - means National Grid USA or its successor as the immediate parent and holding company for National Grid plc's United States utility operations. Immediate wholly-owned subsidiaries of National Grid USA will, upon completion of the Merger, include KeySpan, Niagara Mohawk Holdings, Inc., National Grid USA Service Company, Inc., and National Grid's New England utility affiliates.

     Where the term "HoldCo" is used, it refers to either or both of UK HoldCo and US HoldCo. Where explicit reference to one of the HoldCos is required, the term "UK HoldCo" or "US HoldCo" are used in full. Other capitalized terms have the meaning assigned to them in the Joint Proposal.

2. Corporate Structure Following the Merger

     Following the Merger, National Grid plc, a public limited company incorporated under the laws of England and Wales, through its wholly-owned subsidiary, National Grid USA, will merge a merger subsidiary with and into KeySpan Corporation, leaving KeySpan Corporation as the surviving corporation, a wholly owned subsidiary of National Grid USA. None of KeySpan's current subsidiaries will be affected by the Merger, and, following the Merger, all will exist as the separate corporate entities they are today. However, at some point following the Merger, all corporate and administrative services in the National Grid USA holding company system, including those now provided by KeySpan Corporate Services LLC and KeySpan Utility Services LLC, may be provided by ServiceCo, defined below, using the cost allocation methodology set forth in section 4.2, below.

     Specifically, National Grid USA intends to combine or reorganize the existing service company subsidiaries of National Grid and KeySpan. National Grid USA also intends to adopt the KeySpan allocations for ServiceCo costs that are not otherwise charged directly to affiliates. The combination of service companies and the change in allocation method will occur when they can be implemented most effectively following the receipt of necessary regulatory approvals and the completion of necessary system modifications.

3. Accounting Issues

     Under United States Generally Accepted Accounting Principles (US GAAP) for purchase accounting, the total acquisition price, together with transaction costs, in excess of the fair market value assigned to the assets and liabilities of the acquired company are recorded as goodwill on the acquired company's accounts. National Grid plans to "push down" and allocate the excess among KeySpan Corporation and its subsidiaries. This approach is fully consistent with US GAAP and with the practice adopted in the National Grid acquisition of Niagara Mohawk Holdings and its other US acquisitions. Under FASB standards for accounting for goodwill, goodwill is not amortized against earnings. Instead, goodwill is reviewed for impairment and written down and expensed only in a period in which the goodwill's recorded value exceeds its fair value. As set forth in section 1 of Appendix 5, no goodwill will be recorded on KEDNY's or KEDLI's regulatory accounts that are subject to the jurisdiction of the Commission. As a result, there will be no ratemaking effects associated with recording goodwill under GAAP US for KEDNY and KEDLI.

     The Commission's approval of the KEDNY and KEDLI Merger Rate Plans signifies that such Rate Plans meet the accounting requirements of Statement of Financial Accounting Standards No. 71 and will do so throughout their terms.

     As of the Rate Effective Date, KEDNY's and KEDLI's fiscal year will be changed to a year ending March 31st. In any calendar year, KEDNY and KEDLI will limit the dividends paid to US HoldCo in accordance with section 2 of Appendix 5.

4. Rules Governing Affiliate Transactions

     4.1 Separation and Location: HoldCo, KEDNY, KEDLI, and all affiliates will each be operated as separate entities and will maintain separate books and records of account. KEDNY, KEDLI, HoldCo, ServiceCo, Regulated Affiliates, and National Grid Other Affiliates may occupy the same building. An Unregulated
Competitive Energy Affiliate may share a building with KEDNY or KEDLI for no longer than 180 days after its formation.

     4.2 Cost Allocation Procedures: Cost allocation procedures will assure an appropriate allocation on a fully distributed basis to HoldCo, KEDNY, KEDLI, and each Affiliate of the costs of any HoldCo or ServiceCo personnel, property, or services used by them. HoldCo will implement ServiceCo cost allocations for its HoldCo subsidiaries that reflect the methodology approved for use by KeySpan, when this conversion can be implemented efficiently and following receipt of required regulatory approvals. Specifically, rather than using operation and maintenance (O&M) expenses as the basis for the general allocation of ServiceCo expenses, the three-part allocator currently used by KeySpan Corporate Services LLC, based on revenues, O&M expenses, and assets, will be used by ServiceCo. This change, which will only affect the pre-merger National Grid USA companies, may require approval of the regulatory commissions having jurisdiction over the rates of the Regulated Affiliates, and is conditioned on the receipt of such regulatory approvals. Following consummation of the Merger, the receipt of required approvals, and the implementation of necessary accounting systems and controls, KeySpan's allocation methods will be adopted and KeySpan's service companies, KeySpan Corporate Services LLC and KeySpan Utility Services LLC, will be phased out and consolidated with ServiceCo to the extent permissible and when this conversion can be implemented efficiently.

     4.3 Revisions of Methodology and Audits: Any future revisions to the cost allocation methodology will be filed with the Commission's Director of Finance and Accounting and, assuming adequate support is provided for such revisions, will become effective after 60 days, unless an objection is raised.

     Staff will have the right to audit ServiceCo, including the examination of authorized cost allocation calculations and review of internal audit policies, procedures, and reports, to receive assurance that applicable transactions and /or allocations are being carried out properly.

     4.4 ServiceCo Services: Following the close of the Merger, ServiceCo will be authorized to perform Corporate and Administrative Services to KEDNY, KEDLI, Regulated Affiliates, Unregulated Competitive Energy Affiliates and National Grid Other Affiliates. In the course of providing such Corporate and Administrative Services, ServiceCo employees will not disclose Customer Information or System Information to any Unregulated Competitive Energy Affiliate or act as a conduit for such Information, excepting disclosures that are in compliance with these rules, Commission orders, rules or regulations. While ServiceCo may perform call center operations for any US HoldCo subsidiary, ServiceCo will establish policies and procedures, including technological safeguards, to ensure that Unregulated Competitive Energy Affiliates and National Grid Other Affiliates do not have access to and do not receive Customer Information or System Information.

     4.5 Provision of Services: (a) In accordance with section VI of the Joint Proposal, the service companies of KeySpan and National Grid may continue to provide the services currently provided to US HoldCo, any US HoldCo subsidiary, KeySpan and any KeySpan subsidiary, and to LIPA pursuant to the LIPA Agreements for a transition period pending the assumption of such services by ServiceCo or in the event that the necessary approvals are not received; (b) KEDNY and KEDLI may provide any affiliate with regulated utility services pursuant to the applicable tariff; (c) Non-tariffed services provided between and among KEDNY, KEDLI, Regulated Affiliates, ServiceCo, HoldCo, KeySpan Utility Services LLC and KeySpan Corporate Services LLC will be priced on a fully-loaded cost basis; (d) Non-tariffed services provided by KEDNY or KEDLI to affiliates not identified in part (c) will be priced at the higher of fair market value or fully-loaded cost; and (e) Any services provided to KEDNY or KEDLI by an affiliate other than one another, Regulated Affiliates, ServiceCo, HoldCo, KeySpan Utility Services LLC and KeySpan Corporate Services LLC will be priced at the lesser of fair market value or fully-loaded cost.

     Contracts or other documentation will be required for any services identified in parts (d) and (e) that are expected to exceed $5 million over any 12 month period.

     4.6 June 2001 Niagara Mohawk Policy Statement: Affiliate transactions involving Niagara Mohawk are currently governed by a document titled "June 2001 Policies and Procedures for Affiliate Transactions." National Grid will file with the Director of Accounting, Finance and Economics of the Department of Public Service revised policies, procedures, and agreements pertaining to transactions among affiliates and for Niagara Mohawk, KEDNY, and KEDLI prior to the consolidation of the service companies under section 4.4 above. That filing will be included as a Merger Reserved Issue in the Joint Proposal. Any disagreement associated with the filing shall be referred to the Commission for decision.

5. Rules Governing Human Resources

     5.1 Separation of Employees and Officers: KEDNY, KEDLI, and the Unregulated Competitive Energy Affiliates will have separate operating employees, which restriction will not be deemed to preclude shared Corporate and Administrative Services. The Secretary and/or Treasurer of KEDNY or KEDLI may serve in the equivalent position for HoldCo or any affiliate, but no other officer of KEDNY or KEDLI may serve as an officer of an Unregulated Competitive Energy Affiliate.

     5.2 Employee Transfers: Employees may be transferred from KEDNY or KEDLI to an Unregulated Competitive Energy Affiliate. Such transferred employees will be required to resign from KEDNY or KEDLI unless there is a conflict with the collective bargaining agreement, in which case the collective bargaining agreement would control. Transferred employees may not be reemployed by KEDNY or KEDLI for a minimum of one year. Employees returning to KEDNY or KEDLI may not be transferred back to the Unregulated Competitive Energy Affiliate for a minimum of one year. Similarly, employees may be transferred from an Unregulated Competitive Energy Affiliate to KEDNY or KEDLI. Such transferred employees will be required to resign from the Unregulated Competitive Energy Affiliate unless there is a conflict with the collective bargaining agreement, in which case the collective bargaining agreement would control. Transferred employees may not be reemployed by the Unregulated Competitive Energy Affiliate for a minimum of one year after transfer. Employees returning to the Unregulated Competitive Energy

Affiliate may not be transferred back to KEDNY or KEDLI for a minimum of one year. Any transferred employee will be prohibited from sharing, copying or taking any Customer Information or System Information from KEDNY or KEDLI. Otherwise, employees may be transferred between KEDNY or KEDLI and HoldCo and any of its subsidiaries without restriction.

     KEDNY's and KEDLI's annual reports to the Commission will show employee transfers between them and Unregulated Competitive Energy Affiliates.

     5.3 Emergency Access to Employees: The foregoing provisions will not restrict HoldCo or any of its subsidiaries from making its employees available to KEDNY or KEDLI to assist in an emergency that threatens the safety or reliability of service to KEDNY or KEDLI customers. In such event, KEDNY or KEDLI will pay the fully-loaded costs for the services of such employees.

     5.4  Compensation  for  Transfers  to  other  than  HoldCo  or a  Regulated
Affiliate: An employee transfer credit equal to 25% of the employee's annual base salary will be applied to KEDNY's or KEDLI's respective Balancing Account for all transfers from KEDNY or KEDLI to an Unregulated Competitive Energy Affiliate. The requirement to pay such transfer credit will be waived for a period of four years immediately following the close of the Merger.

     5.5 Employee Compensation and Benefits: The compensation of KEDNY and KEDLI employees and officers may not be tied to the financial and/or stock performance of any Unregulated Competitive Energy Affiliate or National Grid Other Affiliate, but may be tied to the financial performance of Holdco and stock performance of UKHoldCo.

     Employees of HoldCo and all or any subset of its subsidiaries may participate in common pension and benefit plans, and the costs of such common plans will be equitably allocated in accordance with the approved cost allocation procedures.

6. Access to Books, Records and Reports

     Staff will have full access, on reasonable notice, and subject to resolution of issues relative to confidentiality and privilege (e.g., attorney client, attorney work product, self critical), to: i) the books and records of HoldCo and its majority-owned subsidiaries; and ii) the books and records of all other HoldCo subsidiaries or affiliates, in English, to the extent necessary to audit and monitor any transactions that have occurred between KEDNY or KEDLI and such subsidiaries or affiliates. Such access to books and records will be provided at KEDNY's or KEDLI's New York headquarters; provided, however, that if such access is not practicable, access will be provided at another location in KEDNY's or KEDLI's service territory at the Company's expense.

7. Standards of Competitive Conduct

     7.1 Use of Corporate Name and Royalties: These Standards of Conduct will be in lieu of any and all royalty payments that could or might be asserted to be payable by HoldCo or any HoldCo subsidiary or imputed to KEDNY or KEDLI or credited to their customers at any time. No provision herein will be deemed to restrict any HoldCo subsidiary from using the same name, trade names, trademarks, service names, service marks or a derivative of a name of HoldCo, KEDNY or KEDLI, or in identifying itself as being affiliated with the HoldCo, KEDNY, KEDLI or any other affiliate. Promotional material may identify any HoldCo subsidiary as being affiliated with KEDNY, KEDLI or HoldCo.

     7.2 Sales Leads: Except as set forth in this Appendix 4, or as otherwise approved by the Commission, KEDNY and KEDLI will not provide sales leads involving customers in its service territory to any Unregulated Affiliate.

     7.3 Customer Inquiries: KEDNY and KEDLI will respond to customer inquiries as to non-utility services in conformance with the following Standards of Competitive Conduct:

     -If a customer requests information from KEDNY or KEDLI about securing commodity sales service from an ESCO, KEDNY or KEDLI will provide a list of all ESCOs authorized to do business in its service territory.

     -If a customer requests information from KEDNY or KEDLI about oil-to-gas heating system conversions, KEDNY or KEDLI will provide contact information of licensed contractors pursuant to a program substantially the same as KEDNY's and KEDLI's ValuePlus Program.

     -If a customer requests information from KEDNY or KEDLI about appliance service contracts, KEDNY or KEDLI will provide, on a rotational basis, contact information of licensed contractors offering service contracts in the customer's vicinity.

     -If a customer requests information from KEDNY or KEDLI about gas-to-gas equipment replacement, KEDNY or KEDLI will provide, on a rotational basis, contact information of licensed contractors performing such services in the customer's vicinity.

     KEDNY and KEDLI may only provide customers information about competitive affiliates operating in the business areas identified above as part of a response to a customer inquiry or as part of a wider dissemination of information to the public about these topics. In either situation, the information provided about any HoldCo subsidiary, including Unregulated Affiliates, may not in any way be discriminatory to other competitors.

     All information made available pursuant to the foregoing will also be made available on KEDNY's and KEDLI's website.

     7.4 No Advantage Gained by Dealing with Affiliate: KEDNY and KEDLI will refrain from giving any appearance that they speak on behalf of an Unregulated Affiliate or that an Unregulated Affiliate speaks on behalf of them. KEDNY and KEDLI will not engage in any joint promotion or joint marketing with its Unregulated Competitive Energy Affiliates, provided, however, that this will not prohibit the use of a common corporate web site that delineates regulated and unregulated entities and services.

     KEDNY and KEDLI will not represent to any customer, supplier or third party that an advantage may accrue to such customer, supplier or third party in the use of their services as a result of that customer, supplier or third party transacting with any US HoldCo subsidiary.

     US HoldCo subsidiaries will not represent to any customer, supplier or third party that an advantage may accrue to such customer, supplier or third party in the use of KEDNY's or KEDLI's services as a result of that customer, supplier or third party transacting with such subsidiary.

     7.5 No Rate Discrimination: All similarly situated customers will pay the same rates for the same tariffed services provided by KEDNY or KEDLI. If there is discretion in the application of any tariff provision, KEDNY and KEDLI will not offer any affiliate more favorable terms and conditions than it offers to all similarly situated competitors of the affiliate.

     7.6 Complaint Procedures: Any competitor or customer of KEDNY or KEDLI or any affiliate who believes that KEDNY or KEDLI or an affiliate has violated these Standards of Conduct may file a written complaint with KEDNY or KEDLI or the subject affiliate, which will respond in writing within fourteen business days. Thereafter, the complainant and KEDNY or KEDLI or the affiliate will meet to resolve the complaint informally. If no resolution can be reached within thirty days following the complainant's receipt of KEDNY's or KEDLI's or the affiliate's response, either party may request the assistance of Staff. If Staff is unable to assist the parties in resolving the complaint within a reasonable time, either party may seek resolution by the Commission.

     If the Commission determines, at any time, whether as a result of the procedure outlined above or otherwise, that KEDNY or KEDLI or an affiliate has violated these Standards of Conduct, it will provide KEDNY or KEDLI or the affiliate an opportunity to remedy such conduct or explain why such conduct is not a violation. If KEDNY or KEDLI or the affiliate fails to remedy such conduct within a reasonable time after receiving such notice, the Commission may take such remedial action as is warranted and for which it has authority under the Public Service Law.

8. Transfers and Leases of Property

     8.1 Personal Property: Transfers of Personal Property (or rights to use such property) from KEDNY or KEDLI to an Unregulated Competitive Energy Affiliate or any National Grid Other Affiliate will be priced at the higher of book value or fair market value. Any direct or indirect transfer of Personal Property to KEDNY or KEDLI from an unregulated affiliate shall be at the lower of book value or fair market value.

     Transfers of Personal Property (or rights to use such property) from KeySpan Corporate Services LLC or KeySpan Utility Services LLC to KEDNY, KEDLI, Regulated Affiliates, ServiceCo, or HoldCo to KEDNY or KEDLI will be priced at book value.

     Transfers of Personal Property (or rights to use such property) between and among KEDNY, KEDLI, Regulated Affiliates, ServiceCo, and HoldCo will be priced at book value or cost.

     Gains associated with the transfer or lease of Personal Property in KEDNY's or KEDLI's rate base will be credited to the applicable depreciation reserve. KEDNY or KEDLI will have the opportunity to file a fully supported petition seeking recovery of any loss associated with the transfer or lease of Personal Property in KEDNY's or KEDLI's rate base. KEDNY and KEDLI will retain gains or losses on the transfer or lease of Personal Property not included in their respective rate base.

     Based on KEDNY's and KEDLI's adherence to the foregoing parameters and if the property is not needed for providing regulated utility service, the Commission's consent pursuant to PSL ss.ss. 69 or 70 is granted as being in the public interest if the transfer or lease of Personal Property is for $3 million or less. KEDNY or KEDLI will petition the Commission for its consent pursuant to ss.ss.69 or 70 for the transfer or lease of Personal Property that exceeds $3 million. The provisions governing transfers of Personal Property to KEDNY and KEDLI in this section do not assure the future rate recovery of these amounts.

     8.2 Real Property: If and when a facility is no longer needed to provide regulated gas services, KEDNY or KEDLI will evaluate commercially reasonable disposition alternatives for the facility, including, but not limited to, sale to an affiliate or sale or lease to a third party. In the event it decides to sell or lease a facility, KEDNY or KEDLI will use commercially reasonable efforts to obtain fair market value for the facility based on independent appraisals and market conditions. KEDNY and KEDLI may utilize brokers or other service providers to identify prospective buyers or tenants, or may utilize other means designed to realize fair market value from the sale or lease.

     Gains associated with the sale of real property in KEDNY's or KEDLI's rate base will be credited to the applicable Balancing Account. KEDNY or KEDLI will have the opportunity to file a fully supported petition seeking recovery of any loss associated with the sale of real property in KEDNY's or KEDLI's rate base. KEDNY and KEDLI will retain gains or losses on the sale of real property not included in their respective rate base. Under no circumstances will the sale or lease of a facility prevent KEDNY or KEDLI from providing gas services to its customers, or from otherwise being able to discharge its public service responsibilities. Moreover, any sale-leaseback transaction involving a KEDNY or KEDLI facility will not increase KEDNY's or KEDLI's annual cost of occupying or utilizing the subject property.

     All contract documents relative to the sale of facilities will include provisions limiting, to the extent commercially practicable, KEDNY's or KEDLI's liabilities, including environmental liabilities. In the case of lease transactions, tenants will be required, inter alia, to maintain commercially reasonable insurance coverage to protect the leased property, and to observe KEDNY's or KEDLI's requirements regarding the use of the premises. Any initial lease term will not exceed five (5) years.

     Based on KEDNY's and KEDLI's adherence to the foregoing parameters, to the extent that efficient management of KEDNY's or KEDLI's property portfolio warrants the sale or lease of a facility subject to the Commission's consent pursuant to PSL ss.ss.69 or 70, that consent is granted as being in the public interest if the sale or lease or sale/leaseback of facilities is for $3 million or less. KEDNY or KEDLI will petition the Commission for its consent pursuant to ss.ss.69 or 70 for facility sales, leases, or sales/leasebacks for over $3 million.

9. Miscellaneous Provisions

     9.1 Annual Meeting: Senior management of KEDNY, KEDLI, and US HoldCo will meet annually with Senior Staff to discuss their plans related to capital attraction and financial performance.

     9.2 Reporting Requirements: To further the Commission's ability to efficiently assess compliance with the terms of the Appendix 4, KEDNY, KEDLI and HOLDCO shall file a report summarizing asset transfers, employee transfers, cost allocations, affiliate transactions, and competitor/customer complaints prior to each year's Annual Meeting.

     9.3 Adherence to Standards: If the Commission at any time makes a finding that compliance with these Rules Governing Affiliate Transactions has been lacking, the Commission may order an independent audit of all applicable transactions, at KEDNY's or KEDLI's expense.

     9.4 Insurance: KEDNY, KEDLI and HoldCo subsidiaries may be covered by common property/casualty and other business insurance policies. The costs of such policies will be equitably allocated in accordance with the approved cost allocation procedures.

     9.5 Research and Development: KEDNY and KEDLI may invest in the commercialization of research and development products and technologies that they have developed consistent with these Standards of Competitive Conduct. If an affiliate elects to invest in the same, it will fairly compensate KEDNY and/or KEDLI based, among other things, on the expected future benefits of the investments, assume the applicable business risks, and will be entitled to the benefits associated with that investment to the extent approved by the Commission.

                       APPENDIX 5 - Financial Protections

Appendix 5: Financial Protections
---------------------------------

     Effective on the closing of the merger, National Grid will implement the following financial protections for KEDNY and KEDLI. Such financial protections will continue in effect unless and until such time as the Commission authorizes an express change.

1. Goodwill

     Although goodwill may be recorded on KEDNY's and KEDLI's accounts pursuant to United States Generally Accepted Accounting Principles (US GAAP), no goodwill will be pushed down on the regulatory books maintained by KEDNY or KEDLI pursuant to the Commission's regulations following the Merger. Goodwill will be excluded from rate base, expenses and capitalization in the determination of KEDNY's and KEDLI's rates and earned returns for New York State regulatory reporting purposes.

2. Dividend Payments

     KEDNY and KEDLI will register with major nationally and internationally recognized bond rating agencies, such as Standard & Poor's, Moody's Investor Service, and Fitch Ratings, and intend to maintain at least an investment grade credit rating. Provided such rating is maintained with at least two such agencies, subject to the other provisions of this Appendix 5, KEDNY and KEDLI will be permitted to pay dividends in any year up to an amount equal to the sum of the following: i) income available for common dividends generated in that year; ii) the cumulative amount of retained earnings accrued in prior years, starting with the Effective Date of the merger; and iii) that portion of paid-in capital that was recorded on the books of KEDNY and KEDLI as unappropriated retained earnings, unappropriated undistributed earnings, and accumulated other comprehensive income immediately prior to the consummation of the Merger to the extent such earnings were not already paid out as dividends in years subsequent to the closing of the Merger.

     To the extent that KEDNY and KEDLI desire to exclude from the calculation of "income available for common dividends" for the purposes of this provision non-cash charges to income resulting from accounting changes, charges to income resulting from significant, unanticipated events or impairment of goodwill, KEDNY and KEDNY must first notify the Commission of their intent to do so and provide an explanation for such action. KEDNY and KEDLI shall have the ability to exclude the items identified in the notification if the Commission has not, within 30 days of the notification, indicated that additional review is necessary. Under no circumstances will the balance of retained earnings go negative as the result of dividend payments.

3. Dividend Restrictions

     KEDNY and/or KEDLI will be prohibited from paying common dividends if: (a) the senior unsecured bond rating of KEDNY or KEDLI (as appropriate) falls to the lowest investment grade rating and there are negative watch/review downgrade notices as determined by any two nationally recognized rating agencies, unless the Commission approves such dividends; or (b) the senior unsecured credit rating of National Grid plc falls below investment grade as determined by two nationally recognized credit rating agencies, unless the Commission approves such dividends. The prohibition from paying common dividends shall end when the relevant credit rating is restored, or the negative watch/review downgrade notices are removed and no negative rating action is taken, or the Commission approves the payment of such dividends.

4. Bond Ratings and the Cost of Debt

     If, between the date of when the Merger closes and the effective date of KEDNY's or KEDLI's next rate filing, the bond rating of KEDNY or KEDLI (as appropriate) falls below A- or A3 as determined by two nationally recognized credit rating agencies, then any long-term debt issued by the relevant company during the period of such reduced credit rating will be priced as if it had been issued by an A-/A3 utility at the same issue date, and any such difference will be credited to KEDNY's or KEDLI's (as appropriate) respective Balancing Accounts. KEDNY's and KEDLI's earnings sharing reports will then reflect the actual debt rates outstanding for the Companies.

5. Debt Limit

     For any twelve-month period ending at the end of a quarter, KEDNY's Average Total Debt will not exceed 56 percent of its Total Capital excluding goodwill, and KEDLI's average Total Debt will not exceed 58 percent of its Average Total Capital excluding goodwill. For purposes of this section 5, "Total Debt" is defined as an amount equal to (i) long-term debt, plus (ii) notes payable

(including current maturity of long-term debt), minus the average daily equivalents of cash and cash equivalents, appearing on the consolidated balance sheet of that entity; and "Total Capital" is defined as the sum of (i) Total Debt, (ii) common shareholder equity (excluding goodwill), and (iii) preferred stock appearing on the consolidated balance sheet of that entity.

     If the debt limitations for KEDNY or KEDLI (as appropriate) in this section 5 are exceeded, KEDNY or KEDLI (as appropriate) will be afforded a fifteen (15) month cure period to reduce the debt ratio to within the limits in this section 5, during which period KEDNY or KEDLI, as applicable, will be prohibited from increasing the level of dividend payments (expressed as a percentage of common equity excluding goodwill) until the average debt ratio for a twelve month period ending at the end of a calendar quarter is within the limits in this section 5. Absent a Commission order to the contrary after a showing by KEDNY or KEDLI (as appropriate), if the debt limit at the end of the cure period still exceeds the limits in this section 5, no further dividends will be paid from KEDNY or KEDLI, as applicable, until the average debt ratio for a twelve month period ending at the end of a calendar quarter is reduced to the limits in this section 5.

6. Merger Debt

     No debt associated with the Merger will be reflected as an obligation of either KEDNY or KEDLI.

7. Administration of Money Pools

     US HoldCo intends to create separate unregulated and regulated money pools, subject to the receipt of necessary regulatory approvals and when they can be implemented efficiently. Participation in the regulated money pool will be limited to KEDNY, KEDLI, Regulated Affiliates, ServiceCo, and US HoldCo. KEDNY, KEDLI, Regulated Affiliates, and ServiceCo may participate in the Regulated Money Pool as both borrowers and lenders. US HoldCo may participate as a lender only.

                        APPENDIX 6 - Net Synergy Savings

                                                                                                                Appendix 6
                                                                                                               Page 1 of 6


            Calculation of 5 Year Levelized Net Synergy Value by Year


                                                     1                 2                3                  4                  5
         KEDNY
         -----
7.58%  1 Synergies                          $ 10,608,734.32   $ 14,571,096.59  $ 18,502,030.48    $ 22,848,893.06    $ 23,420,115.39
       2
       3 Cost to Achieve                    $ 20,835,309.39    $ 8,282,157.28   $ 8,119,762.04     $ 3,670,132.44     $ 3,935,378.00
       4             NPV   $43,940,043.80
       5        Levelized                      6,425,145.02    $ 6,425,145.02   $ 6,425,145.02     $ 6,425,145.02     $ 6,425,145.02
       6
       7 Net Synergy Savings - 100%          $ 4,183,589.30    $ 8,145,951.57  $ 12,076,885.46    $ 16,423,748.05    $ 16,994,970.37
       8
       9 Net Synergy Savings - 50%           $ 2,091,794.65    $ 4,072,975.79   $ 6,038,442.73     $ 8,211,874.02     $ 8,497,485.19
      10             NPV   $22,340,599.38
      11 5 Year Levelized                      5,533,695.95    $ 5,533,695.95   $ 5,533,695.95     $ 5,533,695.95     $ 5,533,695.95
      12 Uncollectibles and Working Capital      160,687.05        160,687.05       160,687.05         160,687.05         160,687.05
      13 Revenue requirements                  5,694,383.00    $ 5,694,383.00   $ 5,694,383.00     $ 5,694,383.00     $ 5,694,383.00




                                                   6                 7                8                  9                  10
         KEDNY
         -----

7.58%  1 Synergies                          $ 24,005,618.27   $ 24,605,758.73  $ 25,220,902.70    $ 25,851,425.27    $ 26,497,710.90
       2
       3 Cost to Achieve                     $ 3,231,665.29    $ 2,506,299.88   $ 1,147,593.03     $ 1,180,072.08     $ 1,217,964.31
       4             NPV   $43,940,043.80
       5        Levelized                    $ 6,425,145.02    $ 6,425,145.02   $ 6,425,145.02     $ 6,425,145.02     $ 6,425,145.02
       6
       7 Net Synergy Savings - 100%         $ 17,580,473.26   $ 18,180,613.71  $ 18,795,757.68    $ 19,426,280.25    $ 20,072,565.88
       8
       9 Net Synergy Savings - 50%           $ 8,790,236.63    $ 9,090,306.86   $ 9,397,878.84     $ 9,713,140.13    $ 10,036,282.94
      10             NPV   $22,340,599.38
      11 5 Year Levelized
      12 Uncollectibles and Working Capital
      13 Revenue requirements


                                                                                                         Appendix 6
                                                                                                        Page 1 of 6

           Calculation of 5 Year Levelized Net Synergy Value by Year


                                                   1                 2                3                  4                  5
          KEDLI
          -----
8.39% 14 Synergies                           $ 6,298,881.19    $ 8,651,513.31   $ 10,985,485.00   $ 13,566,412.20    $ 13,905,572.50
      15
      16 Cost to Achieve                    $ 12,370,857.29    $ 4,917,488.09    $ 4,821,066.75    $ 2,179,122.17     $ 2,336,610.35
      17            NPV    $25,574,613.83
      18        Levelized                      3,878,955.62    $ 3,878,955.62    $ 3,878,955.62    $ 3,878,955.62     $ 3,878,955.62
      19
      20 Net Synergy Savings - 100%          $ 2,419,925.57    $ 4,772,557.69    $ 7,106,529.38    $ 9,687,456.58    $ 10,026,616.88
      21
      22 Net Synergy Savings - 50%           $ 1,209,962.78    $ 2,386,278.85    $ 3,553,264.69    $ 4,843,728.29     $ 5,013,308.44
      23            NPV    $12,797,528.41
      24 5 Year Levelized                      3,238,370.26    $ 3,238,370.26    $ 3,238,370.26    $ 3,238,370.26     $ 3,238,370.26
      25 Uncollectibles and Working Capital       83,571.77         72,957.59         72,957.59         72,957.59          72,957.59
      26 Revenue requirements                  3,321,942.03    $ 3,311,327.85    $ 3,311,327.85    $ 3,311,327.85     $ 3,311,327.85





        KEDLI                                      6                  7                8                  9                 10
        -----

8.39% 14 Synergies                          $ 14,253,211.81   $ 14,609,542.11   $ 14,974,780.66   $ 15,349,150.18    $ 15,732,878.93
      15
      16 Cost to Achieve                     $ 1,918,784.57    $ 1,488,102.60      $ 681,377.43      $ 700,661.70       $ 723,160.01
      17             NPV   $25,574,613.83
      18        Levelized                    $ 3,878,955.62    $ 3,878,955.62    $ 3,878,955.62    $ 3,878,955.62     $ 3,878,955.62
      19
      20 Net Synergy Savings - 100%         $ 10,374,256.20   $ 10,730,586.49   $ 11,095,825.04   $ 11,470,194.56    $ 11,853,923.31
      21
      22 Net Synergy Savings - 50%           $ 5,187,128.10    $ 5,365,293.25    $ 5,547,912.52    $ 5,735,097.28     $ 5,926,961.66
      23             NPV   $12,797,528.41
      24 5 Year Levelized
      25 Uncollectibles and Working Capital
      26 Revenue requirements

                                                                                         Appendix 6
                                                                                        Page 1 of 6
           Calculation of 5 Year Levelized Net Synergy Value by Year
Line Notes:
      1 From Page 3 of 6, Line 11
      3 From Page 3 of 6, Line 28
      4 NPV of annual Cost to Achieve discounted at weighted average cost of capital of 7.58%
      5 10 Year levelized payment of Line 4 Cost to Achieve NPV at 7.58%
      7 Line 1 minus Line 7
      9 Line 7 times 50%
     10 NPV of Line 9 for years 1, 2 and 3 discounted at weighted average cost of capital of 7.58%
     11 5 Year Levelized payment of Line 10 NPV at 7.58%
     12 Cost of Service changes related to net synergies
     13 Line 11 + Line 12
     14 From Page 3 of 6, Line 12
     16 From Page 3 of 6, Line 29
     17 NPV of annual Cost to Achieve discounted at weighted average cost of capital of 8.39%
     18 10 Year levelized payment of Line 17 Cost to Achieve NPV at 8.39%
     20 Line 14 minus Line 18
     22 Line 18 times 50%
     23 NPV of Line 22 for years 1, 2 and 3 discounted at weighted average cost of capital of 8.39%
     24 5 Year Levelized payment of Line 23 NPV at 8.39%
     25 Cost of Service changes related to net synergies
     26  Line 24 + Line 25


KEDNY                                        1                  2                   3                   4                    5
-----
Net Synergies w/CTA Amort             $ 4,183,589.30     $ 8,145,951.57      $ 12,076,885.46     $ 16,423,748.05     $ 16,994,970.37
10 Year 50% Plan                        2,091,794.65       4,072,975.79         6,038,442.73        8,211,874.02        8,497,485.19
NPV             $48,563,793.64


5 Year 100% Option                    $ 4,183,589.30     $ 8,145,951.57      $ 12,076,885.46     $ 16,423,748.05     $ 16,994,970.37
               $44,681,198.76



KEDNY
-----                                         6                 7                   8                   9                    10
Net Synergies w/CTA Amort             $ 17,580,473.26   $ 18,180,613.71      $ 18,795,757.68     $ 19,426,280.25     $ 20,072,565.88
10 Year 50% Plan                         8,790,236.63      9,090,306.86         9,397,878.84        9,713,140.13       10,036,282.94
NPV              $48,563,793.64


5 Year 100% Option
               $44,681,198.76


KEDLI
-----
                                          1                  2                  3                   4                   5
Net Synergies w/CTA Amort               $ 2,419,925.57     $ 4,772,557.69     $ 7,106,529.38      $ 9,687,456.58     $ 10,026,616.88
10 Year 50% Plan                          1,209,962.78       2,386,278.85       3,553,264.69        4,843,728.29        5,013,308.44
NPV               $27,384,991.75


5 Year 100% Option                      $ 2,419,925.57     $ 4,772,557.69     $ 7,106,529.38      $ 9,687,456.58     $ 10,026,616.88
                  $25,595,056.82




KEDLI
-----                                          6                  7                  8                   9                   10
Net Synergies w/CTA Amort              $ 10,374,256.20    $ 10,730,586.49    $ 11,095,825.04     $ 11,470,194.56     $ 11,853,923.31
10 Year 50% Plan                          5,187,128.10       5,365,293.25       5,547,912.52        5,735,097.28        5,926,961.66
NPV              $27,384,991.75


5 Year 100% Option
                 $25,595,056.82

                                                                                                            Appendix 6
                                                                                                           Page 2 of 6

                                Calculation of Synergy Value - Net Synergy by Year

                                              1                    2                    3                    4                   5
SYNERGIES (Page 2 Column C
      Times Page 4 Column B)
  1 Massachusetts Electric        $ 7,743,831.48      $ 10,636,152.53      $ 13,505,532.49      $ 16,678,519.03     $ 17,095,482.01
  2 Nantucket Electric               $ 94,634.74         $ 129,980.81         $ 165,046.53         $ 203,822.52        $ 208,918.08
  3 New England Power             $ 2,781,088.85       $ 3,819,825.54       $ 4,850,323.25       $ 5,989,857.03      $ 6,139,603.45
  4 Essex Gas                       $ 425,692.80         $ 584,689.06         $ 742,424.20         $ 916,849.16        $ 939,770.39
  5 Colonial Gas                  $ 1,423,844.14       $ 1,955,649.92       $ 2,483,237.57       $ 3,066,648.81      $ 3,143,315.03
  6 Boston Gas                    $ 5,103,623.29       $ 7,009,826.59       $ 8,900,910.41      $ 10,992,088.15     $ 11,266,890.36
  7 Granite State Electric          $ 329,505.58         $ 452,575.92         $ 574,670.09         $ 709,682.94        $ 727,425.02
  8 EnergyNorth Gas                 $ 627,516.87         $ 861,894.43       $ 1,094,412.96       $ 1,351,534.08      $ 1,385,322.43
  9 Niagara Mohawk Electric      $ 15,772,131.09      $ 21,663,022.05      $ 27,507,188.07      $ 33,969,720.21     $ 34,818,963.22
 10 Niagara Mohawk Gas            $ 4,067,330.72       $ 5,586,478.74       $ 7,093,577.30       $ 8,760,140.64      $ 8,979,144.15
 11 KEDNY                        $ 10,608,734.32      $ 14,571,096.59      $ 18,502,030.48      $ 22,848,893.06     $ 23,420,115.39
 12 KEDLI                         $ 6,298,881.19       $ 8,651,513.31      $ 10,985,485.00      $ 13,566,412.20     $ 13,905,572.50
 13 LIPA                         $ 14,832,266.30      $ 20,372,117.76      $ 25,868,028.63      $ 31,945,457.05     $ 32,744,093.47
 14 Unregulated                   $ 2,454,541.25       $ 3,371,312.41       $ 4,280,811.98       $ 5,286,544.92      $ 5,418,708.54
 15 Narragansett                  $ 3,121,321.94       $ 4,287,135.69       $ 5,443,702.51       $ 6,722,644.67      $ 6,890,710.79
 16 Providence Gas                $ 2,315,055.45       $ 3,179,728.66       $ 4,037,543.52       $ 4,986,123.02      $ 5,110,776.10
 17 Total                        $ 78,000,000.00     $ 107,133,000.00     $ 136,034,925.00     $ 167,994,937.50    $ 172,194,810.94


                                              6                    7                    8                    9                  10
SYNERGIES (Page 2 Column C
      Times Page 4 Column B)
  1 Massachusetts Electric       $ 17,522,869.06      $ 17,960,940.79      $ 18,409,964.31      $ 18,870,213.41     $ 19,341,968.75
  2 Nantucket Electric              $ 214,141.03         $ 219,494.56         $ 224,981.92         $ 230,606.47        $ 236,371.63
  3 New England Power             $ 6,293,093.54       $ 6,450,420.88       $ 6,611,681.40       $ 6,776,973.44      $ 6,946,397.77
  4 Essex Gas                       $ 963,264.65         $ 987,346.27       $ 1,012,029.93       $ 1,037,330.67      $ 1,063,263.94
  5 Colonial Gas                  $ 3,221,897.91       $ 3,302,445.35       $ 3,385,006.49       $ 3,469,631.65      $ 3,556,372.44
  6 Boston Gas                   $ 11,548,562.62      $ 11,837,276.68      $ 12,133,208.60      $ 12,436,538.81     $ 12,747,452.28
  7 Granite State Electric          $ 745,610.64         $ 764,250.91         $ 783,357.18         $ 802,941.11        $ 823,014.64
  8 EnergyNorth Gas               $ 1,419,955.49       $ 1,455,454.38       $ 1,491,840.74       $ 1,529,136.76      $ 1,567,365.18
  9 Niagara Mohawk Electric      $ 35,689,437.30      $ 36,581,673.23      $ 37,496,215.06      $ 38,433,620.44     $ 39,394,460.95
 10 Niagara Mohawk Gas            $ 9,203,622.76       $ 9,433,713.32       $ 9,669,556.16       $ 9,911,295.06     $ 10,159,077.44
 11 KEDNY                        $ 24,005,618.27      $ 24,605,758.73      $ 25,220,902.70      $ 25,851,425.27     $ 26,497,710.90
 12 KEDLI                        $ 14,253,211.81      $ 14,609,542.11      $ 14,974,780.66      $ 15,349,150.18     $ 15,732,878.93
 13 LIPA                         $ 33,562,695.81      $ 34,401,763.21      $ 35,261,807.29      $ 36,143,352.47     $ 37,046,936.28
 14 Unregulated                   $ 5,554,176.26       $ 5,693,030.66       $ 5,835,356.43       $ 5,981,240.34      $ 6,130,771.35
 15 Narragansett                  $ 7,062,978.56       $ 7,239,553.02       $ 7,420,541.85       $ 7,606,055.39      $ 7,796,206.78
 16 Providence Gas                $ 5,238,545.50       $ 5,369,509.14       $ 5,503,746.87       $ 5,641,340.54      $ 5,782,374.05
 17 Total                       $ 176,499,681.21     $ 180,912,173.24     $ 185,434,977.57     $ 190,070,852.01    $ 194,822,623.31


                                              Total
SYNERGIES (Page 2 Column C
      Times Page 4 Column B)
  1 Massachusetts Electric          $ 157,765,473.86
  2 Nantucket Electric                $ 1,927,998.30
  3 New England Power                $ 56,659,265.16
  4 Essex Gas                         $ 8,672,661.08
  5 Colonial Gas                     $ 29,008,049.31
  6 Boston Gas                      $ 103,976,377.80
  7 Granite State Electric            $ 6,713,034.04
  8 EnergyNorth Gas                  $ 12,784,433.31
  9 Niagara Mohawk Electric         $ 321,326,431.60
 10 Niagara Mohawk Gas               $ 82,863,936.27
 11 KEDNY                           $ 216,132,285.70
 12 KEDLI                           $ 128,327,427.89
 13 LIPA                            $ 302,178,518.26
 14 Unregulated                      $ 50,006,494.14
 15 Narragansett                     $ 63,590,851.20
 16 Providence Gas                   $ 47,164,742.85
 17 Total                         $ 1,589,097,980.79

               Calculation of Synergy Value - Net Synergy by Year
                                                                                         Appendix 6
                                                                                         Page 2 of 6

                                                    1                  2                   3                   4                  5
COST TO ACHIEVE (Page 3 Column C
             Times Page 4 Column A)
  18 Massachusetts Electric          $ (15,208,706.31)   $ (6,045,549.66)    $ (5,927,009.48)    $ (2,679,008.28)   $ (2,872,623.93)
  19 Nantucket Electric                 $ (185,860.44)      $ (73,880.61)       $ (72,431.97)       $ (32,739.25)      $ (35,105.36)
  20 New England Power                $ (5,461,994.33)   $ (2,171,174.68)    $ (2,128,602.62)      $ (962,128.39)   $ (1,031,662.74)
  21 Essex Gas                          $ (836,050.83)     $ (332,335.09)      $ (325,818.72)      $ (147,270.06)     $ (157,913.47)
  22 Colonial Gas                     $ (2,796,397.03)   $ (1,111,584.17)    $ (1,089,788.40)      $ (492,584.36)     $ (528,184.11)
  23 Boston Gas                      $ (10,023,398.37)   $ (3,984,359.45)    $ (3,906,234.75)    $ (1,765,618.11)   $ (1,893,221.78)
  24 Granite State Electric             $ (647,141.36)     $ (257,242.47)      $ (252,198.50)      $ (113,993.72)     $ (122,232.21)
  25 EnergyNorth Gas                  $ (1,232,428.66)     $ (489,897.60)      $ (480,291.76)      $ (217,091.88)     $ (232,781.41)
  26 Niagara Mohawk Electric         $ (30,976,101.49)  $ (12,313,181.42)   $ (12,071,746.49)    $ (5,456,429.41)   $ (5,850,773.13)
  27 Niagara Mohawk Gas               $ (7,988,143.67)   $ (3,175,333.80)    $ (3,113,072.36)    $ (1,407,108.71)   $ (1,508,802.40)
  28 KEDNY                           $ (20,835,309.39)   $ (8,282,157.28)    $ (8,119,762.04)    $ (3,670,132.44)   $ (3,935,378.00)
  29 KEDLI                           $ (12,370,857.29)   $ (4,917,488.09)    $ (4,821,066.75)    $ (2,179,122.17)   $ (2,336,610.35)
  30 LIPA                            $ (29,130,228.73)  $ (11,579,436.20)   $ (11,352,388.44)    $ (5,131,279.57)   $ (5,502,124.26)
  31 Unregulated                      $ (4,820,662.37)   $ (1,916,241.47)    $ (1,878,668.11)      $ (849,157.99)     $ (910,527.81)
  32 Narragansett                     $ (6,130,204.26)   $ (2,436,792.03)    $ (2,389,011.79)    $ (1,079,833.33)   $ (1,157,874.38)
  33 Providence Gas                   $ (4,546,715.48)   $ (1,807,345.98)    $ (1,771,907.83)      $ (800,902.34)     $ (858,784.66)
  34 Total                          $ (153,190,200.00)  $ (60,894,000.00)   $ (59,700,000.00)   $ (26,984,400.00)  $ (28,934,600.00)

                                                    6                  7                   8                   9                 10

COST TO ACHIEVE (Page 3 Column C      $ (2,358,949.77)   $ (1,829,470.26)      $ (837,684.01)      $ (861,392.04)     $ (889,051.42)
             Times Page 4 Column A)      $ (28,827.92)      $ (22,357.33)       $ (10,237.05)       $ (10,526.78)      $ (10,864.80)
  18 Massachusetts Electric             $ (847,183.84)     $ (657,028.68)      $ (300,842.50)      $ (309,356.91)     $ (319,290.39)
  19 Nantucket Electric                 $ (129,675.85)     $ (100,569.38)       $ (46,049.05)       $ (47,352.32)      $ (48,872.81)
  20 New England Power                  $ (433,735.78)     $ (336,381.35)      $ (154,023.43)      $ (158,382.58)     $ (163,468.26)
  21 Essex Gas                        $ (1,554,681.43)   $ (1,205,724.46)      $ (552,081.18)      $ (567,706.12)     $ (585,935.21)
  22 Colonial Gas                       $ (100,375.00)      $ (77,845.27)       $ (35,644.06)       $ (36,652.85)      $ (37,829.78)
  23 Boston Gas                         $ (191,156.12)     $ (148,250.06)       $ (67,881.24)       $ (69,802.40)      $ (72,043.76)
  24 Granite State Electric           $ (4,804,555.10)   $ (3,726,145.75)    $ (1,706,140.17)    $ (1,754,427.16)   $ (1,810,761.97)
  25 EnergyNorth Gas                  $ (1,239,002.80)     $ (960,901.67)      $ (439,980.89)      $ (452,433.18)     $ (466,960.85)
  26 Niagara Mohawk Electric          $ (3,231,665.29)   $ (2,506,299.88)    $ (1,147,593.03)    $ (1,180,072.08)   $ (1,217,964.31)
  27 Niagara Mohawk Gas               $ (1,918,784.57)   $ (1,488,102.60)      $ (681,377.43)      $ (700,661.70)     $ (723,160.01)
  28 KEDNY                            $ (4,518,250.60)   $ (3,504,103.90)    $ (1,604,470.90)    $ (1,649,880.45)   $ (1,702,858.27)
  29 KEDLI                              $ (747,709.91)     $ (579,882.22)      $ (265,518.43)      $ (273,033.10)     $ (281,800.22)
  30 LIPA                               $ (950,826.69)     $ (737,408.31)      $ (337,647.00)      $ (347,203.05)     $ (358,351.77)
  31 Unregulated                        $ (705,219.31)     $ (546,928.88)      $ (250,429.64)      $ (257,517.27)     $ (265,786.17)
  32 Narragansett                    $ (23,760,600.00)  $ (18,427,400.00)    $ (8,437,600.00)    $ (8,676,400.00)   $ (8,955,000.00)
  33 Providence Gas
  34 Total

                                                 Total
COST TO ACHIEVE (Page 3 Column C
             Times Page 4 Column A)
   18 Massachusetts Electric          $ (39,509,445.16)
   19 Nantucket Electric                 $ (482,831.52)
   20 New England Power               $ (14,189,265.08)
   21 Essex Gas                        $ (2,171,907.57)
   22 Colonial Gas                     $ (7,264,529.47)
   23 Boston Gas                      $ (26,038,960.85)
   24 Granite State Electric           $ (1,681,155.22)
   25 EnergyNorth Gas                  $ (3,201,624.88)
   26 Niagara Mohawk Electric         $ (80,470,262.08)
   27 Niagara Mohawk Gas              $ (20,751,740.33)
   28 KEDNY                           $ (54,126,333.73)
   29 KEDLI                           $ (32,137,230.99)
   30 LIPA                            $ (75,675,021.31)
   31 Unregulated                     $ (12,523,201.62)
   32 Narragansett                    $ (15,925,152.61)
   33 Providence Gas                  $ (11,811,537.57)
   34 Total                          $ (397,960,200.00)



               Calculation of Synergy Value - Net Synergy by Year
                                                                                                Appendix 6
                                                                                                Page 2 of 6
                                                     1                  2                  3                   4                   5
NET SYNERGIES (Synergies Plus
               Cost To Achieve)
     35 Massachusetts Electric         $ (7,464,874.84)    $ 4,590,602.87     $ 7,578,523.01     $ 13,999,510.75     $ 14,222,858.09
     36 Nantucket Electric                $ (91,225.70)       $ 56,100.20        $ 92,614.56        $ 171,083.27        $ 173,812.72
     37 New England Power              $ (2,680,905.48)    $ 1,648,650.87     $ 2,721,720.63      $ 5,027,728.64      $ 5,107,940.72
     38 Essex Gas                        $ (410,358.03)      $ 252,353.96       $ 416,605.48        $ 769,579.10        $ 781,856.92
     39 Colonial Gas                   $ (1,372,552.89)      $ 844,065.76     $ 1,393,449.17      $ 2,574,064.45      $ 2,615,130.92
     40 Boston Gas                     $ (4,919,775.08)    $ 3,025,467.15     $ 4,994,675.66      $ 9,226,470.05      $ 9,373,668.58
     41 Granite State Electric           $ (317,635.78)      $ 195,333.44       $ 322,471.59        $ 595,689.22        $ 605,192.81
     42 EnergyNorth Gas                  $ (604,911.79)      $ 371,996.83       $ 614,121.20      $ 1,134,442.20      $ 1,152,541.02
     43 Niagara Mohawk Electric       $ (15,203,970.40)    $ 9,349,840.63    $ 15,435,441.59     $ 28,513,290.80     $ 28,968,190.09
     44 Niagara Mohawk Gas             $ (3,920,812.95)    $ 2,411,144.94     $ 3,980,504.94      $ 7,353,031.93      $ 7,470,341.75
     45 KEDNY                         $ (10,226,575.07)    $ 6,288,939.31    $ 10,382,268.44     $ 19,178,760.62     $ 19,484,737.39
     46 KEDLI                          $ (6,071,976.11)    $ 3,734,025.22     $ 6,164,418.24     $ 11,387,290.02     $ 11,568,962.15
     47 LIPA                          $ (14,297,962.43)    $ 8,792,681.56    $ 14,515,640.20     $ 26,814,177.47     $ 27,241,969.21
     48 Unregulated                    $ (2,366,121.12)    $ 1,455,070.93     $ 2,402,143.87      $ 4,437,386.93      $ 4,508,180.73
     49 Narragansett                   $ (3,008,882.32)    $ 1,850,343.66     $ 3,054,690.72      $ 5,642,811.34      $ 5,732,836.41
     50 Providence Gas                 $ (2,231,660.03)    $ 1,372,382.68     $ 2,265,635.69      $ 4,185,220.69      $ 4,251,991.44
     51 Total                         $ (75,190,200.00)   $ 46,239,000.00    $ 76,334,925.00    $ 141,010,537.50    $ 143,260,210.94


                                                     6                  7                  8                   9                  10
NET SYNERGIES (Synergies Plus
               Cost To Achieve)
     35 Massachusetts Electric         $ 15,163,919.29    $ 16,131,470.53    $ 17,572,280.30     $ 18,008,821.37     $ 18,452,917.33
     36 Nantucket Electric                $ 185,313.11       $ 197,137.23       $ 214,744.87        $ 220,079.69        $ 225,506.84
     37 New England Power               $ 5,445,909.70     $ 5,793,392.20     $ 6,310,838.90      $ 6,467,616.52      $ 6,627,107.38
     38 Essex Gas                         $ 833,588.80       $ 886,776.89       $ 965,980.88        $ 989,978.35      $ 1,014,391.13
     39 Colonial Gas                    $ 2,788,162.12     $ 2,966,064.00     $ 3,230,983.06      $ 3,311,249.07      $ 3,392,904.18
     40 Boston Gas                      $ 9,993,881.19    $ 10,631,552.22    $ 11,581,127.42     $ 11,868,832.70     $ 12,161,517.07
     41 Granite State Electric            $ 645,235.64       $ 686,405.64       $ 747,713.13        $ 766,288.26        $ 785,184.86
     42 EnergyNorth Gas                 $ 1,228,799.37     $ 1,307,204.32     $ 1,423,959.50      $ 1,459,334.35      $ 1,495,321.41
     43 Niagara Mohawk Electric        $ 30,884,882.19    $ 32,855,527.48    $ 35,790,074.89     $ 36,679,193.28     $ 37,583,698.97
     44 Niagara Mohawk Gas              $ 7,964,619.96     $ 8,472,811.66     $ 9,229,575.26      $ 9,458,861.88      $ 9,692,116.58
     45 KEDNY                          $ 20,773,952.98    $ 22,099,458.85    $ 24,073,309.66     $ 24,671,353.18     $ 25,279,746.59
     46 KEDLI                          $ 12,334,427.25    $ 13,121,439.50    $ 14,293,403.23     $ 14,648,488.48     $ 15,009,718.92
     47 LIPA                           $ 29,044,445.21    $ 30,897,659.31    $ 33,657,336.39     $ 34,493,472.02     $ 35,344,078.01
     48 Unregulated                     $ 4,806,466.35     $ 5,113,148.44     $ 5,569,838.00      $ 5,708,207.24      $ 5,848,971.13
     49 Narragansett                    $ 6,112,151.86     $ 6,502,144.72     $ 7,082,894.85      $ 7,258,852.35      $ 7,437,855.01
     50 Providence Gas                  $ 4,533,326.19     $ 4,822,580.26     $ 5,253,317.23      $ 5,383,823.27      $ 5,516,587.88
     51 Total                         $ 152,739,081.21   $ 162,484,773.24   $ 176,997,377.57    $ 181,394,452.01    $ 185,867,623.31

                                                 Total
NET SYNERGIES (Synergies Plus
               Cost To Achieve)
     35 Massachusetts Electric        $ 118,256,028.70
     36 Nantucket Electric              $ 1,445,166.78
     37 New England Power              $ 42,470,000.07
     38 Essex Gas                       $ 6,500,753.51
     39 Colonial Gas                   $ 21,743,519.85
     40 Boston Gas                     $ 77,937,416.95
     41 Granite State Electric          $ 5,031,878.82
     42 EnergyNorth Gas                 $ 9,582,808.43
     43 Niagara Mohawk Electric       $ 240,856,169.52
     44 Niagara Mohawk Gas             $ 62,112,195.95
     45 KEDNY                         $ 162,005,951.97
     46 KEDLI                          $ 96,190,196.90
     47 LIPA                          $ 226,503,496.95
     48 Unregulated                    $ 37,483,292.52
     49 Narragansett                   $ 47,665,698.59
     50 Providence Gas                 $ 35,353,205.28
     51 Total                       $ 1,191,137,780.79

                                                                                               Appendix 6
                                                                                               Page 3 of 6



                     Calculation of Synergy Value - Synergy


                                                             Revenues                     Percent                     Synergies
                                                                (A)                         (B)                          (C)
          1 Massachusetts Electric                        $ 534,184,464                    9.93%                  $ 15,487,662.95
          2 Nantucket Electric                              $ 6,528,087                    0.12%                     $ 189,269.47
          3 New England Power                             $ 191,844,885                    3.57%                   $ 5,562,177.71
          4 Essex Gas                                      $ 29,365,112                    0.55%                     $ 851,385.59
          5 Colonial Gas                                   $ 98,219,521                    1.83%                   $ 2,847,688.28
          6 Boston Gas                                    $ 352,057,800                    6.54%                  $ 10,207,246.58
          7 Granite State Electric                         $ 22,729,932                    0.42%                     $ 659,011.16
          8 EnergyNorth Gas                                $ 43,287,327                    0.80%                   $ 1,255,033.75
          9 Niagara Mohawk Electric                     $ 1,087,992,090                   20.22%                  $ 31,544,262.18
         10 Niagara Mohawk Gas                            $ 280,572,335                    5.21%                   $ 8,134,661.43
         11 KEDNY                                         $ 731,811,000                   13.60%                  $ 21,217,468.64
         12 KEDLI                                         $ 434,509,000                    8.08%                  $ 12,597,762.37
         13 LIPA                                        $ 1,023,158,400                   19.02%                  $ 29,664,532.60
         14 Unregulated                                   $ 169,319,000                    3.15%                   $ 4,909,082.50
         15 Narragansett                                  $ 215,314,821                    4.00%                   $ 6,242,643.88
         16 Providence Gas                                $ 159,697,000                    2.97%                   $ 4,630,110.90
         17 Total                                       $ 5,380,590,774                  100.00%                 $ 156,000,000.00

         18 Synergy (per Mercer Study)                                                                           $ 156,000,000.00


     (A)High Level Estimated T&D Revenue (Rather than adjust the $156 million, Unregulated is included)

     (B)Column A / Column A Line 17

     (C)Line 18 * Column B


                                                                                                                Appendix 6
                                                                                                                Page 4 of 6


                        Calculation of Synergy Value - Cost to Achieve


                                                        Revenues                     Percent                 Cost to Achieve
                                                           (A)                         (B)                          (C)
          1 Massachusetts Electric                   $ 534,184,464                    9.93%                  $ 39,513,396.50
          2 Nantucket Electric                         $ 6,528,087                    0.12%                     $ 482,879.81
          3 New England Power                        $ 191,844,885                    3.57%                  $ 14,190,684.15
          4 Essex Gas                                 $ 29,365,112                    0.55%                   $ 2,172,124.78
          5 Colonial Gas                              $ 98,219,521                    1.83%                   $ 7,265,255.99
          6 Boston Gas                               $ 352,057,800                    6.54%                  $ 26,041,565.00
          7 Granite State Electric                    $ 22,729,932                    0.42%                   $ 1,681,323.36
          8 EnergyNorth Gas                           $ 43,287,327                    0.80%                   $ 3,201,945.08
          9 Niagara Mohawk Electric                $ 1,087,992,090                   20.22%                  $ 80,478,309.91
         10 Niagara Mohawk Gas                       $ 280,572,335                    5.21%                  $ 20,753,815.71
         11 KEDNY                                    $ 731,811,000                   13.60%                  $ 54,131,746.91
         12 KEDLI                                    $ 434,509,000                    8.08%                  $ 32,140,445.03
         13 LIPA                                   $ 1,023,158,400                   19.02%                  $ 75,682,589.57
         14 Unregulated                              $ 169,319,000                    3.15%                  $ 12,524,454.07
         15 Narragansett                             $ 215,314,821                    4.00%                  $ 15,926,745.29
         16 Providence Gas                           $ 159,697,000                    2.97%                  $ 11,812,718.84
         17 Total                                  $ 5,380,590,774                  100.00%                 $ 398,000,000.00

         18 Cost to Achieve (Per Page 6)                                                                    $ 398,000,000.00


         (A)Page 4 Column A
         (B)Column A / Column A Line 17
         (C)Line 18 * Column B


                                                                                                        Appendix 6
                                                                                                       Page 5 of 6




                Calculation of Synergy Value - Phase in Rates


     Cost to Achieve                    Synergy Multiplier                 Inflation                       Phase-In

                  (A)                                 (B)                            (C)                             (D)
Year 1             38.49%         Year 1               50.00%        Year 1               1        Year 1              50%
Year 2             15.30%         Year 2               68.68%        Year 2          1.0250        Year 2              67%
Year 3             15.00%         Year 3               87.20%        Year 3          1.0506        Year 3              83%
Year 4              6.78%         Year 4              107.69%        Year 4          1.0769        Year 4             100%
Year 5              7.27%         Year 5              110.38%        Year 5          1.1038        Year 5             100%
Year 6              5.97%         Year 6              113.14%        Year 6          1.1314        Year 6             100%
Year 7              4.63%         Year 7              115.97%        Year 7          1.1597        Year 7             100%
Year 8              2.12%         Year 8              118.87%        Year 8          1.1887        Year 8             100%
Year 9              2.18%         Year 9              121.84%        Year 9          1.2184        Year 9             100%
Year 10             2.25%         Year 10             124.89%        Year 10         1.2489        Year 10            100%





     (A)Attachment 10
     (B)Column (C) * Column (D)
     (C)Assumed Inflation Growth of 2.50%
     (D)Attachment 10


                                                                                                             Appendix 6
                                                                                                             Page 6 of 6

                                            Calculation of Cost To Achieve

                                                                                                         Nominal Costs
Component
Personnel costs
(1) VERO programs (management)                                                                                          103
(2) Voluntary severance (management)                                                                                     15
(3) Retention agreements                                                                                                 12
(4) Relocations                                                                                                           5
(5) Executive severance and options                                                                                     120
                                                                                            Sub-total                   255

IT integration costs
(1) Applications consolidation                                                                                          120
(2) Data center and network consolidation                                                                                41
                                                                                            Sub-total                   161

Other integration costs
(1) Costs to achieve merger savings identified by Integration Team                                                       57
(2) Integration process costs                                                                                            15
(3) Insurance run-offs (KeySpan)                                                                                         20
                                                                                            Sub-total                    92

Transaction costs
(1) Bankers fees and expenses                                                                                            22
(2) Legal fees and expenses                                                                                               3
(3) Accounting and audit fees                                                                                             4
(4) Other professional services                                                                                           8
(5) Transfer tax                                                                                                         69
                                                                                            Sub-total                   107


                                                                                                Total                   615
                                              excludes transfer tax gross-ups and other tax gross-ups

Remove Executive Severance                                                                                              120
Remove IT Capital Items                                                                                                  80
Efficiencies CTA                                                                                                          2
                                                                                                        -------------------
                                                                                                                        413
Settlement Difference                                                                                                    15
                                                                                                        -------------------
Total Cost to Achieve in Rates                                                                                          398


KeySpan costs excluded from above
$54 million (includes $31 million bankers fees and expenses)
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